                                                                   Exhibit 10.66

================================================================================

                                CREDIT AGREEMENT



                          Dated as of January 31, 2003

                                      among

                               LEVI STRAUSS & CO.,
                                as the Borrower,

                          CITICORP NORTH AMERICA, INC.,
                 as Administrative Agent and Swing Line Lender,


                                       and


         The L/C Issuers Named Herein and the Other Lenders Party Hereto




                            THE BANK OF NOVA SCOTIA,

                           SALOMON SMITH BARNEY INC.,
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                                       as
                  Joint Lead Arrangers and Joint Book Managers




                            THE BANK OF NOVA SCOTIA,
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                            as Co-Syndication Agents




                    THE CIT GROUP/COMMERCIAL SERVICES, INC.,
                             as Documentation Agent

================================================================================

                                TABLE OF CONTENTS

                                                                                     PAGE
ARTICLE I.     DEFINITIONS AND ACCOUNTING TERMS......................................   1
      1.01   Defined Terms...........................................................   1
      1.02   Other Interpretive Provisions...........................................  33
      1.03   Accounting Terms........................................................  34
      1.04   Rounding................................................................  34
      1.05   References to Agreements and Laws.......................................  35
      1.06   Times of Day............................................................  35
      1.07   Letter of Credit Amounts................................................  35

ARTICLE II.    THE COMMITMENTS AND CREDIT EXTENSIONS.................................  35
      2.01   Tranche B Term Loans and Revolving Loans................................  35
      2.02   Borrowings, Conversions and Continuations of Loans......................  36
      2.03   Letters of Credit.......................................................  37
      2.04   Swing Line Loans........................................................  46
      2.05   Prepayments.............................................................  49
      2.06   Termination or Reduction of Revolving Loan Commitments..................  52
      2.07   Repayment of Loans......................................................  53
      2.08   Application of Proceeds of Collateral and Payments Under Guaranty.......  53
      2.09   Interest................................................................  54
      2.10   Fees....................................................................  55
      2.11   Computation of Interest and Fees........................................  55
      2.12   Evidence of Debt........................................................  55
      2.13   Payments Generally......................................................  56
      2.14   Sharing of Payments.....................................................  58

ARTICLE III.   TAXES, YIELD PROTECTION AND ILLEGALITY................................  59
      3.01   Taxes...................................................................  59
      3.02   Illegality..............................................................  60
      3.03   Inability to Determine Rates............................................  61
      3.04   Increased Cost and Reduced Return; Capital Adequacy.....................  61
      3.05   Funding Losses..........................................................  62
      3.06   Matters Applicable to all Requests for Compensation.....................  62
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                                TABLE OF CONTENTS
                                   (continued)

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
      3.07   Survival................................................................  63

ARTICLE IV.    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.............................  63
      4.01   Conditions of Initial Credit Extension..................................  63
      4.02   Conditions to all Credit Extensions.....................................  67

ARTICLE V.     REPRESENTATIONS AND WARRANTIES........................................  68
      5.01   Existence, Qualification and Power; Compliance with Laws................  68
      5.02   Authorization; No Contravention.........................................  68
      5.03   Governmental Authorization; Other Consents..............................  68
      5.04   Binding Effect..........................................................  68
      5.05   Financial Statements; No Material Adverse Effect........................  68
      5.06   Litigation..............................................................  69
      5.07   No Default..............................................................  69
      5.08   Ownership of Property; Liens; Real Property.............................  69
      5.09   Environmental Compliance................................................  70
      5.10   Insurance...............................................................  70
      5.11   Taxes...................................................................  70
      5.12   ERISA Compliance; Foreign Employee Benefit Plans........................  71
      5.13   Subsidiaries............................................................  72
      5.14   Margin Regulations; Investment Company Act; Public Utility Holding
             Company Act.............................................................  72
      5.15   Disclosure..............................................................  72
      5.16   Compliance with Laws and Contractual Obligations........................  73
      5.17   Intellectual Property; Licenses, Etc....................................  73
      5.18   Matters Relating to Collateral..........................................  73
      5.19   Materially Adverse Agreements...........................................  74
      5.20   Solvency................................................................  74
      5.21   Extraordinary Events....................................................  74
      5.22   Conduct of Business.....................................................  74

ARTICLE VI.    AFFIRMATIVE COVENANTS.................................................  74
      6.01   Financial Statements and UCC Search Reports.............................  74
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                                TABLE OF CONTENTS
                                   (continued)

                                                                                     PAGE
      6.02   Certificates; Other Information.........................................  76
      6.03   Notices.................................................................  78
      6.04   Payment of Taxes........................................................  78
      6.05   Preservation of Existence, Etc..........................................  79
      6.06   Maintenance of Properties...............................................  79
      6.07   Maintenance of Insurance; Application of Net Insurance/Condemnation
             Proceeds................................................................  79
      6.08   Compliance with Laws....................................................  81
      6.09   Books and Records.......................................................  81
      6.10   Inspection Rights; Audits of Inventory and Accounts Receivable..........  81
      6.11   Use of Proceeds.........................................................  81
      6.12   Execution of Guaranty and Personal Property Collateral Documents by
             Certain Subsidiaries and Future Subsidiaries............................  82
      6.13   Matters Relating to Additional Real Property Collateral.................  83
      6.14   Deposit Accounts and Cash Management Systems............................  84
      6.15   Post Closing Actions....................................................  85
      6.16   Transfer of Receivables.................................................  86

ARTICLE VII.   NEGATIVE COVENANTS....................................................  86
      7.01   Liens...................................................................  86
      7.02   Investments.............................................................  89
      7.03   Indebtedness............................................................  91
      7.04   Fundamental Changes.....................................................  94
      7.05   Dispositions............................................................  95
      7.06   Restricted Payments.....................................................  97
      7.07   Change in Nature of Business............................................  98
      7.08   Transactions with Affiliates............................................  98
      7.09   Burdensome Agreements...................................................  98
      7.10   Use of Proceeds.........................................................  99
      7.11   Lease Obligations.......................................................  99
      7.12   Amendments of Certain Documents.........................................  99
      7.13   Accounting Changes...................................................... 100
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                                   (continued)

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
      7.14   Prepayments, Etc., of Indebtedness...................................... 100
      7.15   Negative Pledge......................................................... 100
      7.16   Restricted Subsidiaries................................................. 101
      7.17   Amendments of Documents Relating to Indebtedness and Receivables........ 101
      7.18   6.80% Notes Accounts.................................................... 101
      7.19   Financial Covenants..................................................... 102
      7.20   Capital Expenditures.................................................... 105

ARTICLE VIII.  EVENTS OF DEFAULT AND REMEDIES........................................ 106
      8.01   Events of Default....................................................... 106
      8.02   Remedies Upon Event of Default.......................................... 108
      8.03   Application of Funds.................................................... 109

ARTICLE IX.    ADMINISTRATIVE AGENT.................................................. 109
      9.01   Appointment and Authorization of the Administrative Agent and
             Supplemental Collateral Agents.......................................... 109
      9.02   Delegation of Duties.................................................... 111
      9.03   Liability of the Administrative Agent................................... 111
      9.04   Reliance by the Administrative Agent.................................... 111
      9.05   Notice of Default....................................................... 112
      9.06   Credit Decision; Disclosure of Information by the Administrative Agent.. 112
      9.07   Indemnification of the Administrative Agent............................. 113
      9.08   The Administrative Agent in its Individual Capacity..................... 113
      9.09   Successor Administrative Agent.......................................... 113
      9.10   The Administrative Agent May File Proofs of Claim....................... 114
      9.11   Collateral and Guaranty Matters......................................... 115
      9.12   Other Agents; Arrangers and Managers.................................... 116

ARTICLE X.     MISCELLANEOUS......................................................... 116
      10.01  Amendments, Etc......................................................... 116
      10.02  Notices and Other Communications; Facsimile Copies...................... 118
      10.03  No Waiver; Cumulative Remedies.......................................... 119
      10.04  Attorney Costs, Expenses and Taxes...................................... 119
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                                TABLE OF CONTENTS
                                   (continued)

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
      10.05  Indemnification by the Borrower......................................... 119
      10.06  Payments Set Aside...................................................... 120
      10.07  Successors and Assigns.................................................. 121
      10.08  Confidentiality......................................................... 125
      10.09  Set-off................................................................. 126
      10.10  Interest Rate Limitation................................................ 126
      10.11  Counterparts............................................................ 126
      10.12  Integration............................................................. 126
      10.13  Survival of Representations and Warranties.............................. 127
      10.14  Severability............................................................ 127
      10.15  Tax Forms............................................................... 127
      10.16  Governing Law........................................................... 129
      10.17  Waiver of Right to Trial by Jury........................................ 129
      10.18  Judgment Currency....................................................... 129
      10.19  Release of Security Interest or Guaranty; Subordination of Liens........ 130
      10.20  Website Communications.................................................. 130
SIGNATURES........................................................................... S-1
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                                       -v-

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                               TABLE OF CONTENTS
                                   (continued)

SCHEDULES

1.01A        Existing Letters of Credit
1.01B        Existing Receivables Transactions
2.01         Commitments and Pro Rata Shares
4.01(b)(i)   Mortgaged Properties
4.01(j)      6.80% Notes Accounts
5.08         Real Property
5.12(c)      ERISA Events
5.13         Subsidiaries
5.17         Intellectual Property Matters
6.15(c)      Material Foreign Subsidiaries
7.01         Existing Liens
7.02         Existing Investments
7.03         Existing Indebtedness
10.02        Administrative Agent's Office, Certain Addresses for Notices

                                      -vi-


                               TABLE OF CONTENTS
                                   (continued)

EXHIBITS

      FORM OF

A     Loan Notice
B     Swing Line Loan Notice
C     Tranche B Term Note
D     Revolving Loan Note
E     Compliance Certificate
F     Assignment and Assumption and Annex 1
G     Guaranty
H     Pledge and Security Agreement
I     Mortgage

                                CREDIT AGREEMENT

        This CREDIT AGREEMENT (this "Agreement") is entered into as of January
                                     ---------
31, 2003, among LEVI STRAUSS & CO., a Delaware corporation (the "Borrower"),
                                                                 --------
each lender from time to time party hereto (collectively, the "Lenders" and
                                                               -------
individually, a "Lender"), the L/C Issuers named herein and CITICORP NORTH
                 ------
AMERICA, INC., as Administrative Agent and Swing Line Lender.

                                    RECITALS

        WHEREAS, the Borrower is a party to that certain Credit Agreement, dated as of February 1, 2001, among the Borrower, the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent (as amended, supplemented or otherwise modified prior to the Closing Date, the "Existing
                                                                   --------
Credit Agreement");
----------------

        WHEREAS, the Borrower has requested that the Lenders provide a credit facility for the purpose of refinancing all obligations of the Borrower under the Existing Credit Agreement, funding in part the repurchase or repayment of certain notes and for working capital and other general corporate purposes, and the Lenders are willing to do so on the terms and conditions set forth herein;

        WHEREAS, the Borrower will secure all of the Obligations hereunder and under the other Loan Documents by granting to the Administrative Agent, on behalf of the Secured Parties, a First Priority Lien on certain of its real, personal and mixed property, including a pledge of certain of the capital stock of certain of its Subsidiaries; and

        WHEREAS, certain Material Domestic Subsidiaries have agreed to guarantee the Obligations hereunder and under the other Loan Documents to secure their guaranties by granting to the Administrative Agent, on behalf of the Secured Parties, a First Priority Lien on certain of their respective real, personal and mixed property, including a pledge of certain of the capital stock of certain of their respective Subsidiaries.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

        1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

        "1996 Indenture" means that certain indenture dated as of November 6,
         --------------
1996 between the Borrower and Wilmington Trust Company (as successor to Citibank), as trustee.

        "6.80% Notes" means the Borrower's 6.80% Notes due 2003 issued under the
         -----------
1996 Indenture.

        "6.80% Notes Accounts" has the meaning specified in Section 4.01(j).
         --------------------                               ---------------

        "Additional Mortgage" has the meaning specified in Section 6.13(a)(i).
         -------------------                               ------------------

        "Additional Mortgage Policy" has the meaning specified in Section
         --------------------------                               -------
6.13(a)(iii).
------------

        "Additional Mortgaged Property" has the meaning specified in Section
         -----------------------------                               -------
6.13(a).
-------

        "Administrative Agent" means CNA in its capacity as administrative agent
         --------------------
under any of the Loan Documents, or any successor administrative agent.

        "Administrative Agent's Office" means the Administrative Agent's address
         -----------------------------
and, as appropriate, account as set forth on Schedule 10.02, or such other
                                             --------------
address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

        "Administrative Questionnaire" means an administrative questionnaire in
         ----------------------------
a form supplied by the Administrative Agent.

        "Affiliate" means, with respect to any Person, another Person that
         ---------
directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control"
                                                                     -------
means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and
                                                             -----------
"Controlled" have meanings correlative thereto. Without limiting the generality
 ----------
of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

        "Agent-Related Persons" means the Administrative Agent, together with
         ---------------------
its Affiliates (including, in the case of CNA in its capacity as the Administrative Agent), Salomon Smith Barney, Inc. and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        "Agents" means, collectively, the Administrative Agent, the Joint Lead
         ------
Arrangers, the Co-Syndication Agents, the Documentation Agent and each co-agent or sub-agent appointed from time to time by the Administrative Agent pursuant to
Article IX.
----------

        "Aggregate Credit Exposures" means, at any time, the sum of (a) the
         --------------------------
unused portion of the Revolving Loan Commitments then in effect and (b) the Total Outstandings at such time.

        "Aggregate Commitments" means the Commitments of all the Lenders.
         ---------------------

        "Agreement" has the meaning specified in the introductory paragraph
         ---------
hereto.

        "Applicable Rate" means, from time to time, the following percentages
         ---------------
per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to
Section 6.02(b):
---------------

                                 APPLICABLE RATE

                                              Eurodollar
                                                Rate +
                 Consolidated                 ----------
        Pricing    Leverage       Commitment  Letters of
         Level       Ratio           Fee        Credit     Base Rate +
       -------------------------------------------------------------
           1       *3.00:1.00       0.500%      3.250%       2.250%

           2     ***3.00:1.00
                      but
                   *3.50:1.00       0.750%      3.500%       2.500%

           3     ***3.50:1.00
                      but
                   *4.50:1.00       0.875%      3.750%       2.750%

           4     ***4.50:1.00       1.000%      4.000%       3.000%

        Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the third Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance
                      ---------------  --------  -------
Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day immediately following the date on which such Compliance Certificate was required to have been delivered until the third Business Day immediately following the date such Compliance Certificate is delivered in respect of the relevant Fiscal Quarter. The Applicable Rate in effect from the Closing Date through the date the Borrower delivers a Compliance Certificate in respect of the Borrower's Fiscal Quarter ending May 25, 2003 shall be determined based upon Pricing Level 3.

        "Approved Fund" has the meaning specified in Section 10.07(g).
         -------------                               ----------------

        "Assignment and Assumption" means an Assignment and Assumption
         -------------------------
substantially in the form of Exhibit F.
                             ---------

        "Attorney Costs" means and includes all fees, expenses and disbursements
         --------------
of any law firm or other external counsel.

        "Attributable Indebtedness" means, on any date, (a) in respect of any
         -------------------------
capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.


*   Denotes less than
*** Denotes greater than or equals to

        "Audited Financial Statements" means the audited consolidated balance
         ----------------------------
sheet of the Borrower and its Subsidiaries for the Fiscal Year ended November 25, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such Fiscal Year of the Borrower and its Subsidiaries, including the notes thereto.

        "Auto-Renewal Letter of Credit" has the meaning specified in Section
         -----------------------------                               -------
2.03(b)(v).
----------

        "Availability Period" means the period from and including the Closing
         -------------------
Date to the earliest of (a) the Revolving Loan Maturity Date, (b) the date of termination of the Revolving Loan Commitments pursuant to Section 2.06, and (c)
                                                          ------------
the date of termination of the commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.
                       ------------

        "Bank of America" means Bank of America, N.A. and its successors.
         ---------------

        "Base Rate" means, for any period, a fluctuating interest rate per annum
         ---------
as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

                (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate (which is a rate set by Citibank based upon various factors including Citibank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate); or

                (b)     1/2 of one percent per annum above the Federal Funds
Rate.

        "Base Rate Loan" means a Loan that bears interest based on the Base
         --------------
Rate.

        "Borrower" has the meaning specified in the introductory paragraph
         --------
hereto.

        "Borrowing" means a borrowing consisting of simultaneous Tranche B Term
         ---------
Loans or Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by each of the Lenders pursuant to
Section 2.01.
------------

        "Business Day" means any day other than a Saturday, Sunday or other day
         ------------
on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of California or the state where the Administrative Agent's Office is located (such state being Delaware as of the date of this Agreement) and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     "Calculation Date" means (a) the date of issuance of any Letter of
      ----------------
Credit denominated in a currency other than Dollars, (b) the last Business Day of each month, if any such Letter of Credit is outstanding on such day, (c) the date of extension, renewal or amendment of any such Letter of Credit (d) the date of payment by the L/C Issuer under any such Letter of Credit and (e) any other date on which the Administrative Agent, acting either in its sole discretion or upon request of the Borrower, requests that an L/C Issuer determine and give notice to the Administrative Agent of the relevant Exchange Rate with respect to any Letter of Credit denominated in a currency other than Dollars.

        "Capital Markets Transaction" means an issuance or sale of Indebtedness
         ---------------------------
by the Borrower through a public offering or private placement (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section
                                                                      -------
7.03 (other than Section 7.03(a)(iii)).
----             ---------------------

        "Cash Collateral Account" is used herein as that term is defined in the
         -----------------------
Pledge and Security Agreement.

        "Cash Collateralize" has the meaning specified in Section 2.03(g).
         ------------------                               ---------------

        "Cash Distributions" means, with respect to any Person for any period,
         ------------------
all dividends and other distributions on any of the outstanding Equity Interests in such Person, all purchases, redemptions, retirements, defeasances or other acquisitions of any of the outstanding Equity Interests in such Person and all returns of capital to the stockholders, partners or members (or the equivalent Persons) of such Person, in each case to the extent paid in cash by or on behalf of such Person during such period.

        "Cash Equivalents" means, as at any date of determination, (a)
         ----------------
marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A- from S&P or the equivalent thereof from another nationally recognized rating agency;
(c) commercial paper maturing no more than 270 days from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) time deposits, certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States, any state thereof or an OECD country having, at such date, a rating of at least A- from S&P or the equivalent thereof from another nationally recognized rating agency (except as otherwise approved by the Treasurer of the Borrower) or by a primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York; (e) repurchase agreements with financial institutions organized under the laws of the United States, any state thereof or an OECD country having, at such date, a rating of at least A- from S&P or the equivalent thereof from another nationally recognized rating agency (except as otherwise approved by the Treasurer of the Borrower) or with a primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York; (f) Dollar denominated floating rate notes, foreign currency denominated floating rate notes and foreign indexed notes, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A or A-1 from S&P or the equivalent thereof from another nationally recognized rating agency; (g) auction rate notes maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A or A-1 from S&P or the equivalent thereof from another nationally recognized rating agency; (h) money market preferred funds maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least AA from S&P or the equivalent thereof from another nationally recognized rating agency; and (i) money market funds maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A- from S&P or the equivalent thereof from another nationally recognized rating agency; provided such investments are limited to $25,000,000 for each such fund and $100,000,000 in the aggregate for all such funds, such funds are open-end funds with total assets of more than $1,000,000,000 and an expressed goal of maintaining a net asset value of $1.00 per share and such funds limit their investments to the prime credit instruments allowed in this definition with average weighted maturity of less than 90 days.

     "Cash Management Services" means clearing lines, overdraft facilities,
      ------------------------
controlled disbursement services or similar cash management arrangements including, without limitation, any obligations arising from the honoring of a draft or payment order or the settlement of a Swap Contract.

     "Change of Control" means:
      -----------------

     (a) with respect to any Person, an event or series of events by which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than Permitted Transferees, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"),
                                                          ------------
whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of all Equity Interests of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); provided that the provisions of this subclause (a) shall
                      --------
not apply to Voting Trustees serving in their capacities as such under the Voting Trust Agreement;

     (b) with respect to any Person, an event or series of events by which during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period or (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or who were nominated by Permitted Transferees or by any of the Voting Trustees; or

     (c) the occurrence of any "Change in Control" as defined in any of (i) the Indentures, (ii) that certain U.S. Dollar Indenture dated as of January 18, 2001 between the Borrower and Wilmington Trust Company (as successor to Citibank), as trustee, (iii) that certain Euro Indenture dated as of January 18, 2001 between the Borrower and Wilmington Trust Company (as successor to Citibank), as trustee, (iv) that certain indenture dated as of December 4, 2002 between the Borrower and Wilmington Trust Company, as trustee, and (v) any other indenture or agreement executed in connection with a Capital Markets Transaction.

     "Citibank" means Citibank, N.A. and its successors.
      --------

     "Citigroup Parties" has the meaning specified in Section 10.20(c).
      -----------------                               ----------------

     "Closing Date" means the first date all the conditions precedent in Section
      ------------                                                       -------
4.01 are satisfied or waived in accordance with Sections 4.01 and 10.01.
----                                            -------------     -----

     "Closing Date Mortgage" has the meaning specified in Section 4.01(b)(i).
      ---------------------                               ------------------

     "Closing Date Mortgage Policies" has the meaning specified in Section
      ------------------------------                               -------
4.01(b)(ii).
-----------

     "Closing Date Mortgaged Property" has the meaning specified in Section
      -------------------------------                               -------
4.01(b)(i).
----------

     "CNA" means Citicorp North America, Inc. and its successors.
      ---

     "Code" means the Internal Revenue Code of 1986.
      ----

     "Collateral" means, collectively, all of the real, personal and mixed
      ----------
property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents.

     "Collateral Access Agreement" means any bailee letter or any similar
      ---------------------------
agreement of or notice to any bailee, warehouseman or processor in possession of any Inventory of any Loan Party, acknowledged by such bailee, warehouseman or processor, in such form as may be agreed to by the Administrative Agent in the reasonable exercise of its discretion.

     "Collateral Documents" means the Pledge and Security Agreement, the Foreign
      --------------------
Pledge Agreements, the Mortgages, any Control Agreement, any security account control agreement and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to the Administrative Agent, on behalf of the Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations, obligations under Selected Revolving Lender Swap Contracts and obligations under Selected Revolving Lender Cash Management Services.

     "Commitment" means, as to each Lender, its obligation, if any, to (a) (i)
      ----------
make Revolving Loans to the Borrower pursuant to Section 2.01(b), (ii) purchase
                                                 ---------------
participations in L/C Obligations, and (iii) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Lender's Revolving Loan Commitment set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such
        -------------
Lender becomes a party hereto, as applicable, and (b) make Tranche B Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at
                            ---------------
any one time outstanding not to exceed the Lender's Tranche B Term Loan Commitment set forth opposite such Lender's name on Schedule 2.01 or in the
                                                    -------------
Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, in each case as such amounts may be adjusted from time to time in accordance with this Agreement.

     "Communications" has the meaning specified in Section 10.20(a).
      --------------                               ----------------

     "Compensation Period" has the meaning specified in Section 2.13(c)(ii).
      -------------------                               -------------------

     "Compliance Certificate" means a certificate substantially in the form of
      ----------------------
Exhibit E.
----------

     "Consolidated Capital Expenditures" means, for any period, the sum of the
      ---------------------------------
aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of capital leases which is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries but excluding the aggregate of all
                                               ---------
expenditures by the Borrower and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of the Borrower. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

     "Consolidated EBITDA" means, for any period, for the Borrower and its
      -------------------
Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period plus (b) the sum of the following to the extent deducted
                       ----
in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes for such period, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (iv) all nonoperating expense of the Borrower and its Subsidiaries for such period minus all
                                                             -----
nonoperating income of the Borrower and its Subsidiaries for such period, (v) solely with respect to the Fiscal Quarters ending May 2002, August 2002 and November 2002, amounts of $180,252,000, $1,668,000 and $8,788,000, respectively, which shall be deemed by the parties hereto to be amounts relating to restructuring and related charges for such periods, (vi) accruals for the Leadership Shares Plan during such period, (vii) solely with respect to periods in the Fiscal Year ending November 2003, the amount of any loss for any such period attributable to the repurchase, redemption or other retirement of the 6.80% Notes, and (viii) solely with respect to the Fiscal Quarter ending February 2003, a one-time non-cash adjustment to lease expense in an amount not to exceed $25,000,000, minus (c) cash payments made by the Borrower during such
                       -----
period under the Leadership Shares Plan.

     "Consolidated Excess Cash Flow" means, for any period, an amount (if
      -----------------------------
positive) equal to (a) Consolidated EBITDA (without giving effect to clauses
(b)(v) and (b)(vi) of the definition of "Consolidated EBITDA") for such period, minus (b) the sum, without duplication, of the amounts for such period of (i)
-----
voluntary and scheduled repayments of Indebtedness (excluding repayments of principal on the Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayment), (ii) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (iii) cash payments in respect of Consolidated Interest Charges made during such period, and (iv) cash payments of current federal, state, local and foreign taxes made during such period, plus
                                                                         ----
(c) the Consolidated Working Capital Adjustment.

     "Consolidated Fixed Charge Coverage Ratio" means, as of any date of
      ----------------------------------------
determination, the ratio of (a) (i) Consolidated EBITDA for the four Fiscal Quarters most recently ended for which the Borrower is required to have delivered financial statements pursuant to Section 6.01(a) or (b),
                                           ---------------    ---
minus (ii) the sum of (A) the aggregate amount of all Consolidated Capital
-----
Expenditures made by the Borrower and its Subsidiaries during such period plus
                                                                          ----
(B) the provision for federal, state, local and foreign income taxes for such period, to (b) the sum of (i) Consolidated Interest Charges for such period,
        --
(ii) the aggregate principal amount (or the equivalent thereto) of all scheduled repayments of Indebtedness made by the Borrower and its Subsidiaries during such period; provided, however, that for purposes of this clause (ii) such scheduled
        --------  -------
repayments shall not include (A) any scheduled repayments under the Existing Credit Agreement and (B) any scheduled repayments of principal during the Fiscal Quarters ending August 2004, November 2004, February 2005 and May 2005 in an aggregate amount for all such periods not to exceed $110,000,000 required to be made pursuant to the terms of that certain Series 2001-A Indenture Supplement dated as of July 31, 2001 by and between Receivables Funding Issuer, as Issuer, and Citibank, as Indenture Trustee, (C) any repurchases or redemptions of the 6.80% Notes from the proceeds of the 6.80% Notes Accounts, and (D) any scheduled repayments of principal during the Fiscal Year ending November 2003 in an aggregate amount not to exceed 46,900,000 euros plus 2,400,000 pounds sterling
                                                ----
(which amounts shall be expressed in Dollars for purposes of calculations relating to this definition based on the nominal rate of exchange of the Administrative Agent in the New York foreign exchange market for the sale of such currency in exchange for Dollars at 12:00 noon (New York time) as of the applicable date of repayment) required to be made in connection with the European Receivables Program, and (iii) the aggregate amount of all Cash Distributions made by or on behalf of the Borrower during such period.

        "Consolidated Funded Indebtedness" means, as of any date of
         --------------------------------
determination, all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis that would (or would be required to) appear as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.

        "Consolidated Interest Charges" means, for any period, for the Borrower
         -----------------------------
and its Subsidiaries on a consolidated basis, all interest (net of all interest income), premium amortization, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP.

        "Consolidated Interest Coverage Ratio" means, as of any date of
         ------------------------------------
determination, the ratio of (a) Consolidated EBITDA for the four Fiscal Quarters most recently ended for which the Borrower is required to have delivered financial statements pursuant to Section 6.01(a) or (b), to (b) Consolidated
                                 ---------------    ---
Interest Charges for such period.

        "Consolidated Leverage Ratio" means, as of any date of determination,
         ---------------------------
the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the four Fiscal Quarters most recently ended for which the Borrower is required to have delivered financial statements pursuant to
Section 6.01(a) or (b); provided that solely for purposes of determinations of
---------------    ---  --------
the Consolidated Leverage Ratio made during each of the Fiscal Quarters ending February 2003, May 2003, August 2003 and November 2003, Consolidated Funded Indebtedness shall be reduced as of such date by the aggregate amount of cash and Cash Equivalents held by the Borrower on such date in the 6.80% Notes Accounts; provided further, however, that the amount of any reduction pursuant
          -------- -------  -------
to the immediately foregoing proviso shall in no case exceed an amount sufficient to repay at maturity (including any interim scheduled interest payments) in accordance with the terms of the 1996 Indenture all of the 6.80% Notes outstanding as of such date.

        "Consolidated Net Income" means, for any period, for the Borrower and
         -----------------------
its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries for that period.

        "Consolidated Net Tangible Assets" means the aggregate amount of assets
         --------------------------------
(less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Borrower but which by its terms is renewable or extendable beyond 12 months from such date at the option of the Borrower), and (b) all Intangible Assets, all as set forth on the most recent consolidated balance sheet of the Borrower and computed in accordance with generally accepted accounting principles.

        "Consolidated Senior Secured Funded Indebtedness" means, as of any date
         -----------------------------------------------
of determination, all secured Consolidated Funded Indebtedness that is not subordinated in right of payment to the Obligations under the Loan Documents.

        "Consolidated Senior Secured Leverage Ratio" means, as of any date of
         ------------------------------------------
determination, the ratio of (a) all Consolidated Senior Secured Funded Indebtedness as of such date to (b) Consolidated EBITDA for the four Fiscal Quarters most recently ended for which the Borrower is required to have delivered financial statements pursuant to Section 6.01(a) or (b), as the case
                                           ---------------    ---
may be.

        "Consolidated Working Capital Adjustment" means, for any period, for the
         ---------------------------------------
Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) the sum of the decrease (increase) during that period in current assets, excluding changes in cash and Cash Equivalents, and changes in current tax assets, plus (b) the sum of the increase (decrease) during that period in
        ----
current liabilities, excluding changes in short-term Indebtedness or current maturities of long-term Indebtedness, changes in short-term tax liabilities and changes in short-term interest liabilities, minus (c) the amount for such period
                                            -----
of employer pension contributions to Pension Plans in excess of pension expense, such amount not to exceed $25,000,000, $60,000,000 and $25,000,000 for the
Fiscal Years ending November 2003, November 2004 and November 2005, respectively.

        "Contractual Obligation" means, as to any Person, any provision of any
         ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

        "Control" has the meaning specified in the definition of "Affiliate."
         -------

        "Control Agreement" means an agreement, satisfactory in form and
         -----------------
substance to the Administrative Agent and executed by the financial institution at which a Deposit Account is maintained, pursuant to which such financial institution confirms and acknowledges the Administrative Agent's security interest in such Deposit Account, agrees that the financial institution will comply with instructions originated by the Administrative Agent as to the disposition of funds in such Deposit Account and waives its rights to set-off with respect to amounts in such Deposit Account.

        "Co-Syndication Agents" means The Bank of Nova Scotia and Bank of
         ---------------------
America.

        "Credit Extension" means each of the following: (a) a Borrowing, (b) an
         ----------------
L/C Credit Extension and (c) a Swing Line Borrowing.

        "Debtor Relief Laws" means the Bankruptcy Code of the United States, and
         ------------------
all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

        "Default" means any event or condition that constitutes an Event of
         -------
Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

        "Default Rate" means an interest rate equal to (a) the Base Rate plus
         ------------                                                    ----
(b) the corresponding Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate
----                   --------  -------
Loan, the Default Rate shall be an interest rate equal to the interest rate (including the corresponding Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

        "Defaulting Lender" means any Lender that (a) has failed to fund any
         -----------------
portion of the Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

        "Deposit Account" means a demand, time, savings, passbook or similar
         ---------------
account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

        "Designated Issuer" means a financial institution which has been
         -----------------
designated by a Revolving Lender as such Revolving Lender's "Designated Issuer" for purposes of issuing Letters of Credit and (a) in the case of a Revolving Lender which is a party to this Agreement on the Closing Date, which has executed this Agreement, and (b) in each other case, which shall have agreed to be bound by the terms of this Agreement and shall have been consented to by the Borrower, which consent shall not be unreasonably withheld.

        "Disposition" or "Dispose" means the sale, transfer, license, lease or
         -----------      -------
other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and any grant of any option or rights relating to any such property.

        "Disqualified Stock" has the meaning specified in that certain U.S.
         ------------------
Dollar Indenture dated as of January 18, 2001 between the Borrower and Wilmington Trust Company (as successor to Citibank), as trustee, that certain Euro Indenture dated as of January 18, 2001 between the Borrower and Wilmington Trust Company (as successor to Citibank), as trustee and that certain Indenture dated as of December 4, 2002 between the Borrower and Wilmington Trust Company, as trustee.

        "Documentation Agent" means The CIT Group/Commercial Services, Inc.
         -------------------

        "Dollar" and "$" mean lawful money of the United States.
         ------       -

        "Domestic Letters of Credit" has the meaning specified in Section
         --------------------------                               -------
2.03(a)(i).
----------

        "Domestic Receivables" means all obligations of any obligor (whether now
         --------------------
existing or hereafter arising) under a contract for sale of goods or services by Domestic Subsidiaries, which includes any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of the Borrower or its Domestic Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, (c) all guaranties, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations, (d) all books and records relating to the foregoing, lockbox accounts containing primarily proceeds of the foregoing, and other similar related assets customarily transferred (or in which security interests are customarily granted) to purchasers in receivables purchase transactions that are treated as sales under GAAP, (e) all rights of the Borrower or its Domestic Subsidiaries to refunds on account of value added tax in respect of goods sold to an obligor, any receivable from whom is or becomes a defaulted receivable, and (f) proceeds of or judgments relating to any of the foregoing, any debts represented thereby and all rights of action against any Person in connection therewith, and includes all "Receivables" and "Related Security" (each as defined in that certain Master Indenture dated as of July 31, 2001 between Levi Strauss Receivables Funding, LLC, as Issuer, and Citibank, as Indenture Trustee).

        "Domestic Subsidiary" means any direct or indirect Subsidiary of the
         -------------------
Borrower that is organized under the laws of any political subdivision of the United States.

        "Eligible Assignee" has the meaning specified in Section 10.07(g).
         -----------------                               ----------------

        "Environmental Claim" means any investigation, notice, notice of
         -------------------
violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (b) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

        "Environmental Laws" means any and all federal, state, local, and
         ------------------
foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

        "Environmental Liability" means any liability, contingent or otherwise
         -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

        "Environmental Permit" means any permit, approval, identification
         --------------------
number, license or other authorization required under any Environmental Law.

        "Equipment Financing Transaction" means any financing with any Person of
         -------------------------------
equipment which will be treated as Indebtedness.

        "Equity Interests" means, with respect to any Person, all of the shares
         ----------------
of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

        "ERISA" means the Employee Retirement Income Security Act of 1974.
         -----

        "ERISA Affiliate" means any trade or business (whether or not
         ---------------
incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

        "ERISA Event" means (a) a Reportable Event with respect to a Pension
         -----------
Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

        "Eurodollar Rate" means for any Interest Period with respect to any
         ---------------
Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a)(i) the offered rate (if any) appearing on the Telerate Screen which displays British Bankers' Association Interest Settlement Rates for deposits of the relevant amount for a period equal to the Interest Period relating to that Credit Extension at or about 11:00 A.M. (London time) two Business Days before the first day of such Interest Period with respect to each Eurodollar Rate Loan, or (ii) if the Administrative Agent is unable to access the Telerate Screen or if the relevant rate is not displayed, the rate per annum at which Citibank was offering to leading banks in the London interbank market deposits of such amount and for such Interest Period at or about 11:00 A.M. (London time) two Business Days before the first day of such Interest Period, by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage. For the purposes of this definition, "Telerate Screen" means the display on the Telerate Service or such other service as may be nominated by the British Bankers' Association Interest Settlement Rate for deposits in Dollars.

        "Eurodollar Rate Loan" means a Loan that bears interest at a rate based
         --------------------
on the Eurodollar Rate.

        "Eurodollar Rate Reserve Percentage" for any Interest Period for any
         ----------------------------------
Eurodollar Rate Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) or any governmental authority having jurisdiction with respect thereto for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as that term is defined for purposes of Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to such Interest Period.

        "European Receivables Program" means the Permitted Foreign Receivables
         ----------------------------
Program pursuant to (a) that certain Receivables Purchase Agreement between Tulip Asset Purchase Company B.V. and Levi Strauss Germany GmbH, dated as of February 29, 2000, (b) that certain Receivables Purchase Agreement among ABN AMRO Bank N.V., Levi Strauss Continental SA and Levi Strauss & Co., dated as of February 29, 2000, (c) that certain Receivables Purchase Agreement among Tulip Asset Purchase Company B.V., Levi Strauss (U.K.) Limited and Levi Strauss & Co., dated as of February 29, 2000, (d) that certain Receivables Purchase Agreement among Tulip Asset Purchase Company B.V., Levi Strauss de Espana, S.A. and Levi Strauss & Co., dated as of February 29, 2000 and (e) that certain Italian Receivables Purchase Agreement among ABN AMRO Bank N.V., Belgian Branch, Levi Strauss Italia S.R.L. and Levi Strauss & Co., dated as of February 29, 2000.

        "Event of Default" has the meaning specified in Section 8.01.
         ----------------                               ------------

        "Exchange Rate" means, on any date when an amount expressed in a
         -------------
currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of the L/C Issuer (or, in the case of determinations of fees payable to the Administrative Agent for the account of each Revolving Lender pursuant to Section 2.03(i), the nominal rate of exchange of the Administrative Agent) in the New York foreign exchange market for the sale of such currency in exchange for Dollars at 12:00 noon (New York time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

        "Existing Credit Agreement" has the meaning specified in the Recitals
         -------------------------
hereto.

        "Existing Letters of Credit" means the Letters of Credit set forth on
         --------------------------
Schedule 1.01A.
--------------

        "Federal Funds Rate" means, for any day, the rate per annum equal to the
         ------------------
weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the
                     --------
Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the weighted average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to CNA on such day on such transactions as determined by the Administrative Agent.

        "Fee Letter" means the letter agreement, dated December 9, 2002, among
         ----------
the Borrower, The Bank of Nova Scotia, Salomon Smith Barney Inc., Citicorp North America, Inc., Bank of America and Banc of America Securities LLC.

        "First Priority" means, with respect to any Lien purported to be created
         --------------
in any Collateral pursuant to any Collateral Document, that (a) such Lien is perfected and has priority over any other Lien on such Collateral (other than senior Liens permitted pursuant to Section 7.01) and (b) such Lien is the only
                                   ------------
Lien (other than Liens permitted pursuant to Section 7.01) to which such
                                             ------------
Collateral is subject.

        "Fiscal Quarter" means, with respect to the Borrower or any of its
         --------------
Subsidiaries, the approximately three-month period ending on a day in February, May, August or November, as the case may be, not earlier than the tenth Business Day before the last day of such month, as determined from time to time by the Borrower in the ordinary course of its business, as the context may require, or, if any such Subsidiary was not in existence on the first day of any such period, the period commencing on the date on which such Subsidiary is incorporated, organized, formed or otherwise created and ending on the last day of such period.

        "Fiscal Year" means, with respect to the Borrower or any of its
         -----------
Subsidiaries, the approximately twelve-month period ending on a day in November not earlier than the tenth Business Day before the last day of such month, as determined from time to time by the Borrower in the ordinary course of its business or, if any such Subsidiary was not in existence on such day in November in any calendar year, the period commencing on the date on which such Subsidiary is incorporated, organized, formed or otherwise created and ending on the fourth Sunday of the next succeeding November.

        "Flood Hazard Property" means a Mortgaged Property located in an area
         ---------------------
designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

        "Foreign Affiliate L/C Issuer" means (a) an Affiliate of a L/C Issuer
         ----------------------------
organized under the laws of a country other than the United States or (b) a branch of a L/C Issuer doing business in a country other than the United States.

        "Foreign Government Scheme or Arrangement" has the meaning specified in
         ----------------------------------------
Section 5.12(d).
---------------

        "Foreign Lender" has the meaning specified in Section 10.15(a)(i).
         --------------                               -------------------

        "Foreign Letter of Credit Sublimit" means, at any time, an amount
         ---------------------------------
designated by the Borrower on the most recent Foreign Letter of Credit Sublimit Notice. As of the Closing Date, the Foreign Letter of Credit Sublimit is $34,000,000. The Foreign Letter of Credit Sublimit is part of, and not in addition to, the Letter of Credit Sublimit.

        "Foreign Letter of Credit Sublimit Notice" has the meaning specified in
         ----------------------------------------
Section 2.03(a)(i).
------------------

        "Foreign Letters of Credit" has the meaning specified in Section
         -------------------------                               -------
2.03(a)(i).
----------

        "Foreign Plan" has the meaning specified in Section 5.12(d).
         ------------                               ---------------

        "Foreign Pledge Agreements" means each pledge agreement or similar
         -------------------------
instrument governed by the laws of a country other than the United States, executed and delivered by the Borrower or any Material Domestic Subsidiary that owns Equity Interests of one or more Pledged Foreign Subsidiaries organized in such country, in form and substance satisfactory to the Administrative Agent.

        "Foreign Receivables" means all obligations of any obligor (whether now
         -------------------
existing or hereafter arising) under a contract for sale of goods or services by Foreign Subsidiaries, which includes any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of Foreign Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, (c) all guaranties, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations, (d) all books and records relating to the foregoing, lockbox accounts containing primarily proceeds of the foregoing, and other similar related assets customarily transferred (or in which security interests are customarily granted) to purchasers in receivables purchase transactions that are treated as sales under GAAP, (e) all rights of Foreign Subsidiaries to refunds on account of value added tax in respect of goods sold to an obligor, any receivable from whom is or becomes a defaulted receivable, and (f) proceeds of or judgments relating to any of the foregoing, any debts represented thereby and all rights of action against any Person in connection therewith.

        "Foreign Subsidiary" means any direct or indirect Subsidiary of the
         ------------------
Borrower, other than a Domestic Subsidiary.

        "FRB" means the Board of Governors of the Federal Reserve System of the
         ---
United States.

        "Fund" has the meaning specified in Section 10.07(g).
         ----                               ----------------

        "Funded Current Liability Percentage" means "funded current liability
         -----------------------------------
percentage" within the meaning of Section 412(1)(8)(B) of the Internal Revenue Code.

        "GAAP" means generally accepted accounting principles in the United
         ----
States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

        "Governmental Authority" means any nation or government, any state or
         ----------------------
other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        "Granting Lender" has the meaning specified in Section 10.07(h).
         ---------------                               ----------------

        "Guarantee" means, as to any Person, any (a) obligation, contingent or
         ---------
otherwise, of such Person guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

        "Guarantors" means, collectively, each Material Domestic Subsidiary of
         ----------
the Borrower other than any Restricted Subsidiary and other than Receivables Funding Issuer and

Securitization Corp. (during any period that it has any obligations under a Permitted Domestic Receivables Transaction).

        "Guaranty" means the Guaranty made by the Guarantors in favor of the
         --------
Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit G.
   ---------

        "Hazardous Materials" means all explosive or radioactive substances or
         -------------------
wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

        "Hazardous Materials Activity" means any past, current, proposed or
         ----------------------------
threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

        "Honor Date" has the meaning specified in Section 2.03(c)(i).
         ----------                               ------------------

        "ICC" has the meaning specified in Section 2.03(h).
         ---                               ---------------

        "Indebtedness" means, as to any Person at a particular time, without
         ------------
duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

        (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

        (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and trade letters of credit), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

        (c)     net obligations of such Person under any Swap Contract;

        (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

        (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

        (f)     capital leases and Synthetic Lease Obligations;

        (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable

Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

        (h) all Guarantees of such Person in respect of any of the foregoing.

        For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

        "Indemnified Liabilities" has the meaning specified in Section 10.05.
         -----------------------                               -------------

        "Indemnitees" has the meaning specified in Section 10.05.
         -----------                               -------------

        "Indentures" means the 1996 Indenture and that certain Fiscal Agency
         ----------
Agreement dated as of November 22, 1996 between the Borrower and Wilmington Trust Company (as successor to Citibank), as fiscal agent.

        "Ineligible Securities" means securities which may not be underwritten
         ---------------------
or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. (S) 24, Seventh), as amended.

        "Information" has the meaning specified in Section 10.08.
         -----------                               -------------

        "Information Memorandum" means the information memorandum dated December
         ----------------------
11, 2002 used by the Joint Lead Arrangers in connection with the syndication of the Commitments.

        "Intangible Assets" means assets that are considered to be intangible
         -----------------
assets under GAAP.

        "Interest Payment Date" means, (a) as to any Loan other than a Base Rate
         ---------------------
Loan, the last day of each Interest Period applicable to such Loan and the Tranche B Term Loan Maturity Date or the Revolving Loan Maturity Date, as the case may be; provided, however, that if any Interest Period for a Eurodollar
             --------  -------
Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Tranche B Term Loan Maturity Date or the Revolving Loan Maturity Date, as the case may be.

        "Interest Period" means as to each Eurodollar Rate Loan, the period
         ---------------
commencing on the date such Eurodollar Rate Loan is disbursed or (in the case of any Eurodollar Rate Loan) converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:
                                 -------- ----

                (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                (b) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                (c) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Maturity Date;

                (d) no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond the Tranche B Term Loan Maturity Date; and

                (e) no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond a date on which the Borrower is required to make a scheduled payment of principal of Tranche B Term Loans, unless the sum of (a) the aggregate principal amount of Tranche B Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of Tranche B Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on Tranche B Term Loans on such date.

        "Inventory" means, with respect to any Person as of any date of
         ---------
determination, all goods, merchandise and other personal property which are then held by such Person for sale or lease, including raw materials and work in process.

        "Investment" means, as to any Person, any direct or indirect acquisition
         ----------
or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment (other than adjustments for the repayment of, or the refund of capital with respect to, the original principal amount of any such Investment).

        "Investment Policies" means the Borrower's U.S. Deferred Compensation
         -------------------
Plan for Executives and Outside Directors Statement of Investment Policy in the form delivered to the Administrative Agent prior to the Closing Date, as such document may be amended from time to time in accordance with Section 7.12.
                                                             ------------

        "IP Collateral" means, collectively, the IP Rights that constitute
         -------------
Collateral under the Pledge and Security Agreement.

        "IP Rights" has the meaning specified in Section 5.17.
         ---------                               ------------

        "IRS" means the United States Internal Revenue Service.
         ---

        "Joint Lead Arrangers" means The Bank of Nova Scotia, Salomon Smith
         --------------------
Barney Inc. and Banc of America Securities LLC.

        "Laws" means, collectively, all international, foreign, federal, state
         ----
and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof.

        "L/C Advance" means, with respect to each Lender, such Lender's funding
         -----------
of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

        "L/C Borrowing" means an extension of credit resulting from a drawing
         -------------
under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

        "L/C Cash Collateral Account" is used herein as that term is defined in
         ---------------------------
the Pledge and Security Agreement.

        "L/C Credit Extension" means, with respect to any Letter of Credit, the
         --------------------
issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

        "L/C Issuer" means The Bank of Nova Scotia, Citibank, Bank of America,
         ----------
any Foreign Affiliate L/C Issuer, any Designated Issuer, or any other Revolving Lender approved by the Administrative Agent that may from time to time be appointed as an additional L/C Issuer by the Borrower.

        "L/C Issuer Foreign Letter of Credit Sublimit" means, at any date of
         --------------------------------------------
determination and for each L/C Issuer, the amount designated by the Borrower on the most recent Foreign Letter of Credit Sublimit Notice for such L/C Issuer. As of the Closing Date, the L/C Issuer Foreign Letter of Credit Sublimits are as follows:

                ------------------------------------
                Citibank               $  11,000,000
                ------------------------------------
                Bank of America        $  23,000,000
                ------------------------------------

        "L/C Obligations" means, as at any date of determination, the aggregate
         ---------------
undrawn amount of all outstanding Letters of Credit plus the aggregate of all
                                                    ----
Unreimbursed Amounts, including all L/C Borrowings.

        "Leadership Shares Plan" means the Leadership Shares Plan of the
         ----------------------
Borrower, as restated as of June 1, 2002 or any predecessor long-term management incentive program, as such document may be amended from time to time in accordance with Section 7.12.
                ------------

        "Lender" has the meaning specified in the introductory paragraph hereto
         ------
and, as the context requires, includes each L/C Issuer and each Swing Line
Lender.

        "Lending Office" means, as to any Lender, the office or offices of such
         --------------
Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

        "Letter of Credit" means any letter of credit issued hereunder and shall
         ----------------
include Domestic Letters of Credit, Foreign Letters of Credit and the Existing Letters of Credit. A Letter of Credit may be a Trade Letter of Credit or a Standby Letter of Credit.

        "Letter of Credit Application" means an application and agreement for
         ----------------------------
the issuance or amendment of a Domestic Letter of Credit in the form from time to time in use by the L/C Issuer.

        "Letter of Credit Cash Collateralization Date" means the day that is
         --------------------------------------------
sixty Business Days prior to the Revolving Loan Maturity Date then in effect.

        "Letter of Credit Sublimit" means an amount equal to $250,000,000. The
         -------------------------
Letter of Credit Sublimit is part of, and not in addition to, the Revolving Loan Commitments.

        "Letter of Credit Usage" means, as at any date of determination, the sum
         ----------------------
of (a) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Domestic Letters of Credit then outstanding plus (b) the aggregate amount of all drawings under Domestic Letters
            ----
of Credit honored by the L/C Issuer and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to Section 2.03 or otherwise reimbursed by
                                        ------------
the Borrower plus (c) the Foreign Letter of Credit Sublimit. For purposes of
             ----
this definition, any amount described in clause (a) or (b) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

        "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
         ----
arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

        "Loan" means an extension of credit by a Lender to the Borrower under
         ----
Article II in the form of a Tranche B Term Loan, a Revolving Loan or a Swing
----------
Line Loan.

        "Loan Documents" means this Agreement, the Notes, the Letters of Credit,
         --------------
the Fee Letter, the Guaranty and the Collateral Documents.

        "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of
         -----------
Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially
                   ---------------
in the form of Exhibit A.
               ---------

        "Loan Parties" means, collectively, the Borrower and each of the
         ------------
Material Domestic Subsidiaries party to the Guaranty or any of the Collateral Documents.

        "LOS/DOS Business" means the ownership and operation by the Borrower or
         ----------------
a Subsidiary of the Borrower, whether directly or through joint ventures with third parties in partnership, corporate or other form, of businesses engaged solely in selling apparel and accessories and related products including, without limitation, selling through retail stores, outlet stores, telephone sales, catalog or other mail orders, and electronic sales. LOS/DOS Business shall not include any business engaging in manufacturing or in selling and in manufacturing.

        "LS&Co. Deferred Compensation Plan" has the meaning specified in Section
         ---------------------------------                               -------
7.05(h).
-------

        "LS&Co. Trust" has the meaning specified in Section 7.05(h).
         ------------                               ---------------

        "LS&Co. Trust Agreement" has the meaning specified in Section 7.05(h).
         ----------------------                               ---------------

        "LSFCC" means Levi Strauss Financial Center Corporation, a California
         -----
corporation, formerly Levi Strauss Credit Corp., a California corporation, and any successors.

        "LSIFCS" means Levi Strauss International Group Finance Coordination
         ------
Services C.V.A./S.C.A., a Belgian corporation, and any successors.

        "Master Agreement" has the meaning specified in the definition of "Swap
         ----------------
Contract".

        "Material Adverse Effect" means (a) a material adverse change in, or a
         -----------------------
material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or its obligations in connection with any Selected Revolving Lender Swap Contract or Selected Revolving Lender Cash Management Services; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

        "Material Domestic Subsidiary" means any Domestic Subsidiary that is a
         ----------------------------
Material Subsidiary.

        "Material Foreign Subsidiary" means any Material Subsidiary (other than
         ---------------------------
a Restricted Subsidiary) if such Material Subsidiary is (a) not a Domestic Subsidiary and (b) owned by the Borrower either directly or indirectly through a chain of one or more Domestic Subsidiaries.

        "Material Subsidiary" means (a) any Subsidiary of the Borrower, (i) the
         -------------------
net book value of which is $5,000,000 or more or (ii) the annual gross revenue of which is $15,000,000 or more and (b) any other Subsidiary of the Borrower designated by the Borrower to be a "Material Subsidiary" for purposes of this Agreement.

        "Maximum Rate" has the meaning specified in Section 10.10.
         ------------                               -------------

        "Moody's" means Moody's Investors Service, Inc.
         -------

        "Mortgage" means (a) a security instrument (whether designated as a deed
         --------
of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit I or in such other form as may
                                         ---------
be approved by the Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by the

Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (b) at the Administrative Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to the Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "Mortgages"
                                                                   ---------
means all such instruments, including the Closing Date Mortgages and any Additional Mortgages, collectively.

        "Mortgaged Property" means a Closing Date Mortgaged Property, a
         ------------------
Post-Closing Date Mortgaged Property or an Additional Mortgaged Property.

        "Multiemployer Plan" means any employee benefit plan of the type
         ------------------
described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

        "Net Cash Proceeds", with respect to any Disposition of any property or
         -----------------
asset, means cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Borrower or any of its Subsidiaries from such Disposition, net of any bona fide direct costs incurred in connection with such Disposition, including (a) income taxes reasonably estimated to be actually payable within two years of the date of such Disposition as a result of any gain recognized in connection with such Disposition and (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is (i) required to be repaid under the terms thereof as a result of such Disposition and (ii) actually paid at the time of receipt of such cash payment to a Person that is not an Affiliate of any Loan Party or of any Affiliate of any Loan Party; provided, however, that for purposes of clause (a) above, if, at the time such
--------  -------
taxes are actually paid or otherwise satisfied, the amount of the reserve therefor exceeds the amount paid or otherwise satisfied, then the Borrower shall reduce the Commitments in accordance with the terms of Section 2.05(b), and
                                                       ---------------
shall prepay the outstanding Credit Extensions in accordance with the terms of
Section 2.05(b), in an amount equal to the amount of such excess reserve.
---------------

        "Net Insurance/Condemnation Proceeds" means any cash payments or
         -----------------------------------
proceeds received by the Borrower or any of its Subsidiaries (a) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of the Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by the Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of the Borrower or such Subsidiary in respect thereof.

        "Net Equity/Indebtedness Proceeds" means the cash proceeds (net of
         --------------------------------
underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the (a) issuance of Equity Interests of or incurrence of Indebtedness by the Borrower or any of its Subsidiaries and (b) capital contributions made by a holder of Equity Interests of the Borrower.

        "Non-Renewal Notice Date" has the meaning specified in Section
         -----------------------
2.03(b)(v).
----------

        "Notes" means Tranche B Term Notes and Revolving Loan Notes.
         -----

        "Obligations" means all advances to, and debts, liabilities,
         -----------
obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

        "OECD" means the Organization for Economic Cooperation and Development.
         ----

        "Ordinary Course Swap Contracts" means any and all interest rate swaps,
         ------------------------------
basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, interest rate options, forward foreign exchange transactions, put or call transactions, cap transactions, floor transactions, collar transactions, currency swaps, cross-currency rate swaps, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, in each case that are (or were) entered into by any Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a "market view" and that do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

        "Organization Documents" means, (a) with respect to any corporation, the
         ----------------------
certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

        "Original Currency" has the meaning specified in Section 10.18(a).
         -----------------                               ----------------

        "Other Currency" has the meaning specified in Section 10.18(a).
         --------------                               ----------------

        "Other Taxes" has the meaning specified in Section 3.01(b).
         -----------                               ---------------

        "Outstanding Amount" means (a) with respect to Tranche B Term Loans,
         ------------------
Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof occurring on such date, and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

        "Participant" has the meaning specified in Section 10.07(d).
         ------------                              ----------------

        "PBGC" means the Pension Benefit Guaranty Corporation.
         -----

        "Pension Plan" means any "employee pension benefit plan" (as such term
         ------------
is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

        "Permitted Domestic Receivables Transaction" means any arrangement of
         ------------------------------------------
the Borrower or its Domestic Subsidiaries providing for sales, transfers or conveyances of, or granting of security interests in, Domestic Receivables that do not provide, directly or indirectly, for recourse against the seller of such Domestic Receivables (or against any of such seller's Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such Domestic Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for receivables purchase transactions that are treated as sales under GAAP, taking into account such factors as historical bad debt loss experience and obligor concentration levels, including without limitation those set forth under the heading "Existing Permitted Domestic Receivables Transactions" on Schedule 1.01B.
                 --------------

        "Permitted Foreign Receivables Transaction" means any arrangement of
         -----------------------------------------
Foreign Subsidiaries providing for sales, transfers or conveyances of, or granting of security interests in, Foreign Receivables that do not provide, directly or indirectly, for recourse against the seller of such Foreign Receivables (or against any of such seller's Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such Foreign Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for receivables purchase transactions that are treated as sales under GAAP, taking into account such factors as historical bad debt loss experience and obligor concentration levels, including without limitation those set forth under the heading "Existing Permitted Foreign Receivables Transactions" on
Schedule 1.01B.
--------------

        "Permitted Transferees" has the meaning specified in the Stockholders
         ---------------------
Agreement dated as of April 15, 1996 between the Borrower and the stockholders of the Borrower party thereto as in effect as of the Closing Date, except that transferees pursuant to Section 2.2(a)(x) thereof shall not be deemed to be Permitted Transferees for purposes of this Agreement.

        "Person" means any natural person, corporation, limited liability
         ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

        "Plan" means any "employee benefit plan" (as such term is defined in
         ----
Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

        "Platform" has the meaning specified in Section 10.20(b).
         --------                               ----------------

        "Pledge and Security Agreement" means the Pledge and Security Agreement
         -----------------------------
executed and delivered by the Borrower and each other Loan Party on the Closing Date, substantially in the form of Exhibit H, as such Pledge and Security
                                   ---------
Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

        "Pledged Collateral" means, collectively, the "Pledged Collateral" as
         ------------------
defined in the Pledge and Security Agreement.

        "Pledged Domestic Subsidiary" means a Domestic Subsidiary (other than a
         ---------------------------
Guarantor) 100% of the Equity Interests of which are owned by a Loan Party are pledged to the Administrative Agent, for the benefit of the Secured Parties.

        "Pledged Foreign Subsidiary" means a Material Foreign Subsidiary no more
         --------------------------
than 65% of the Equity Interests of which is pledged to the Administrative Agent, for the benefit of the Secured Parties.

        "Pledged Indebtedness" has the meaning specified in the Pledge and
         --------------------
Security Agreement.

        "Post-Closing Date Mortgaged Property" has the meaning specified in
         ------------------------------------
Section 4.01(b)(i).
------------------

        "Preferred Interests" means, with respect to any Person, Equity
         -------------------
Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

        "Principal Property" means any contiguous or proximate parcel of real
         ------------------
property owned by, or leased to, the Borrower or any of its Restricted Subsidiaries, and any equipment located at or comprising a part of any such property, having a gross book value (without deduction of any depreciation reserves), as of the date of determination, in excess of 1% of Consolidated Net Tangible Assets; provided, however, that in the event that the Indentures, or
                 --------  -------
the limitations regarding Liens granted by the Borrower or Restricted Subsidiaries contained in the Indentures, are no longer binding on the Borrower, no property shall be a Principal Property.

        "Pro Rata Share" means (a) with respect to all payments, computations
         --------------
and other matters relating to the Tranche B Term Loan Commitment or the Tranche B Term Loan of any Lender, the percentage obtained by dividing (i) the Tranche B
                                                      --------
Term Loan Exposure of that Lender by
                                  --

(ii) the aggregate Tranche B Term Loan Exposure of all Lenders, (b) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein deemed purchased by any Lender or any participations in any Swing Line Loans deemed purchased by any Lender, the percentage obtained by dividing (i) the Revolving Loan Exposure of that Lender by (ii) the aggregate
   --------                                                --
Revolving Loan Exposure of all Lenders, and (c) for all other purposes with respect to each Lender, the percentage obtained by dividing (i) the sum of the
                                                   --------
Tranche B Term Loan Exposure of that Lender plus the Revolving Loan Exposure of
                                            ----
that Lender by (ii) the sum of the aggregate Tranche B Term Loan Exposure of all
            --
Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such
        ----
case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 10.07. The initial Pro Rata Share of each Lender is set
            -------------
forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and
                                          -------------
Assumption pursuant to which such Lender becomes a party hereto, as applicable.

        "PTO" means the United States Patent and Trademark Office or any
         ---
successor or substitute office in which filings are necessary or, in the opinion of the Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral registered under the Laws of the United States.

        "Real Estate Financing Transactions" means any arrangement with any
         ----------------------------------
Person pursuant to which the Borrower or any of its Subsidiaries incurs Indebtedness secured by a Lien on real property of the Borrower or any of its Subsidiaries and related personal property.

        "Real Property Asset" means, at any time of determination, any interest
         -------------------
then owned by any Loan Party in any real property.

        "Receivables Funding Issuer" means Levi Strauss Receivables Funding, LLC
         --------------------------
and its successors and any other special purpose entity established for the sole purpose of engaging in Permitted Domestic Receivables Transactions, in each case solely during any period that such Person has any obligations under a Permitted Domestic Receivables Transaction.

        "Receivables Transfer Agreements" means that certain Receivables
         -------------------------------
Purchase and Sale Agreement dated as of January 28, 2000 among the Borrower, LSFCC, Levi Strauss Funding Corp., and Levi Strauss Funding, LLC and that certain Third Amended and Fully Restated Receivables Purchase and Sale Agreement between LSFCC and the Borrower effective January 28, 2000, each as amended by that certain Master Amendment and Consent to Receivables Sale Agreements to be dated on or about July 27, 2001.

        "Redeemable" means, with respect to any Equity Interest, Indebtedness or
         ----------
other right or obligation, any such Equity Interest, Indebtedness or other right or obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

        "Register" has the meaning specified in Section 10.07(c).
         --------                               ----------------

        "Release" means any release, spill, emission, leaking, pumping, pouring,
         -------
injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous

Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

        "Reportable Event" means any of the events set forth in Section 4043(c)
         ----------------
of ERISA, other than events for which the 30 day notice period has been waived.

        "Request for Credit Extension" means (a) with respect to a Borrowing,
         ----------------------------
conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

        "Required Lenders" means, as of any date of determination, Lenders
         ----------------
having more than 50% of the sum of (a) the Revolving Loan Exposure of all Lenders and (b) the Tranche B Term Loan Exposure of all Lenders

        "Responsible Officer" means the chief executive officer, president,
         -------------------
chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

        "Restricted Subsidiary" means any Subsidiary of the Borrower which owns
         ---------------------
or leases a Principal Property; provided, however, that in the event that the
                                --------  -------
Indentures, or the limitations regarding Liens granted by or on the Equity Interests or Indebtedness of Restricted Subsidiaries contained in the Indentures, are no longer binding on the Borrower, no Subsidiary of the Borrower shall be a Restricted Subsidiary.

        "Revolving Lender" means a Lender that has a Revolving Loan Commitment
         ----------------
and/or that has an outstanding Revolving Loan.

        "Revolving Loan Commitment" means the commitment of a Revolving Lender
         -------------------------
to make Revolving Loans to the Borrower pursuant to Section 2.01(b) in an
                                                    ---------------
aggregate principal amount at any one time outstanding not to exceed the corresponding amount set forth opposite such Lender's name on Schedule 2.01 or
                                                              -------------
in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, and "Revolving Loan Commitments" means such
                                     --------------------------
commitments of all Revolving Lenders in the aggregate.

        "Revolving Loan Commitment Increase Effective Date" has the meaning
         -------------------------------------------------
specified in Section 2.15(b).
             ---------------

        "Revolving Loan Exposure", with respect to any Revolving Lender, means,
         -----------------------
as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment, and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in
                                                                   ----
the event that Lender or its Designated Issuer is an L/C Issuer, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender or its

Designated Issuer (in each case net of any participations purchased by other Lenders in such Letters of Credit or in any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in
----
any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of a Swing Line Lender, the aggregate outstanding
          ----
principal amount of all Swing Line Loans (net of any assignments thereof purchased by other Revolving Lenders) plus (e) the aggregate amount of all
                                      ----
participations purchased by that Lender in any outstanding Swing Line Loans.

        "Revolving Loans" means the Loans made by Revolving Lenders to the
         ---------------
Borrower pursuant to Section 2.01(b).
                     ---------------

        "Revolving Loan Maturity Date" means March 31, 2006.
         ----------------------------

        "Revolving Loan Notes" means any promissory notes of the Borrower issued
         --------------------
pursuant to Section 2.12 to evidence the Revolving Loans of any Revolving
            ------------
Lenders, substantially in the form of Exhibit D annexed hereto, as they may be
                                      ---------
amended, supplemented or otherwise modified from time to time.

        "S&P" means Standard and Poor's, a division of The McGraw-Hill
         ---
Companies, Inc.

        "SEC" means the Securities and Exchange Commission, or any Governmental
         ---
Authority succeeding to any of its principal functions.

        "Secured Obligations" is used herein as that term is defined in the
         -------------------
Pledge and Security Agreement.

        "Secured Parties" means, collectively, the Agents, the Lenders and the
         ---------------
Selected Revolving Lenders.

        "Securitization Corp" means Levi Strauss Securitization Corp. and its
         -------------------
successors.

        "Selected Revolving Lender" means, at any time, any Revolving Lender
         -------------------------
holding at least 2% of the Revolving Loan Commitments at such time or any of its Affiliates, in any such Revolving Lender's or any such Affiliate's capacity as
(a) a party to an Ordinary Course Swap Contract that is entered into by and between the Borrower, LSIFCS or any Material Domestic Subsidiary that is party to the Guaranty and such Selected Revolving Lender and that is subject to a legally enforceable netting agreement between the Borrower, LSIFCS, or such Material Domestic Subsidiary, as the case may be, and such Selected Revolving Lender or (b) a provider of Cash Management Services to the Borrower or any Subsidiary.

        "Selected Revolving Lender Cash Management Services" means any Cash
         --------------------------------------------------
Management Services provided by a Selected Revolving Lender and duly recorded on
Schedule 2(a) to the Pledge and Security Agreement, as such Schedule may be amended from time to time in accordance with the terms of the Pledge and Security Agreement.

        "Selected Revolving Lender Swap Contract" means any Ordinary Course Swap
         ---------------------------------------
Contract entered into with a Selected Revolving Lender.

        "Solvent" and "Solvency" mean, with respect to any Person on any date of
         -------       --------
determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

        "SPC" has the meaning specified in Section 10.07(h).
         ---                               ----------------

        "Standby Letter of Credit" means any Letter of Credit issued hereunder
         ------------------------
other than a Trade Letter of Credit.

        "Subsidiary" of a Person means a corporation, partnership, joint
         ----------
venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person, provided, however, in no event shall the LS&Co. Trust be
                --------  -------
considered to be a Subsidiary of the Borrower. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

        "Supplemental Collateral Agent" has the meaning assigned to that term in
         -----------------------------
Section 9.01(c).
---------------

        "Swap Contract" means (a) any and all rate swap transactions, basis
         -------------
swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, put or call transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any international foreign exchange master agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any
 ----------------
Master Agreement.

        "Swap Termination Value" means, with respect to each Swap Contract on
         ----------------------
any date of determination, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contract, an amount equal to the termination value, expressed in Dollars, as determined by the Borrower; provided, however, that in the event that two Lenders determine that the
--------  -------
mark-to-market value, expressed in Dollars, for any Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contract, is greater than the termination value for such Swap Contract determined by the Borrower, the Swap Termination Value of such Swap Contract shall be the amount determined by such Lenders; provided further that any such determination shall have no
                 -------- -------
evidentiary value for purposes of determining the amount owed to the applicable Selected Revolving Lender.

        "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant
         --------------------
to Section 2.04.
   ------------

        "Swing Line Lender" means CNA in its capacity as provider of Swing Line
         -----------------
Loans or any other Revolving Lender approved by the Administrative Agent that may from time to time be appointed as an additional Swing Line Lender by the Borrower, as the case may be.

        "Swing Line Loan" has the meaning specified in Section 2.04(a).
         ---------------                               ---------------

        "Swing Line Loan Notice" means a notice of a Swing Line Borrowing
         ----------------------
pursuant to Section 2.04(b), which, if in writing, shall be substantially in the
            ---------------
form of Exhibit B.
        ---------

        "Swing Line Sublimit" means an amount equal to the lesser of (a)
         -------------------
$50,000,000 and (b) the Revolving Loan Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Loan Commitments.

        "Synthetic Lease Obligation" means the monetary obligation of a Person
         --------------------------
under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

        "Taxes" has the meaning specified in Section 3.01(a).
         ------                              ---------------

        "Title Company" means one or more other title insurance companies
         -------------
reasonably satisfactory to the Administrative Agent.

        "Total Outstandings" means the aggregate Outstanding Amount of all Loans
         ------------------
and all L/C Obligations.

        "Total Utilization of Revolving Loan Commitments" means, as at any date
         -----------------------------------------------
of determination, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans plus (b) the aggregate principal amount of all
                            ----
outstanding Swing Line Loans plus (c) the Letter of Credit Usage.
                             ----

        "Trade Letter of Credit" means any Letter of Credit that is issued
         ----------------------
hereunder for the benefit of a supplier of inventory to the Borrower or any of its Subsidiaries to effect payment for such inventory, the conditions to drawing under which include the presentation to the L/C Issuer that issued such Letter of Credit of shipping documents, invoices and related documents.

        "Tranche B Term Loan Commitment" means the commitment of a Lender to
         ------------------------------
make a Tranche B Term Loan to the Borrower pursuant to Section 2.01(a) in an
                                                       ---------------
aggregate principal amount at any one time outstanding not to exceed the corresponding amount set forth opposite such Lender's name on Schedule 2.01 or
                                                              -------------
in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, and "Tranche B Term Loan Commitments" means such
                                     -------------------------------
commitments of all Lenders in the aggregate.

        "Tranche B Term Loan Exposure", with respect to any Lender, means, as of
         ----------------------------
any date of determination (i) prior to the funding of the Tranche B Term Loans, that Lender's Tranche B Term Loan Commitment and (ii) after the funding of the Tranche B Term Loans, the outstanding principal amount of the Tranche B Term Loan of that Lender.

        "Tranche B Term Loan Maturity Date" means July 31, 2006.
         ---------------------------------

        "Tranche B Term Loans" means the Loans made by the Lenders to the
         --------------------
Borrower pursuant to Section 2.01(a).
                     ---------------

        "Tranche B Term Notes" means any promissory notes of the Borrower issued
         --------------------
pursuant to Section 2.12 to evidence the Tranche B Term Loans of any Lenders,
            ------------
substantially in the form of Exhibit C annexed hereto, as they may be amended,
                             ---------
supplemented or otherwise modified from time to time.

        "Type" means, with respect to any Loan, its character as a Base Rate
         ----
Loan or a Eurodollar Rate Loan.

        "UCC" means the Uniform Commercial Code (or any similar or equivalent
         ---
legislation) as in effect in any applicable jurisdiction.

        "Unfunded Pension Liability" means the excess of a Pension Plan's
         --------------------------
benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

        "United States" and "U.S." mean the United States of America.
         -------------       ----

        "Unpledged Foreign Subsidiaries" means Foreign Subsidiaries none of the
         ------------------------------
Equity Interests of which is pledged to the Administrative Agent.

        "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).
         -------------------                               ------------------

        "Voting Trust Agreement" means the Voting Trust Agreement entered into
         ----------------------
as of April 15, 1996 by and among Robert D. Haas; Peter E. Haas, Sr.; Peter E. Haas, Jr.; and

F. Warren Hellman as the Voting Trustees and the stockholders of the Borrower (as successor to LSAI Holding Corp.) who are parties thereto.

        "Voting Trustees" means the individuals designated as Voting Trustees
         ---------------
under the Voting Trust Agreement.

        1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

        (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

        (b)     (i)     The words "herein," "hereto," "hereof" and "hereunder"
                                   -------   ------    ------       ---------
and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                (iii)   The term "including" is by way of example and not
                                  ---------
        limitation.

                (iv)    The term "documents" includes any and all instruments,
                                  ---------
        documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

        (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to"
                                ----         ------------------              --
and "until" each mean "to but excluding;" and the word "through" means "to and
     -----             ----------------                 -------         ------
including."
---------

        (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

        1.03    ACCOUNTING TERMS.

        (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except
                                                                         ------
as otherwise specifically prescribed herein.

        (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until
                                                           -------- ----
so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

        1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

        1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

        1.06 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Pacific Standard time (daylight or standard, as applicable).

        1.07 LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

        2.01    TRANCHE B TERM LOANS AND REVOLVING LOANS.

        (a) Subject to the terms and conditions set forth herein, each Lender that has a Tranche B Term Loan Commitment severally agrees to lend to the Borrower on the Closing Date an amount not exceeding its Tranche B Term Loan Commitment, to be used in accordance with the provisions of Sections 6.11 and
                                                            -------------
7.10. The Borrower may make only one borrowing under the Tranche B Term Loan
----
Commitments. Amounts borrowed under this Section 2.01(a) and subsequently repaid
                                         ---------------
or prepaid may not be reborrowed. Tranche B Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

        (b) Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make Revolving Loans to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Loan Commitment; provided, however, that after giving effect
                                    --------  -------
to any Borrowing, (i) the Total Utilization of Revolving Loan Commitments shall not exceed the Revolving Loan Commitments, and (ii) the aggregate Outstanding Amount of the

Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the
                               ----
Outstanding Amount of all L/C Obligations (provided that solely for purposes of
                                           -------- ----
determining the Outstanding Amount of such L/C Obligations under this Section
                                                                      -------
2.01(b)(ii) the aggregate undrawn amount of all outstanding Foreign Letters of
-----------
Credit shall be deemed to be an amount equal to the Foreign Letter of Credit Sublimit), plus such Lender's Pro Rata Share of the Outstanding Amount of all
           ----
Swing Line Loans shall not exceed such Lender's Revolving Loan Commitment. Within the limits of each Lender's Revolving Loan Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section
                                                                      -------
2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b).
-------               ------------                          ---------------
Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

        2.02    BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

        (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 9:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be
                                                   ---------------
confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower (or any individual designated by such Responsible Officer in writing to the Administrative Agent). Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c)
                                                                ----------------
and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a
    -------
principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

        (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section
                                                                        -------
2.02(a). In the case of a Borrowing, each Lender shall make the amount of its
-------
Loan
available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 10:00 a.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial
                        ------------
Credit Extension, Section 4.01), the Administrative Agent shall make all funds
                  ------------
so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of CNA with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that
                                                         --------  -------
if, on the date of such Borrowing there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the
                                                                   -----
payment in full of any such L/C Borrowings, second, to the payment in full of
                                            ------
any such Swing Line Loans, and third, to the Borrower as provided above.
                               -----

        (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

        (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in CNA's prime rate used in determining the Base Rate promptly following the public announcement of such change.

        (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than thirteen Interest Periods in effect with respect to Loans.

        2.03    Letters of Credit.

        (a)     The Letter of Credit Commitment.
                -------------------------------

                (i)     Subject to the terms and conditions set forth herein,
        (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.03, (1) from time to time
                                            ------------
        on any Business Day during the period from the Closing Date until the Letter of Credit Cash Collateralization Date (x) to issue letters of credit for the account of the Borrower that constitute Standby Letters of Credit or Trade Letters of Credit ("Domestic Letters of Credit"), and
                                               --------------------------
        (y) to issue, or cause their respective Foreign Affiliate L/C Issuers to issue, letters of credit for the account of the Borrower that constitute Trade Letters of Credit ("Foreign Letters of Credit"), and in each case
                                  -------------------------
        to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the
                        --------------
        Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that no L/C Issuer shall be obligated to make any L/C Credit
        --------
        Extension with respect to any Letter of Credit, and no Revolving Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (w) the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments, (x) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender's Pro Rata Share of the Outstanding
                ----
        Amount of all L/C Obligations, plus such Revolving Lender's Pro Rata
                                       ----
        Share of the Outstanding Amount of all Swing Line Loans would exceed such Revolving Lender's Revolving Loan Commitment, (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit, or (z) in respect of Foreign Letters of Credit, the aggregate undrawn amount of all outstanding Foreign Letters of Credit issued by such L/C Issuer and Affiliates of such L/C Issuer would exceed the L/C Issuer Foreign Letter of Credit Sublimit for such L/C Issuer; provided
                                                                      --------
        further that solely for purposes of determining the Outstanding Amount
        -------
        of such L/C Obligations under clauses (x) and (y) this Section
                                                               --------
        2.03(a)(i) the aggregate undrawn amount of all outstanding Foreign
        ----------
        Letters of Credit shall be deemed to be an amount equal to the Foreign Letter of Credit Sublimit. The Borrower shall have the right to change the Foreign Letter of Credit Sublimit and the L/C Issuer Foreign Letter of Credit Sublimits by delivering to the Administrative Agent a notice to such effect (the "Foreign Letter of Credit Sublimit Notice") on the
                             ----------------------------------------
        first Business Day of any calendar month; provided, however, that no
                                                  --------  -------
        more than eight such notices shall be delivered by the Borrower in any single Fiscal Year. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                (ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                        (A)     any order, judgment or decree of any
                Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                        (B)     subject to Section 2.03(b)(v), (x) in the case
                                           ------------------
                of a Standby Letter of Credit, the expiry date of such requested Standby Letter of Credit would occur more than twelve months after the date of issuance or last renewal, or (y) in the case of Trade Letter of Credit, the expiry date of such requested Trade Letter of Credit would occur more than six months after the date of issuance or last renewal, in each case unless the Required Lenders have approved such expiry date;

                        (C) in the judgment of the L/C Issuer, the foreign currency in which such Letter of Credit is requested to be denominated is not readily free and available;

                        (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

                        (E) after giving effect to the issuance of such Letter of Credit, the aggregate face amount of all then outstanding Letters of Credit denominated in a currency other than Dollars would exceed $25,000,000.

                (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

        (b)     Procedures for Issuance and Amendment of Letters of Credit;
                -----------------------------------------------------------
Auto-Renewal Letters of Credit.
------------------------------

                (i) Each Domestic Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least one Business Day (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Domestic Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Domestic Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Domestic Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Domestic Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

                (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof and if the requested form of Domestic Letter of Credit is acceptable to such L/C Issuer in its sole discretion, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Domestic Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices.

                (iii) Each Foreign Letter of Credit shall be issued or amended, as the case may be, in accordance with the usual and customary business practices of the Foreign Affiliate L/C Issuer issuing such Foreign Letter of Credit.

                (iv) Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender's Pro Rata Share times the amount of such Letter of Credit.

                (v) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Domestic Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit");
                                                -----------------------------
        provided that any such Auto-Renewal Letter of Credit must permit the L/C
        -------- ----
        Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Domestic Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Renewal Notice Date") in each such twelve-month period
                    -----------------------
        to be agreed upon at the time such Domestic Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Domestic Letter of Credit at any time; provided, however, that the L/C Issuer shall not
                            --------  -------
        permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Domestic Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received
                      -------------------
        notice (which may be by telephone confirmed in writing) on or before the day that is five Business Days before the Non-Renewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.
                                ------------
        Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Auto-Renewal Letter of Credit at any time.

                (vi) Promptly after its delivery of any Domestic Letter of Credit or any amendment to a Domestic Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Domestic Letter of Credit or amendment.

                (vii) With respect to any Letter of Credit denominated in a currency other than Dollars, on each Calculation Date, the L/C Issuer will (A) determine the relevant Exchange Rate as of such Calculation Date and (B) give notice thereof to the Administrative Agent and the Borrower. The Exchange Rate so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset
            ----------
        Date, and shall for all purposes be the Exchange Rate employed in converting any amounts between Dollars and the applicable foreign currency with respect to such Letter of Credit; provided that in the case of any payment by the L/C Issuer under any such Letter of Credit the relevant Exchange Rate so determined shall become effective on such date of payment.

        (c)     Drawings and Reimbursements; Funding of Participations.
                ------------------------------------------------------

                (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall promptly notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the later of (A) the date of any payment by the L/C Issuer under a Letter of Credit and (B) the Business Day on which notice of such drawing has been delivered to the Borrower prior to 11:00 a.m. (or, if such delivery occurs after 11:00 a.m., the Business Day immediately following such delivery) (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the
         ----------
        Administrative Agent in an amount equal to the amount of such drawing, together with interest from the date of payment by the L/C Issuer at the sum of the Base Rate plus the corresponding Applicable Rate (which
                             ----
        amount, in the case of a payment under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated in Dollars by reference to the applicable Exchange Rate). If the Borrower for any reason does not reimburse the L/C Issuer as provided in the preceding sentence, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Revolving
                      -------------------
        Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount (which amount, in the case of a payment under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated in Dollars by reference to the applicable Exchange Rate), without regard to the minimum and multiples specified in Section 2.02 for the principal
                                               ------------
        amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Loan Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice
           ------------
        given by the L/C Issuer or the Administrative Agent pursuant to this
        Section 2.03(c)(i) may be given by telephone if immediately confirmed in
        ------------------
        writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                (ii) Each Revolving Lender (including the Revolving Lender acting as L/C Issuer) shall upon any notice pursuant to Section
                                                                -------
        2.03(c)(i) make funds available to the Administrative Agent for the
        ----------
        account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 10:00 a.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section
                                                                      -------
        2.03(c)(iii), each Revolving
        ------------

        Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any
                                ------------
        other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand and shall bear interest at the Default Rate. In such event, each Revolving Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed
                                      -------------------
        payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.
                                                ------------

                (iv)    Until each Revolving Lender funds its Revolving Loan or
        L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer
                                     ---------------
        for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                (v) Each Revolving Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall
                                                         ---------------
        be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever;
        (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the
                                              ---------------
        conditions set forth in Section 4.02 (other than delivery by the
                                ------------
        Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                (vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section
                           ---------------                          -------
        2.03(c)(ii), the L/C Issuer shall be entitled to recover from such
        -----------
        Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

        (d)     Repayment of Participations.
                ---------------------------

                (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives
                        ---------------
        for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required
                                                  ------------------
        to be returned under any of the circumstances described in Section 10.06
                                                                   -------------
        (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

        (e)     Obligations Absolute. The Obligation of the Borrower to
                --------------------
reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

        The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

        (f)     Role of L/C Issuer. Each Revolving Lender and the Borrower agree
                ------------------
that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to,
                  --------  -------
and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through
(v) of Section 2.03(e) or in the last sentence of this Section 2.03(f);
       ---------------                                 ---------------
provided, however, that anything in such clauses or in the last sentence of this
--------  -------
Section 2.03(f) to the contrary notwithstanding, the Borrower may have a claim
---------------
against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

        (g)     Cash Collateral. (i) Upon the request of the Administrative
                ---------------
Agent, if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) upon the request of either the Administrative Agent or the L/C Issuer, if, as of the Letter of Credit Cash Collateralization Date, any Letter of Credit (including any Auto-Renewal Letter of Credit) may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Cash Collateralization Date, as the case may be). For purposes hereof, "Cash
                                                                   ----
Collateralize" means to pledge and deposit with or deliver to the Administrative
-------------
Agent, for the benefit of the L/C Issuer and the Revolving Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Revolving Lenders). The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in the L/C Cash Collateral Account in accordance with the terms of the Pledge and Security Agreement.

        (h)     Applicability of ISP98 and UCP. Unless otherwise expressly
                ------------------------------
agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices (ISP98)" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision
               ---
published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Trade Letter of Credit.

        (i)     Letter of Credit Fees.
                ---------------------

                (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Domestic Letter of Credit equal to the corresponding Applicable Rate times the daily maximum amount available to be drawn under such Domestic Letter of Credit (whether or not such maximum amount is then in effect under such Domestic Letter of Credit). Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiration date of such Letter of Credit, on the Revolving Loan Maturity Date and thereafter on demand. If there is any change in the corresponding Applicable Rate during any quarter, the daily maximum amount of each Domestic Letter of Credit shall be computed and multiplied by the corresponding Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

                (ii) The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender a fee, payable quarterly in arrears on the last Business Day of each March, June, September and December, equal to the actual Foreign Letter of Credit

        Sublimit applicable during each month of such quarter multiplied by 50%
                                                              ----------
        of the corresponding Applicable Rate. In addition, the Borrower shall pay such fees in connection with each Foreign Letter of Credit as shall be required in accordance with the usual and customary business practices of the Foreign Affiliate L/C Issuer issuing such Foreign Letter of Credit

                (iii) Upon the occurrence and during the continuance of an Event of Default, the amount of any fee payable by the Borrower under this Section 2.03(i) shall be increased by 2% per annum.
             ---------------

                (iv)    For purposes of calculating any fees payable under this
        Section 2.03, any amount described in this Section 2.03 which is
        ------------                               ------------
        denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

        (j)     Fronting Fee and Documentary and Processing Charges Payable to
                --------------------------------------------------------------
L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own
----------
account a fronting fee with respect to each Domestic Letter of Credit of 0.125% per annum. Such fronting fee shall be computed on a quarterly basis in arrears and payable on the dates set forth in Section 2.03(i)(ii). In addition, the
                                      -------------------
Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

        (k)     Conflict with Letter of Credit Application. In the event of any
                ------------------------------------------
conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

        2.04    SWING LINE LOANS.

        (a)     The Swing Line. Subject to the terms and conditions set forth
                --------------
herein, each Swing Line Lender agrees to make loans (each such loan, a "Swing
                                                                        -----
Line Loan") to the Borrower from time to time on any Business Day during the
---------
Availability Period in an aggregate amount for all Swing Line Lenders taken together not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Loans and L/C Obligations of the Revolving Lender acting as Swing Line Lender, may exceed the amount of such Revolving Lender's Revolving Loan Commitment; provided, however, that after
                                                   --------  -------
giving effect to any Swing Line Loan, (i) the Total Utilization of Revolving Loan Commitments shall not exceed the Revolving Loan Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender's Pro Rata Share of the Outstanding Amount of all L/C
----
Obligations (provided that solely for purposes of determining the Outstanding
             -------- ----
Amount of such L/C Obligations under this Section 2.04(a)(ii) the aggregate
                                          -------------------
undrawn amount of all outstanding Foreign Letters of Credit shall be deemed to be an amount equal to the Foreign Letter of Credit Sublimit), plus such
                                                              ----
Revolving Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender's Revolving Loan Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing
--------  -------
Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and
                               ------------               ------------
reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate
                    ------------
Loan. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender's Pro Rata Share of the Revolving Loan Commitments times the amount of such Swing Line Loan.
                               -----

        (b)     Borrowing Procedures. Each Swing Line Borrowing shall be made
                --------------------
upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000, or an integral multiple of $500,000 in excess thereof and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower (or any individual designated by such Responsible Officer in writing to the Administrative Agent). Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 12:00 noon on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the
                                 ---------------
applicable conditions specified in Article IV is not then satisfied, then,
                                   ----------
subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

        (c)     Refinancing of Swing Line Loans.
                -------------------------------

                (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Revolving Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding and shall, no later than 14 days after the making of any Swing Line Loan then still outstanding, request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Revolving Lender's Pro Rata Share of the amount of such Swing Line Loan. Any such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of
        Section 2.02, without regard to the minimum and multiples specified
        ------------
        therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Loan Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall
                                ------------
        furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 9:00 a.m. on the day specified in such Loan Notice, whereupon, subject to Section
                                                             -------
        2.04(c)(ii), each Revolving Lender that so makes funds available shall
        -----------
        be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(c)(i),
                                                          ------------------
        the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such
           ------------------
        participation.

                (iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section
                           ---------------                          -------
        2.04(c)(i), the Swing Line Lender shall be entitled to recover from such
        ----------
        Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this
        Section 2.04(c)(iii) shall be conclusive absent manifest error.
        --------------------

                (iv) Each Revolving Lender's obligation to make Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not
             ---------------
        be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving
                                         --------  -------
        Lender's obligation to make Loans pursuant to this Section 2.04(c) is
                                                           ---------------
        subject to the conditions set forth in Section 4.02. No such funding of
                                               ------------
        risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

        (d)     Repayment of Participations.
                ---------------------------

                (i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

                (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered
                     -------------
        into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

        (e)     Interest for Account of Swing Line Lender. Each Swing Line
                -----------------------------------------
Lender shall be responsible for invoicing the Borrower for interest on its Swing Line Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender's
                               ------------
Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the applicable Swing Line Lender.

        (f)     Payments Directly to Swing Line Lender. The Borrower shall make
                --------------------------------------
all payments of principal and interest in respect of the Swing Line Loans directly to the applicable Swing Line Lender.

        2.05    PREPAYMENTS.

        (a)     Voluntary Prepayments.
                ---------------------

                (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Tranche B Term Loans or Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the
                 --------
        Administrative Agent not later than 9:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) one Business Day prior to the date of prepayment of Base Rate Loans, and
        (ii) any prepayment shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof or if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05 (provided that any prepayment in
                             ------------
        connection with the termination and refinancing of this Agreement may be conditioned on the closing of such refinancing). Each such prepayment shall be applied to the Tranche B Term Loans or Revolving Loans, as the case may be, of the Lenders in accordance with their respective Pro Rata Shares pursuant to the terms of Section
                                                            -------
        2.05(a)(iii).
        ------------

                (ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by
                            --------
        the Swing Line Lender and the Administrative Agent not later than 11:00 a.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

                (iii) Any voluntary prepayments of the Revolving Loans pursuant to Section 2.05(a)(i) shall be applied as specified by the
                    ------------------
        Borrower in the applicable notice of prepayment. Any voluntary prepayments of the Tranche B Term Loans pursuant to Section 2.05(a)(i)
                                                            ------------------
        shall be applied to prepay the Tranche B Term Loans and to reduce the remaining scheduled installments of principal of the Tranche B Term Loans set forth in Section 2.07(a) in forward chronological order.
                           ---------------

        (b)     Mandatory Prepayments of Loans and Mandatory Reductions of
                ----------------------------------------------------------
Revolving Loan Commitments.
--------------------------

                (i) If for any reason the Total Utilization of Revolving Loan Commitments at any time exceeds the Revolving Loan Commitments then in effect, the Borrower shall immediately prepay Swing Line Loans and/or Revolving Loans, and/or Cash Collateralize the L/C Obligations, in an aggregate amount equal to such excess; provided, however, that the
                                               --------  -------
        Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full
                         ------------------
        of the Revolving Loans and Swing Line Loans the Total Utilization of Revolving Loan Commitments exceed the Revolving Loan Commitments then in effect.

                (ii) No later than (A) the date of receipt by the Administrative Agent or by the Borrower or any of its Subsidiaries of Net Cash Proceeds relating to any Permitted Domestic Receivables Transaction or any Net Insurance/Condemnation Proceeds (other than any Net Insurance/Condemnation Proceeds with respect to property subject to an Equipment Financing Transaction, a Real Estate Financing Transaction or a Lien permitted under Section 7.01(b), (i) or (k)) that are required
                                  ---------------  ---    ----
        to be applied to prepay the Loans and/or reduce the Revolving Loan Commitments pursuant to the provisions of Section 6.07, and (B) the
                                                  ------------
        fifth Business Day following the receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from any Permitted Foreign Receivables Transaction (provided that solely for purposes of determining the amount
                     --------
        of Net Cash Proceeds relating to any Permitted Foreign Receivables Transaction consummated no later than six months after the termination of the European Receivables Program, such Net Cash Proceeds shall be reduced in accordance with clause (b) of the definition of

        "Net Cash Proceeds" as if such Permitted Foreign Receivables Transaction were a refinancing of the European Receivables Program) the Borrower shall, in each case, prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Cash Proceeds.

                (iii) No later than the fifth Business Day following the date of receipt by the Borrower or any of its Subsidiaries of Net Equity/Indebtedness Proceeds from any Equipment Financing Transaction or Real Estate Financing Transaction (other than the Net Equity/Indebtedness Proceeds relating to any refinancing of any Equipment Financing Transaction or Real Estate Financing Transaction to the extent that such Net Equity/Indebtedness Proceeds are applied to the payment of the outstanding principal amount of, premium or penalty, if any, and interest on Indebtedness that is being refinanced by such Equipment Financing Transaction or Real Estate Financing Transaction and that is actually paid at the time of receipt of such Net Equity/Indebtedness Proceeds), the Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Equity/Indebtedness Proceeds.

                (iv) No later than the date of receipt by the Borrower or any Subsidiary of Net Cash Proceeds in respect of any Disposition of Collateral, and no later than the fifth Business Day following the date of receipt by the Borrower or any Subsidiary of Net Cash Proceeds in respect of any other Disposition (in each case, other than any Disposition of property or assets expressly permitted to be sold, leased, transferred or otherwise disposed of pursuant to Section
                                                                 -------
        7.05(a), (b), (c), (d), (e), (g), (h), (l), (n), (o), (q) or (r) and
        -------  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---    ---
        property or assets to the extent that the aggregate value of such property and assets disposed of in any single transaction or related series of transactions does not exceed $500,000), the Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Cash Proceeds.

                (v) No later than the third Business Day following the date of receipt by the Borrower or any of its Subsidiaries of Net Equity/Indebtedness Proceeds from the issuance after the Closing Date of any debt securities of the Borrower or any of its Subsidiaries other than Indebtedness permitted under Section 7.03 (other than Section
                                          ------------             -------
        7.03(a)(iii)), the Borrower shall prepay the Loans and/or the Revolving
        -------------
        Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Equity/Indebtedness Proceeds.

                (vi) No later than the third Business Day following the date of receipt by the Borrower or any of its Subsidiaries of Net Equity/Indebtedness Proceeds from the issuance after the Closing Date of any Equity Interests of the Borrower or any of its Subsidiaries, the Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Equity/Indebtedness Proceeds.

                (vii) In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year which is greater than zero, the Borrower shall, no later than ten days following the date of delivery to the Administrative Agent of financial statements relating to such Fiscal Year pursuant to Section 6.01(a),
                                                            ---------------
        prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow.

                (viii) Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to this Section
                                                                     -------
        2.05(b), the Borrower shall deliver to the Administrative Agent an
        -------
        officer's certificate demonstrating the calculation of the amount of the applicable Net Cash Proceeds, Net Insurance/Condemnation Proceeds, Net Equity/Indebtedness Proceeds, or Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that the Borrower shall subsequently determine that the actual amount was greater than the amount set forth in such officer's certificate, the Borrower shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and the Borrower shall concurrently therewith deliver to the Administrative Agent an officer's certificate demonstrating the derivation of the additional amount resulting in such excess.

        (c)     Application of Mandatory Prepayments.
                ------------------------------------

                (i)     Except as provided in Section 2.08, any amount required
                                              ------------
        to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to Sections 2.05(b)(ii)-(vii)
                                                      --------------------------
        shall be applied first to prepay the Tranche B Term Loans to the full
                         -----
        extent thereof, second, to prepay any outstanding L/C Advances to the
                        ------
        full extent thereof, third, to the extent of any remaining portion of
                             -----
        such amount, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, fourth, to the extent of any remaining portion of
                            ------
        such amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, and fifth, to the extent of any remaining
                                       -----
        portion of such amount, to Cash Collateralize that portion of L/C
        Obligations comprised of the aggregate undrawn amount of Letters of Credit; provided that any amount remaining after application in
                --------
        accordance with the foregoing provisions of this sentence may be retained by the Borrower for use in the ordinary course of its business; provided, however, that the Revolving Loan Commitments shall not be
        --------  -------
        reduced, except by application of mandatory prepayments pursuant to
        Section 2.05(b)(ii) or (iv), to less than $250,000,000. Any mandatory
        -------------------    ----
        reduction of Revolving Loan Commitments pursuant to this Section
                                                                 -------
        2.05(c)(i) shall be in proportion to each Revolving Lender's Pro Rata
        ----------
        Share.

                (ii) Any mandatory prepayments of the Tranche B Term Loans pursuant to Section 2.05 shall be applied to reduce the scheduled
                    ------------
        installments of principal of the Tranche B Term Loans set forth in
        Section 2.07(a) in inverse chronological order.
        ---------------

                (iii) Considering Tranche B Term Loans and Revolving Loans being prepaid separately, any prepayments thereof pursuant to Section
                                                                      -------
        2.05(b) shall be applied first to any Base Rate Loans then outstanding
        -------
        and then to Eurodollar Rate Loans with the
        shortest Interest Periods remaining; provided, however, that the
                                             --------  -------
        Borrower may elect that the remainder of such prepayments not applied to prepay Base Rate Loans be deposited in the Cash Collateral Account and applied thereafter to prepay the Eurodollar Rate Loan or Loans with Interest Periods expiring on a date or dates nearest the date of deposit in accordance with this Section 2.05(c), upon expiration of such
                                ---------------
        Interest Periods.

                (iv) The Borrower shall pay, together with each prepayment under this Section 2.05, accrued interest on the amount prepaid and any
                   ------------
        amounts required pursuant to Section 3.05.
                                     ------------

        2.06 TERMINATION OR REDUCTION OF REVOLVING LOAN COMMITMENTS. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Loan Commitments, or from time to time permanently reduce the Revolving Loan Commitments; provided that (i) any such notice shall be received by the
             --------
Administrative Agent not later than 9:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $25,000,000 or any whole multiple of $5,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Revolving Loan Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments, and (iv) if, after giving effect to any reduction of the Revolving Loan Commitments, the Letter of Credit Sublimit, the Foreign Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Loan Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Revolving Loan Commitments. Any reduction of the Revolving Loan Commitments shall be applied to the Revolving Loan Commitment of each Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Revolving Loan Commitments shall be paid on the effective date of such termination.

        2.07    REPAYMENT OF LOANS.

        (a) The Borrower shall make principal payments on the Tranche B Term Loans in installments on the dates and in the amounts set forth below:

        ----------------------------------------------------------------
        Last Business Day of Fiscal Quarter
        -----------------------------------
             Ending/Date (as applicable)          Scheduled Repayment
             -----------                          -------------------
        ----------------------------------------------------------------
           May 2003                                  $     937,500
        ----------------------------------------------------------------
           August 2003                               $     937,500
        ----------------------------------------------------------------
           November 2003                             $     937,500
        ----------------------------------------------------------------
           February 2004                             $     937,500
        ----------------------------------------------------------------
           May 2004                                  $     937,500
        ----------------------------------------------------------------
           August 2004                               $     937,500
        ----------------------------------------------------------------
           November 2004                             $     937,500
        ----------------------------------------------------------------
           February 2005                             $     937,500
        ----------------------------------------------------------------
           May 2005                                  $     937,500
        ----------------------------------------------------------------
           August 2005                               $     937,500
        ----------------------------------------------------------------
           November 2005                             $  91,406,250
        ----------------------------------------------------------------

        ----------------------------------------------------------------
        Last Business Day of Fiscal Quarter
        -----------------------------------
             Ending/Date (as applicable)          Scheduled Repayment
             -----------                          -------------------
        ----------------------------------------------------------------
           February 2006                             $  91,406,250
        ----------------------------------------------------------------
           May 2006                                  $  91,406,250
        ----------------------------------------------------------------
           July 31, 2006                             $  91,406,250
        ----------------------------------------------------------------

provided that the scheduled installments of principal of the Tranche B Term
--------
Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with Section
                                                                     -------
2.05; and provided, further that the Tranche B Term Loans and all other amounts
----      --------  -------
owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than the Tranche B Term Loan Maturity Date, and the final installment payable by the Borrower in respect of the Tranche B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the Tranche B Term Loans.

        (b) The Borrower shall repay to the Lenders on the Revolving Loan Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

        (c) The Borrower shall repay to the Swing Line Lenders on the Revolving Loan Maturity Date the aggregate principal amount of Swing Line Loans outstanding on such date.

        2.08    APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER
GUARANTY.

        (a)     Application of Proceeds of Collateral. Except as provided in
                -------------------------------------
Sections 2.05(b)(ii), (iii) and (iv), all proceeds received by the
--------------------   ---       --
Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of the Administrative Agent, be held by the Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by the Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the order of priority as set forth in Section 8.03.
                         ------------

        (b)     Application of Payments Under Guaranty. All payments received
                --------------------------------------
by the Administrative Agent under the Guaranty shall be applied promptly from time to time by the Administrative Agent in the order of priority as set forth in Section 8.03.
   ------------

        2.09    INTEREST.

        (a)     Subject to the provisions of Section 2.09(b):
                                             --------------

                (i) Tranche B Term Loans shall bear interest through maturity as follows:

                        (A) if a Base Rate Loan, then the sum of the Base Rate plus 3.00% per annum; and
                     ----

                        (B) if a Eurodollar Rate Loan, then the sum of the Eurodollar Rate for such Interest Period plus 4.00% per annum;
                                                         ----
                                       54

                (ii) Revolving Loans shall bear interest through maturity as follows:

                        (A) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the corresponding Applicable Rate; and
                                ----

                        (B) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus
                                                                          ----
                the corresponding Applicable Rate; and

                (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the corresponding
                                                   ----
        Applicable Rate.

        (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

        (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

        2.10    FEES. In addition to certain fees described in Section 2.03(i)
                                                               ---------------
and (j):
    ---

        (a)     Commitment Fee. The Borrower shall pay to the Administrative
                --------------
Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the corresponding Applicable Rate times the actual daily
                                                          -----
amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in
              ----------
arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Loan Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the corresponding Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the corresponding Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

        (b)     Other Fees.
                ----------

                (i) The Borrower shall pay to the Joint Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

                (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

        2.11 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by CNA's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on
                                        --------
the same day on which it is made shall, subject to Section 2.13(a), bear
                                                   ---------------
interest for one day.

        2.12    EVIDENCE OF DEBT.

        (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Tranche B Term Note and/or a Revolving Loan Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

        (b)     In addition to the accounts and records referred to in Section
                                                                       -------
2.12(a), each Lender and the Administrative Agent shall maintain in accordance
-------
with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

        2.13    PAYMENTS GENERALLY.

        (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Notwithstanding the foregoing, payments of amounts deposited in the Cash Collateral Account pursuant to the proviso in Section 2.05(c)(iii) shall be deemed to have been paid by the
                  --------------------
Borrower on the applicable date or dates such amounts are applied to prepay Eurodollar Rate Loans.

        (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

        (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a
                                                    -------------------
        rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

        A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.13(c) shall be conclusive,
                                       ---------------
absent manifest error.

        (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the
        ----------
Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms
             ----------
hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

        (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

        (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

        2.14 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of
                                --------  -------
such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any
                                  -------------
settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as
                        -------------
fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

        2.15    INCREASE IN COMMITMENTS.

        (a) Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Revolving Lenders), the Borrower may on a one-time basis, request an increase in the Revolving Loan Commitments by an amount not exceeding $25,000,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Revolving Lenders). Each Revolving Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Loan Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Revolving Lender not responding within such time period shall be deemed to have declined to increase its Revolving Loan Commitment. The Administrative Agent shall notify the Borrower and each Revolving Lender of the Revolving Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrower may also invite additional Eligible Assignees to become Revolving Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

        (b) If the Aggregate Commitments are increased in accordance with this Section 2.15, the Administrative Agent and the Borrower shall determine the
     ------------
effective date (the "Revolving Loan Commitment Increase Effective Date") and the
                     -------------------------------------------------
final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Revolving Lenders of the final allocation of such increase and the Revolving Loan Commitment Increase Effective Date. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Revolving Loan Commitment Increase Effective Date (in sufficient copies for each Revolving Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and
             ---------
as of the Revolving Loan Commitment Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and
                                 ------------
warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed
                                                   ------------
to refer to the most recent statements furnished pursuant to subsections (a) and
(b), respectively, of Section 6.01, and (B) no Default exists. The Borrower
                      ------------
shall prepay any Revolving Loans outstanding on the Revolving Loan Commitment Increase Effective Date (and pay any additional amounts required pursuant to
Section 3.05) to the extent necessary to keep the outstanding Revolving Loans
------------
ratable with any revised Pro Rata

Shares arising from any nonratable increase in the Revolving Loan Commitments under this Section 2.15.
           ------------

        (c)     This Section 2.15 shall supersede any provisions in Sections
                     ------------                                   --------
2.14 or 10.01 to the contrary.
----    -----

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

        3.01    TAXES.

        (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the
                                                   ---------
Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office and, if the forms provided by a Foreign Lender pursuant to Section 10.15(a) at the time such Foreign Lender first
                   ----------------
becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Foreign Lender provides new forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any
                            -----
Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each
                                                            ------------
of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

        (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").
                -----------

        (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such

Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

        (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by the Administrative Agent and such Lender, (ii)
           ------------
amounts payable under Section 3.01(c) and (iii) any liability (including
                      ---------------
additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this Section 3.01(d) shall be made within 30 days after the date
                   ---------------
the Lender or the Administrative Agent makes a demand therefor.

        3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

        3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

        3.04    INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

        (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law (which term for purposes of this Section 3.04 shall include without limitation all applicable administrative
     ------------
orders, directed duties, requests, licenses, guidelines, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law), or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or
                                ---------------
reduction in amount resulting from (i) taxes (as to which Section 3.01 shall
                                                          ------------
govern), (ii) changes in the basis or rate of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a
   ---------------
copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction; provided that the Borrower shall not be required to
                   --------
compensate a Lender pursuant to this Section 3.04(a) for any increased cost or
                                     ---------------
reduction in respect of a period occurring more than 180 days prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor unless the circumstances giving rise to such increased cost or reduction became applicable retroactively, in which case no such time limitation shall apply so long as such Lender requests compensation within 180 days from the date such circumstances become applicable.

        (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction; provided that the
                                                           --------
Borrower shall not be required to compensate a Lender pursuant to this Section
                                                                       -------
3.04(b) for any reduction in respect of a period occurring more than 180 days
-------
prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor unless the circumstances giving rise to such reduction became applicable retroactively, in which case no such time limitation shall apply so long as such Lender requests compensation within 180 days from the date such circumstances become applicable.

        (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower
                                                        --------
shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such

Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

        3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

        (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

        (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

        For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each
                   ------------
Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

        3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be
           -----------
paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

        3.07    SURVIVAL. All of the Borrower's obligations under this Article
                                                                       -------
III shall survive termination of the Aggregate Commitments and repayment of all
---
other Obligations hereunder.

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

        4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

        (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to each of the Joint Lead Arrangers and the Administrative Agent and its legal counsel:

                (i) executed counterparts of this Agreement, the Pledge and Security Agreement and the Guaranty (in each case, from each of the Loan Parties party thereto), sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

                (ii) if requested by any Lender at least two Business Days before the Closing Date, a Tranche B Term Note and/or a Revolving Loan Note executed by the Borrower in favor of each Lender requesting such Notes;

                (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of the Secretary of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of the Responsible Officers thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification (except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect);

                (v) favorable opinions of Shearman & Sterling, special counsel to the Loan Parties and Albert F. Moreno, Esq., Senior Vice President and General Counsel of the Borrower, each in form and substance reasonably satisfactory to the Lenders and addressed to the Administrative Agent and each Lender;

                (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections
                                                                 --------
        4.02(a) and (b) have been satisfied, (B) that there has been no event or
        -------     ---
        circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; (C) a calculation of the Consolidated Leverage Ratio as of the last day of the Fiscal Quarter of the Borrower most recently ended prior to the Closing Date and (D) a list of the 15 countries (other than the United States) in which the highest percentages of the aggregate gross revenues of the Borrower and its Subsidiaries on a consolidated basis for Fiscal Year 2002 were generated;

                (viii) evidence that all insurance required to be maintained pursuant to the Loan Documents as specified in Sections 5.10 and 6.07(a)
                                                       -------------     -------
        has been obtained and is in effect;

                (ix) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released;

                (x) a copy of the Investment Policies certified by a Responsible Officer to be true, correct and complete as of the Closing Date; and

                (xi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers, the Swing Line Lenders or the Required Lenders reasonably may require.

        (b) The Administrative Agent shall have received from the Borrower and each applicable Guarantor:

                (i)     Fully executed and notarized Mortgages (each a "Closing
                                                                        -------
        Date Mortgage" and, collectively, the "Closing Date Mortgages"), duly
        -------------                          ----------------------
        recorded in all appropriate places in all applicable jurisdictions, encumbering (A) each Real Property Asset listed in Part A of Schedule
                                                                     --------
        4.01(b)(i) annexed hereto (each a "Closing Date Mortgaged Property" and,
        ----------                         -------------------------------
        collectively, the "Closing Date Mortgaged Properties") and (B) each Real
                           ---------------------------------
        Property Asset listed in Part B of Schedule 4.01(b)(i) annexed hereto
                                           -------------------
        (each a "Post-Closing Date Mortgaged Property" and, collectively, the
                 ------------------------------------
        "Post-Closing Date Mortgaged Properties");
         --------------------------------------

                (ii) (A) ALTA mortgagee title insurance policies or unconditional commitments therefor (the "Closing Date Mortgage
                                                 ---------------------
        Policies") issued by the Title Company with respect to the Closing Date
        --------
        Mortgaged Properties listed in Part A of Schedule 4.01(b)(i) annexed
                                                 -------------------
        hereto, in amounts not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Closing Date Mortgaged Property vested in such Loan Party and assuring the Administrative Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, subject only to a standard survey exception, which Closing Date Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by the Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent; and (B) evidence satisfactory to the Administrative Agent that such Loan Party has (1) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (2) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

                (iii) Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies;

                (iv) (A) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (B) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from the Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (C) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that the Borrower has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

                (v) If requested by the Administrative Agent, an environmental indemnity agreement, satisfactory in form and substance to the Administrative Agent and its counsel, with respect to the indemnification of the Administrative Agent and the Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.

        (c)     To the extent not otherwise satisfied pursuant to Section
                                                                  -------
4.01(b), the Administrative Agent shall have received evidence satisfactory to
-------
it that the Borrower and the Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the opinion of the Administrative Agent, desirable in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

                (i) Delivery to the Administrative Agent of accurate and complete schedules to all of the applicable Collateral Documents;

                (ii) Delivery to the Administrative Agent of (A) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to the Administrative Agent) representing all capital stock pledged pursuant to the Pledge and Security Agreement and (B) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to the Administrative Agent) evidencing any Collateral;

                (iii) Delivery to the Administrative Agent of (A) the results of a recent search, by a Person satisfactory to the Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (B) UCC termination statements duly authorized by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

                (iv) Delivery to the Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly authorized by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents; and

                (v) Delivery to the Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral.

        (d) On or before the Closing Date, the Lenders shall have received a completed audit of the Inventory of the Borrower and its Subsidiaries from Ozer Valuation Services, and the Joint Lead Arrangers and the Administrative Agent each shall be satisfied with the results thereof.

        (e) The Borrower shall have delivered to the Administrative Agent a consent and release agreement, in form and substance satisfactory to the Administrative Agent, relating to intercreditor arrangements among the Secured Parties and certain Subsidiaries of the Borrower in connection with certain receivables purchase agreements of the Borrower and such Subsidiaries.

        (f) Any fees and expenses required to be paid on or before the Closing Date shall have been paid.

        (g) The Borrower shall have delivered to the Administrative Agent a guaranty, in form and substance satisfactory to the Selected Revolving Lenders, made by the Borrower in favor of the Selected Revolving Lenders with respect to all obligations of any Subsidiaries of the Borrower under or arising out of or in connection with any Selected Revolving Lender Cash Management Services.

        (h) The Lenders shall have received a trademark valuation from Ernst & Young LLP.

        (i) There shall have occurred no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

        (j) The Borrower shall have deposited in one or more separate accounts listed on Schedule 4.01(j) each subject to a Control Agreement or a
                   ----------------
security account control agreement in form and substance satisfactory to the Administrative Agent (together with any additional such accounts identified in writing to the Administrative Agent in accordance with Section 6.03(e), the
                                                       ---------------
"6.80% Notes Accounts") (or the Borrower shall have provided to the
 --------------------
Administrative Agent evidence of irrevocable wire transfer instructions for such deposits to be made on the Closing Date) funds sufficient to repay at maturity (including any interim scheduled interest payments) in accordance with the terms of the 1996 Indenture all of the outstanding 6.80% Notes.

        4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans from one Type to the other or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

        (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are
                              ---------
contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section
                                                                      -------
4.02, the representations and warranties contained in Sections 5.05(a) and (b)
----                                                  ----------------     ---
shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.
----------------     ---

        (b) No Default shall exist, or would result from such proposed Credit Extension.

        (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.

        Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans from one Type to the other or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a)
                                                             ----------------
and (b) have been satisfied on and as of the date of the applicable Credit
    ---
Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Administrative Agent and the Lenders that:

        5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

        5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or constitute a default or require any payment to be made under or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such

Person is a party (except the Loan Documents) or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

        5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except as contemplated by the Loan Documents.

        5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

        5.05    FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

        (a) The Audited Financial Statements and the consolidating balance sheets and statements of income of the Borrower and its Subsidiaries as of the corresponding dates and for the corresponding periods, respectively (i) were prepared in accordance with GAAP consistently applied in all material respects throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied in all material respects throughout the period covered thereby, except as otherwise expressly noted therein. To the best knowledge of the Borrower after reasonable investigation, neither the Borrower nor any of its Subsidiaries has any obligation under any Guarantee, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Closing Date, is not reflected in the Audited Financial Statements and, as of the date of any Credit Extension subsequent to the Closing Date, is not reflected in the most recent financial statements delivered to the Lenders pursuant to Section 6.01 or the notes thereto and that, in any such case, could
            ------------
have a Material Adverse Effect.

        (b) The unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries dated August 25, 2002, and the related consolidated and consolidating statements of income and consolidated statements of shareholders' equity and cash flows for the Fiscal Quarter ended on that date
(i) were prepared in accordance with GAAP consistently applied in all material respects throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

        (c) The forecasted balance sheets and statements of income of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section
                                                                   -------
6.02(d) or contained in the Information
-------

Memorandum were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

        (d) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

        5.06 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

        5.07 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

        5.08    OWNERSHIP OF PROPERTY; LIENS; REAL PROPERTY.

        (a) Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section
                                                                       -------
7.01.
----

        (b)     As of the Closing Date, Schedule 5.08 annexed hereto contains a
                                        -------------
true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.08 annexed hereto, each agreement listed in
                       -------------
clause (ii) of the immediately preceding sentence is in full force and effect and the Borrower does not have knowledge of any material default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

        5.09 ENVIRONMENTAL COMPLIANCE. The operations and properties of each Loan Party and each of its Subsidiaries comply in all respects with all applicable Environmental Laws and

Environmental Permits except where such noncompliance could not have a Material Adverse Effect, and no circumstances exist that would be reasonably likely to
(a) form the basis of an Environmental Claim against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (b) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

        5.10 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, or with Majestic Insurance International Ltd., a wholly-owned Subsidiary of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies of similar size engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates. Property insurance insuring real and personal property on a replacement cost basis unless otherwise noted in
Section 6.07(a) and business interruption coverage policies contain a loss
---------------
payable subsection or endorsement, satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent for the benefit of the Secured Parties as the loss payee thereunder for any covered loss with respect to the Collateral, as its interests may appear. General and automobile liability insurance policies name the Administrative Agent for the benefit of the Secured Parties as an additional insured thereunder, as its interests may appear. All insurance policies provide for at least 30 days prior written notice to the Administrative Agent of any material modification or cancellation of such policy.

        5.11    TAXES.

        (a) The Borrower and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

        (b) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement.

        (c) No issues have been raised by taxing authorities that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

        5.12    ERISA COMPLIANCE; FOREIGN EMPLOYEE BENEFIT PLANS.

        (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

        (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

        (c)     (i) Other than as set forth on Schedule 5.12(c), no ERISA Event
                                               ----------------
has occurred or is reasonably expected to occur; (ii) no Pension Plan has a Funded Current Liability Percentage of less than 90% as of the most recent valuation date; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

        (d) With respect to each retirement plan or arrangement mandated by a government other than the United States (a "Foreign Government Scheme or
                                              ----------------------------
Arrangement") and with respect to each employee benefit plan maintained or
-----------
contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a "Foreign Plan"), each Foreign Plan is in
                                 ------------
compliance with the applicable Foreign Government Scheme or Arrangement and neither the Borrower nor any of its Subsidiaries has incurred or reasonably expects to incur any liability under any Foreign Government Scheme or Arrangement, which noncompliance or liability would be reasonably likely to have a Material Adverse Effect.

        5.13 SUBSIDIARIES. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part A of Schedule 5.13,
                                                                  -------------
which also sets forth the organizational structure of the Borrower and its Subsidiaries as of the date hereof. Part B of Schedule 5.13 sets forth a
                                              -------------
complete and accurate list of the Borrower's Material Subsidiaries, as of the end of the Fiscal Year ended November 24, 2002, and the aggregate gross revenues of the Subsidiaries of the Borrower not constituting Material Subsidiaries for such Fiscal Year were not more than 5% of the aggregate gross revenues of the Borrower and its Subsidiaries on a consolidated basis for such Fiscal Year. Part C of Schedule 5.13 sets forth a complete and accurate list of all Restricted
     -------------
Subsidiaries as of the date hereof. No Loan Party or any of their respective Subsidiaries have any Investments other than those permitted under Section 7.02.
                                                                   ------------

        5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

        (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01
                                                                   ------------
or Section 7.05 or subject to any restriction contained in any agreement or
   ------------
instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin
                                                 ---------------
stock.

        (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

        5.15 DISCLOSURE. No representation or warranty of any Loan Party contained in this Agreement or any other document (other than representations and warranties with respect to the consolidated forecasted balance sheets and statements of income of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 6.01 or contained in the Information Memorandum), or
                    ------------
any certificate or written statement furnished to the Administrative Agent or any Lender by any Loan Party for use in connection with any transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits to state or will omit to state a material fact known to such Loan Party necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

        5.16 COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of its respective Contractual Obligations and all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such Contractual Obligation, requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        5.17 INTELLECTUAL PROPERTY; LICENSES, ETC. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are
                                                   ---------
reasonably necessary for the operation of their respective businesses without conflict, to the best of our knowledge, with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 5.17 hereto is a complete
                                             -------------
and accurate list of all registered patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of any Loan Party or any of its Subsidiaries as of the date hereof, showing the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

        5.18    MATTERS RELATING TO COLLATERAL.

        (a) The execution and delivery of the Collateral Documents by the Loan Parties, together with the actions taken to date pursuant to Sections
                                                                  --------
4.01(b), 4.01(c), 6.12 and 6.13 are effective to create in favor of the
-------  -------  ----     ----
Administrative Agent for the benefit of the Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid First Priority Lien on all of the Collateral that can be perfected by possession, by filing a UCC financing statement, by filing a Mortgage with the appropriate real property office, by recording an appropriate document with the PTO or by a Control Agreement or securities account control agreement, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to the Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of the Administrative Agent.

        (b) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of the Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by the Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by Article IV and
                                                                  ----------
Sections 5.18(a), 6.12, 6.13 and 6.15 and except as may be required, in
----------------  ----  ----     ----
connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities and generally affecting the disposition of the Collateral by a secured creditor.

        (c) Except such as may have been filed in favor of the Administrative Agent as contemplated by Section 5.18(a) (i) no effective UCC
                                        ---------------
financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, except in respect of Liens permitted pursuant to Section 7.01 and (ii)
                                                         ------------
no effective filing covering all or any part of the IP Collateral is on file in the PTO.

        (d) The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

        (e) All information supplied to the Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

        5.19 MATERIALLY ADVERSE AGREEMENTS. Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any Organization Documents or corporate restrictions that would be reasonably likely to have a Material Adverse Effect.

        5.20 SOLVENCY. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

        5.21 EXTRAORDINARY EVENTS. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would be reasonably likely to have a Material Adverse Effect.

        5.22 CONDUCT OF BUSINESS. The Borrower and its Subsidiaries, considered together, are engaged only in businesses related or incidental to the manufacture and sale of clothing and accessories and the LOS/DOS Business.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.11 and 6.16) cause each
                                   -------------  ----     ----
Subsidiary to:

        6.01 FINANCIAL STATEMENTS AND UCC SEARCH REPORTS. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

        (a) As soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated and consolidating statements of income and consolidated shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

        (b) As soon as available, but in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated and consolidating statements of income and consolidated shareholders' equity and cash flows for such Fiscal Quarter and for the portion of the Borrower's Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

        (c) As soon as available, but in any event within 30 days after the end of each fiscal month, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month and consolidated statements of income and a consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and consolidated statements of income and a consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, all in reasonable detail and duly certified by a Responsible Officer of the Borrower; and

        (d) As promptly as practicable after the date of delivery to the Administrative Agent of any UCC financing statement authorized by any Loan Party pursuant to Section 4.01(c), copies of completed UCC searches evidencing the
            ---------------
proper filing, recording and indexing of all such UCC financing statements and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to the Administrative Agent by or on behalf of the Borrower or such Loan Party.

        As to any information contained in materials furnished pursuant to
Section 6.02(c), the Borrower shall not be separately required to furnish such
---------------
information under Section 6.01(a) or (b), but the foregoing shall not be in
                  ---------------    ---
derogation of the obligation of the Borrower to furnish the information and materials described in Section 6.01(a) and (b) at the times specified therein.
                       ---------------     ---

        6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender:

        (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified
               ---------------
public accountants certifying such financial statements and stating that in making the examination necessary therefor nothing came to their attention that caused them to believe that the Borrower failed to comply with the terms, covenants, provisions or conditions of Section 7.19 insofar as they relate to
                                       ------------
accounting matters or, if any such Default shall exist, stating the nature and status of such event;

        (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate
               ----------------     ---
signed by a Responsible Officer of the Borrower;

        (c) promptly after the same are available, copies of each annual report or proxy sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

        (d) as soon as available, but in any event no later than 60 days after the end of each Fiscal Year, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries, such forecasts with respect to consolidated balance sheets and income statements to be prepared on a monthly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Tranche B Term Loan Maturity Date, and such forecasts with respect to cash flow statements to be prepared on an annual basis for each Fiscal Year;

        (e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of the Indentures or any indenture, loan or credit or similar agreement executed in connection with a Capital Markets Transaction and not otherwise required to be furnished to the Lenders pursuant to any other clause of Sections 6.01 or 6.02;
                                -------------    ----

        (f) promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any Loan Party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

        (g) as soon as available, but in any event within 60 days after the end of each Fiscal Year, a report summarizing any material changes in the insurance coverage maintained for the Borrower and its Subsidiaries during such Fiscal Year and containing such additional information as any agent, or any Lender through the Administrative Agent, may reasonably specify;

        (h) no later than 60 days after the end of each Fiscal Year, a list of all Subsidiaries of each Loan Party showing (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized and the number outstanding, and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights;

        (i) no later than 60 days after the end of each Fiscal Year, a list of the 15 countries (other than the United States) in which the highest percentages of the aggregate gross revenues of the Borrower and its Subsidiaries on a consolidated basis for such Fiscal Year were generated;

        (j) no later than 60 days after the end of each Fiscal Year, a list of all Subsidiaries indicating whether each such Subsidiary is a Guarantor, Pledged Domestic Subsidiary, Pledged Foreign Subsidiary or Unpledged Foreign Subsidiary, and the percentage of the aggregate gross revenues of the Borrower and its Subsidiaries on a consolidated basis for such Fiscal Year contributed by each such Subsidiary;

        (k) no later than three Business Days after any day on which the aggregate Swap Termination Value of all Swap Contracts with third parties under which the Borrower or any

Subsidiary would be required to make a payment on termination thereof exceeds $65,000,000, a report listing by counterparty the aggregate Swap Termination Value of all such Swap Contracts under which the Borrower or any Subsidiary would be required to make a payment on termination thereof;

        (l) as soon as available, but in any event within 90 days after the end of each Fiscal Year, (i) a report as of the last day of such Fiscal Year summarizing the total Dollar amount of the Leadership Shares Plan award to be paid in cash in the immediately succeeding Fiscal Year and (ii) the Dollar amount of such award to be deferred, the Dollar amount of such deferral to remain unfunded, and the Dollar amount of salary and other bonus to be deferred in such immediately succeeding Fiscal Year; and

        (m) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

        Documents required to be delivered pursuant to Section 6.01(a) or (b) or
                                                       ---------------    ---
Section 6.02(c) (to the extent any such documents are included in materials
---------------
otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii)
                                                         --------------
on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i)
                                                           --------
the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.
                                     ----
Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by
Section 6.02(b) to the Administrative Agent and each of the Lenders. Except for
---------------
such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

        6.03    Notices. Promptly notify the Administrative Agent and each
Lender:

        (a)     of the occurrence of any Default;

        (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any

Governmental Authority (including any change in the status or the financial effect on the Borrower or any of its Subsidiaries of such matters previously disclosed to the Administrative Agent and the Lenders); or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

        (c) of the occurrence of any ERISA Event or a decrease in the Funded Current Liability Percentage for any Plan at the end of any fiscal quarter to less than 90%;

        (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

        (e)     of any change in the identity of any of the 6.80% Notes
Accounts.

        Each notice pursuant to this Section 6.03 shall be accompanied by a
                                     ------------
statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section
                                                                   -------
6.03(a) shall describe with particularity any and all provisions of this
-------
Agreement and any other Loan Document that have been or may be breached.

        6.04 PAYMENT OF TAXES. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets (other than tax liabilities, assessments and governmental charges not exceeding $5,000,000 in the aggregate); provided that no such obligation or
                                        --------
liability need be paid or discharged so long as (a) it is being contested in good faith by appropriate proceedings diligently conducted, (b) adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary and (c) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

        6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights,
------------    ----
privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

        6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;
(b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

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

        6.07    MAINTENANCE OF INSURANCE; APPLICATION OF NET
INSURANCE/CONDEMNATION PROCEEDS.

        (a) Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, or with Majestic Insurance International Ltd., a wholly-owned Subsidiary of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by businesses of similar size engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other businesses and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance. Without limiting the generality of the foregoing, the Borrower will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) property insurance at replacement cost valuation on the Collateral under policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to the Administrative Agent in its commercially reasonable judgment; provided, however, that real and personal property (other
                     --------  -------
than any Inventory) currently held for sale or other disposition and located at the properties identified on Schedule 4.01(b)(i) may be insured for the amount
                             -------------------
of its actual cash value. Each such policy of insurance shall (a) in the case of general and automobile liability insurance policies, name the Administrative Agent for the benefit of the Secured Parties as an additional insured thereunder as its interests may appear and (b) in the case of property and business interruption insurance, contain a loss payable clause or endorsement, satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent for the benefit of the Secured Parties as the loss payee thereunder and provides for at least 30 days prior written notice to the Administrative Agent of any material modification or cancellation of such policy.

        (b)     Application of Net Insurance/Condemnation Proceeds.

                (i)     Business Interruption Insurance. Upon receipt by the
                        -------------------------------
        Borrower or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and
        (b) if a Default or an Event of Default shall have occurred and be continuing, the Borrower shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in Section 2.05;

                (ii)    Other Insurance/Condemnation Proceeds. Upon receipt by
                        -------------------------------------
        the Borrower or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the

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

        extent not so applied, to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in Section 2.05, and (b) if a
                                                     ------------
        Default or Event of Default shall have occurred and be continuing, the Borrower shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in Section 2.05.
                                         ------------

                (iii)   Net Insurance/Condemnation Proceeds Received by the
                        ---------------------------------------------------
        Administrative Agent. Upon receipt by the Administrative Agent of any
        --------------------
        Net Insurance/Condemnation Proceeds as loss payee (a) if and to the extent the Borrower would have been required under Section 6.07(b)(ii) to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans and/or reduce the Revolving Loan Commitments, the Administrative Agent shall, and the Borrower hereby authorizes the Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in Section
                                                                    -------
        2.05, and (b) to the extent the foregoing clause (a) does not apply, the
        ----
        Administrative Agent shall hold such Net Insurance/Condemnation Proceeds pursuant to the terms of the Pledge and Security Agreement and, so long as the Borrower or any of its Subsidiaries proceeds diligently to repair, restore or replace the assets of the Borrower or such Subsidiary in respect of which such Net Insurance/Condemnation Proceeds were received, the Administrative Agent shall from time to time disburse to the Borrower or such Subsidiary from the Cash Collateral Account, to the extent of any such Net Insurance/Condemnation Proceeds remaining therein in respect of the applicable covered loss, amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by the Administrative Agent of invoices or other documentation reasonably satisfactory to the Administrative Agent relating to the amount of costs so incurred and the work performed (including, if required by the Administrative Agent, lien releases and architects' certificates); provided, however, that if at any time the Administrative Agent
        --------  -------
        reasonably determines (A) that the Borrower or such Subsidiary is not proceeding diligently with such repair, restoration or replacement or
        (B) that such repair, restoration or replacement cannot be completed with the Net Insurance/Condemnation Proceeds then held by the Administrative Agent for such purpose, together with funds otherwise available to the Borrower for such purpose, or that no Loan Party has entered into a binding contract for such repair, restoration or replacement within 270 days after the receipt by the Administrative Agent of such Net Insurance/Condemnation Proceeds, the Administrative Agent shall, and the Borrower hereby authorizes the Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in
        Section 2.05.
        ------------

        6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

        6.09 BOOKS AND RECORDS. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all

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

financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

        6.10    INSPECTION RIGHTS; AUDITS OF INVENTORY AND ACCOUNTS RECEIVABLE.

        (a) Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided,
                                                                    --------
however, that if an Event of Default exists the Administrative Agent or any
-------
Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

        (b) Permit any authorized representatives designated by the Administrative Agent to conduct one audit of all Collateral consisting of Inventory of the Loan Parties during each twelve-month period after the Closing Date, each such audit to be substantially similar in scope and substance to the audit of Inventory referred to in Section 4.01(d), all upon reasonable notice
                                  ---------------
and at such reasonable times during normal business hours as may reasonably be requested; provided, that if an Event of Default exists, the Borrower shall
           --------
permit as many audits of all Inventory of the Loan Parties as the Administrative Agent shall request.

        6.11 USE OF PROCEEDS. Use the proceeds of the Credit Extensions (a) to refinance obligations of the Borrower and its Subsidiaries under the Existing Credit Agreement, (b) to partially fund the 6.80% Notes Accounts and (c) for working capital, capital expenditures and other general corporate purposes not in contravention of any Law or of any Loan Document.

        6.12 EXECUTION OF GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS BY CERTAIN SUBSIDIARIES AND FUTURE SUBSIDIARIES.

        (a) In the event that any Subsidiary of the Borrower existing on the Closing Date that has not previously executed the Guaranty hereafter becomes a Material Domestic Subsidiary and otherwise qualifies under the definition of "Guarantor", or in the event that any Person becomes a Material Domestic Subsidiary and otherwise qualifies under the definition of "Guarantor" after the date hereof, promptly notify the Administrative Agent of that fact and, within 30 days of such Person becoming a Material Domestic Subsidiary:

                (i) (A) cause such Subsidiary to execute and deliver to the Administrative Agent a counterpart of the Guaranty and Pledge and Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in Sections 4.01(b) and (c))
                                                     ----------------     ----
        as may be necessary or, in the opinion of the Administrative Agent, desirable to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Subsidiary described in the applicable forms of Collateral Documents and (B) deliver to the Administrative Agent all certificates representing the Equity Interests of such

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

        Subsidiary (accompanied by irrevocable undated stock powers, duly endorsed in blank) owned by the respective pledgor; and

                (ii) deliver to the Administrative Agent, together with such Loan Documents, (A) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to the Administrative Agent, (B) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to the Administrative Agent, (C) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (1) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (2) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (D) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to the Administrative Agent and its counsel, as to (1) the due organization and good standing of such Subsidiary, (2) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (3) the enforceability of such Loan Documents against such Subsidiary, (4) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as the Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to the Administrative Agent and its counsel; and

        (b) In the event that any Person becomes a Material Foreign Subsidiary after the date hereof, promptly notify the Administrative Agent of that fact and use its commercially reasonable efforts to take or cause to be taken all such actions, execute and deliver or cause to be executed and delivered all such agreements, documents and instruments and make or cause to be made all such filings and recordings that may be necessary or, in the opinion of the Administrative Agent, desirable in order to create in favor of the Administrative Agent, for the benefit of Secured Parties, a valid and perfected security interest in 65% of the Equity Interests owned by the Borrower or any other Loan Party of such Person; provided, however, that no action shall be
                                 --------  -------
required to be taken by any Loan Party with respect to the Equity Interests of any Material Foreign Subsidiary pursuant to this subsection in the event that the Borrower and the Administrative Agent agree in good faith that the pledge of such Equity Interests would result in a significant tax liability to any Loan Party or would otherwise be impracticable;

provided, however, neither the Borrower nor any of its Subsidiaries shall be
--------  -------
required pursuant to this Section 6.12 to grant Liens on any Principal Property,
                          ------------
the Equity Interests of a Restricted Subsidiary or any Indebtedness of or issued by a Restricted Subsidiary, provided, further, that neither Receivables Funding
                            --------  -------
Issuer nor Securitization Corp. (during any period that it has any obligations under a Permitted Domestic Receivables Transaction) shall be considered to be a Material Subsidiary for purposes of this Section 6.12.
                                         ------------

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

        6.13    MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL.

        (a)     Additional Mortgages, Etc. From and after the Closing Date, in
                -------------------------
the event that (i) the Borrower or any Guarantor acquires any fee interest in real property other than Principal Property or (ii) at the time any Person becomes a Guarantor, such Person owns or holds any fee interest in real property, in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (ii) above) then-existing senior lienholder, where the Borrower and its Subsidiaries are unable to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an "Additional Mortgaged Property"), deliver to the
                             -----------------------------
Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Guarantor, as the case may be, the following:

                (i)     Additional Mortgage. A fully executed and notarized
                        -------------------
        Mortgage (an "Additional Mortgage"), duly recorded in all appropriate
                      -------------------
        places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property;

                (ii)    Opinions of Counsel. A favorable opinion of counsel to
                        -------------------
        such Loan Party, in form and substance satisfactory to the Administrative Agent and its counsel, as to the due authorization, execution and delivery by such Loan Party of such Additional Mortgage and such other matters as the Administrative Agent may reasonably request;

                (iii)   Title Insurance. (a) If required by the Administrative
                        ---------------
        Agent, an ALTA mortgagee title insurance policy or an unconditional commitment therefor (an "Additional Mortgage Policy") issued by the
                                 --------------------------
        Title Company with respect to such Additional Mortgaged Property, in an amount satisfactory to the Administrative Agent, insuring fee simple title to, or a valid leasehold interest in, such Additional Mortgaged Property vested in such Loan Party and assuring the Administrative Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to a standard survey exception, which Additional Mortgage Policy
        (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by the Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent; and (b) evidence satisfactory to the Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;

                (iv)    Title Report. If no Additional Mortgage Policy is
                        ------------
        required with respect to such Additional Mortgaged Property, a title report issued by the Title Company with

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

        respect thereto, dated not more than 30 days prior to the date such Additional Mortgage is to be recorded and satisfactory in form and substance to the Administrative Agent;

                (v)     Copies of Documents Relating to Title Exceptions. Copies
                        ------------------------------------------------
        of all recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause (iii) or (iv) above; and

                (vi)    Matters Relating to Flood Hazard Properties. (a)
                        -------------------------------------------
        Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Additional Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgement of receipt of written notification from the Administrative Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that the Borrower has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

        6.14 DEPOSIT ACCOUNTS AND CASH MANAGEMENT SYSTEMS. Use and maintain its Deposit Accounts in a manner reasonably satisfactory to the Administrative Agent; provided that this Section 6.14 shall only apply to the Guarantors (other
       --------           ------------
than, to the extent that it maintains or controls accounts in its role as servicer under a Permitted Domestic Receivables Transaction, LSFCC) and shall not apply to any Deposit Account held by any such Guarantor to the extent (a) such Deposit Account is maintained with a financial institution with which such Guarantor has not entered into any Control Agreement in relation to any other Deposit Account, (b) the aggregate assets in all Deposit Accounts maintained with such financial institution at no time exceed $100,000 and (c) the aggregate amount of assets in all Deposit Accounts not subject to Control Agreements in reliance on the exemption provided pursuant to clauses (a)-(c) of this proviso
                                               ---------------
at no time exceed $1,000,000. Within 60 days after the Closing Date or such later date agreed to by the Administrative Agent in its sole discretion, the Borrower shall and shall cause each such Guarantor, as the case may be, to have
(i) delivered to the Administrative Agent a Control Agreement and (ii) taken all other steps necessary or, in the opinion of the Administrative Agent, desirable to ensure that the Administrative Agent has sole dominion and control over such Deposit Account; provided that if the Borrower or such Guarantor is unable to
                 --------
obtain such agreement from such financial institution the Borrower shall, or shall cause such Guarantor to, within 60 days after receiving a written request by the Administrative Agent to do so, transfer all amounts in the applicable Deposit Account to a Deposit Account maintained at a financial institution from which the Borrower or such Guarantor has obtained such an agreement.

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

        6.15    POST CLOSING ACTIONS.

        (a) Within 60 days after the Closing Date (or, in the case of a request pursuant to Section 6.15(a)(ii)(b) or (iii), within 60 days after such
                    ----------------------    -----
request) or such later date agreed to by the Administrative Agent in its sole discretion,

                (i) deliver to the Administrative Agent evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the First Priority Lien of the Administrative Agent for the benefit of the Secured Parties in all foreign registrations of Intellectual Property in Australia, Canada, France, Germany, Italy, Japan, Mexico, The Netherlands (including the Netherlands Antilles), Spain, and the United Kingdom has been taken; provided that taking such action does not result in the granting of a
        -------- ----
        trademark registration, patent, copyright registration or application therefor in the name of the Administrative Agent or the Secured Parties;

                (ii) deliver to the Administrative Agent (A) Collateral Access Agreements acknowledged by warehousemen, processors and other bailees that as of the date hereof hold from time to time substantially all of the Inventory of the Loan Parties in the possession of bailees in the United States (other than mills) in the ordinary course of business and (B) such additional Collateral Access Agreements as may be reasonably requested from time to time by the Administrative Agent; and

                (iii) at the request of any Selected Revolving Lender delivered to the Borrower within 30 days after the Closing Date, enter into Master Agreements or amendments to existing master agreements for Selected Revolving Lender Swap Contracts with such Selected Revolving Lender providing that the obligations of the Borrower, LSIFCS and any other Material Domestic Subsidiary under such agreements are secured by the Collateral Documents until the payment in full of all Obligations under this Agreement and the other Loan Documents, the cancellation or expiration of all Letters of Credit and the termination of the Commitments.

        (b) Within 90 days after the Closing Date, deliver to the Administrative Agent a certificate of each Material Foreign Subsidiary, signed on behalf of such Material Foreign Subsidiary by its President or a Vice President and its Secretary or any Assistant Secretary, dated the Closing Date (the statements made in which certificate shall be true on and as of the Closing
Date), certifying as to a true and correct copy of the Organization Documents of such Foreign Subsidiary and a copy of an intercompany promissory note duly executed by each Foreign Subsidiary (other than any Restricted Subsidiary) and duly endorsed to the Administrative Agent.

        (c) Within 180 days after the Closing Date, or such later date agreed to by the Administrative Agent in its sole discretion, deliver to the Administrative Agent such documents as shall be necessary to create and perfect a security interest in 65% of the Equity Interests of each Material Foreign Subsidiary listed on Schedule 6.15(c) owned by the respective pledgor, together
                     ----------------
with the certificates or instruments, if any, representing 65% of such Equity Interests accompanied by irrevocable undated instruments of transfer, duly endorsed in blank and otherwise in form and substance satisfactory to the Administrative Agent; provided, however,
                      --------  -------

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

that no action shall be required to be taken by any Loan Party with respect to the Equity Interests of any Material Foreign Subsidiary pursuant to this subsection in the event that the Borrower and the Administrative Agent agree in good faith that the pledge of such Equity Interest would result in a significant tax liability to any Loan Party or would otherwise be impracticable.

        (d) Within 270 days after the Closing Date, or such later date agreed to by the Administrative Agent in its sole discretion, deliver to the Administrative Agent in respect of each Post-Closing Date Mortgaged Property that has not been disposed of by the Borrower by such date all documents and things required pursuant to Section 6.13(a) and not previously delivered to the
                            ---------------
Administrative Agent as though each Post-Closing Date Mortgaged Property were an Additional Mortgaged Property and with all other necessary modifications.

        6.16 TRANSFER OF RECEIVABLES. Except during any period that Domestic Receivables are being sold to Receivables Funding Issuer under a Permitted Domestic Receivables Transaction, cause LSFCC to sell to another Subsidiary of the Borrower acceptable to the Administrative Agent all accounts receivable purchased by it from the Borrower immediately upon consummation of such purchase.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

        7.01 LIENS. The Borrower shall not, nor shall it permit any Subsidiary nor the LS&Co. Trust to, directly or indirectly create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries or the LS&Co. Trust as debtor, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, other than the following:

        (a)     Liens pursuant to any Loan Document;

        (b)     Liens existing on the date hereof and listed on Schedule 7.01
                                                                -------------
and any renewals or extensions thereof, provided that the property covered
                                        --------
thereby is not increased (except as contemplated thereby) and any renewal or extension of the obligations secured or benefited thereby is permitted pursuant to Section 7.03(c)(i);
   ------------------

        (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

        (d) materialmen's, mechanics', carriers', workmen's, warehousemen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations (other than Indebtedness for borrowed money) which are not overdue more than 15 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves as required by GAAP with respect thereto are maintained on the books of the applicable Person;

        (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation (other than any Lien imposed by ERISA) so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

        (f) pledges or deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

        (g) easements, rights-of-way, zoning restrictions and other similar encumbrances on title to real property that were not incurred in connection with and do not secure Indebtedness and do not, either individually or in the aggregate, materially interfere with the ordinary conduct of the Borrower and its Subsidiaries, taken as a whole;

        (h) Liens securing litigation or judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or
                                           ---------------
other surety bonds related to such judgments;

        (i) purchase money Liens upon or in real property or personal property acquired or held by the Borrower or any of its Subsidiaries (other than LSFCC or Receivables Funding Issuer) in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition or improvement of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other
--------  -------
than the property being acquired or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the
                                              -------- -------
aggregate principal amount of the Indebtedness secured by Liens permitted by this clause (i) shall not exceed the amount permitted under Section 7.03(c)(iii)
                                                            --------------------
at any time outstanding;

        (j) Liens in favor of customs and revenue authorities arising as a matter of law or pursuant to a bond to secure payment of customs duties in connection with the importation of goods;

        (k)     Liens arising in connection with capital leases permitted under
Section 7.03(a)(ii); provided that no such Lien shall extend to or cover any
-------------------
Collateral or assets other than the assets subject to such capital leases;

        (l) Liens attaching to ownership interests in joint ventures (whether in partnership, corporate or other form) engaged in the LOS/DOS Business or attaching to intellectual property rights relating to the LOS/DOS Business;

        (m) Liens created in connection with (A) Equipment Financing Transactions permitted under Section 7.03(c)(viii), (B) Real Estate Financing
                             ---------------------
Transactions permitted under Section 7.03(c)(vii), (C) Permitted Foreign
                             --------------------
Receivables Transactions permitted under Section 7.03(c)(vi) and (D) Permitted
                                         -------------------
Domestic Receivables Transactions permitted under Section 7.03(c)(x); provided,
                                                  ------------------  --------
however, that no such Lien shall extend to or cover property other than the
-------
property subject to such Equipment Financing Transaction, Real Estate Financing Transaction, Permitted Foreign Receivables Transaction or Permitted Domestic Receivables Transaction, including related cash accounts that contain solely proceeds from the sale of Domestic Receivables pursuant to Permitted Domestic Receivables Transactions;

        (n) Liens created pursuant to applications or reimbursement agreements pertaining to documentary letters of credit which encumber documents and other property of the Borrower or any of its Subsidiaries (other than LSFCC, Receivables Funding Issuer or the LS&Co Trust) relating to such documentary letters of credit and the products and proceeds thereof;

        (o) Liens on any cash and Cash Equivalents that are the subject of a repurchase agreement entered into in the ordinary course of business and permitted under Section 7.02(d);
                ---------------

        (p) any interest or title of a lessor or a sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other permitted Liens in effect on any date of determination, could not be reasonably expected to have a Material Adverse Effect;

        (q) leases or subleases granted to others in the ordinary course of business not interfering with the ordinary conduct of the business of the grantor thereof;

        (r) Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, or by virtue of the terms of an account agreement relating to a Deposit Account not subject to a Control Agreement in reliance on the proviso to the first sentence of Section 6.14; provided that (i) such
                                     ------------  -------- ----
deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or any of its Subsidiaries owning the affected deposit account or other funds maintained with a creditor depository institution in excess of those set forth by regulations promulgated by the Federal Reserve Board or any foreign regulatory agency performing an equivalent function, and (ii) such deposit account is not intended by the Borrower or any of its Subsidiaries to provide collateral (other than such as is ancillary to the establishment of such deposit account) to the depository institution;

        (s) Liens, assignments and pledges of rights to receive premiums, interest or loss payments or otherwise arising in connection with worker's compensation loss portfolio transfer insurance transactions or any insurance or reinsurance agreements pertaining to losses covered by insurance, and Liens (including, without limitation and to the extent constituting Liens, negative pledges) in favor of insurers or reinsurers on pledges or deposits by the Borrower or any Subsidiary under workmens' compensation laws, unemployment insurance laws or similar legislation;

        (t) Liens on property of any Foreign Subsidiary or a foreign branch of a Domestic Subsidiary securing Indebtedness permitted under Section
                                                               -------
7.03(c)(xvii) outstanding in an aggregate principal amount not to exceed
-------------
$15,000,000 at any time;

        (u) other Liens securing Indebtedness outstanding of the Borrower or any of its Subsidiaries (other than LSFCC, Receivables Funding Issuer or the LS&Co Trust) in an aggregate principal amount not to exceed $15,000,000 at any time;

        (v) Liens on accounts receivable of any Foreign Subsidiary or a foreign branch of any Domestic Subsidiary securing Indebtedness relating to Dispositions permitted pursuant to Section 7.05(d) in an aggregate outstanding
                                   ---------------
principal amount not to exceed $25,000,000 minus the aggregate outstanding
                                           -----
principal amount of any Indebtedness secured by Liens existing pursuant to
Section 7.01(t); and
---------------

        (w) solely in the case that the Revolving Loan Commitments are reduced to an amount less than $250,000,000 pursuant to Section 2.05(c)(i),
                                                        ------------------
Liens on cash and Cash Equivalents collateralizing obligations in an amount not to exceed on any date the positive difference, if any, of $250,000,000 minus the
                                                                       -----
Revolving Loan Commitments as of such date.

        7.02 INVESTMENTS. The Borrower shall not, nor shall it permit any Subsidiary or the LS&Co. Trust to, directly or indirectly make or hold any Investments, except:

        (a)     Investments existing on the date hereof and described on
Schedule 7.02 and any extensions or renewals thereof or conversions of any such
-------------
loan Investments to equity Investments;

        (b) equity Investments by the Borrower and its Subsidiaries in their Subsidiaries existing on the date hereof and described on Schedule 7.02;
                                                          -------------

        (c) advances to officers, directors and employees of the Borrower or any of its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

        (d) Investments by the Borrower and its Subsidiaries in cash and Cash Equivalents;

        (e) Investments consisting of intercompany Indebtedness permitted under Section 7.03(a)(i), 7.03(b), 7.03(c)(i), 7.03(c)(v), 7.03(c)(ix),
      ------------------  -------  ----------  ----------  -----------
7.03(c)(xi), 7.03(c)(xii), 7.03(c)(xiv), 7.03(c)(xv), 7.03(c)(xvi) or
-----------  ------------  ------------  -----------  ------------
7.03(c)(xviii);
--------------

        (f) extensions of credit to customers or suppliers of the Borrower or any of its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

        (g)     Investments by the Borrower in any Guarantor;

        (h)     Investments by any Guarantor in the Borrower or any other
Guarantor;

        (i) Investments by any Pledged Domestic Subsidiary in the Borrower, any Guarantor or any other Pledged Domestic Subsidiary;

        (j) Investments by any Pledged Foreign Subsidiary in the Borrower, any Guarantor, any Pledged Domestic Subsidiary or any other Pledged Foreign Subsidiary;

        (k) Investments by any Unpledged Foreign Subsidiary (other than LSIFCS) in the Borrower or any Subsidiary and Investments by LSIFCS in the Borrower, any Guarantor, any Pledged Domestic Subsidiary or any Pledged Foreign Subsidiary;

        (l) Investments by the Borrower in any of its Subsidiaries and Investments by any of its Subsidiaries in the Borrower or any of its other Subsidiaries; provided that the sum, without duplication, of (i) such Investments made after the date hereof plus (ii) the aggregate principal amount
                                       ----
of Indebtedness permitted by Section 7.03(c)(xiv) plus (iii) the aggregate
                             -------------------- ----
dispositions permitted by Section 7.05(l) shall not exceed $50,000,000 in the
                          ---------------
aggregate during Fiscal Year 2003, or $100,000,000 in the aggregate during Fiscal Years 2003 and 2004, taken as a single period, or $150,000,000 in the aggregate during Fiscal Years 2003, 2004 and 2005, taken as a single period, or $175,000,000 in the aggregate during Fiscal Years 2003, 2004, 2005 and 2006, taken as a single period; provided further that Investments in Subsidiaries of
                          -------- -------
the Borrower that are not Solvent immediately prior to the making of any such Investment shall not exceed $10,000,000 in the aggregate in any Fiscal Year;

        (m) Investments by the Borrower in any of its Subsidiaries and Investments by any of its Subsidiaries in the Borrower or any of its other Subsidiaries resulting from a Disposition permitted under Section 7.05(n);
                                                          ---------------

        (n) Investments by the Borrower in Subsidiaries formed in connection with Permitted Domestic Receivables Transactions permitted under Section
                                                                 -------
7.03(c)(x);
----------

        (o) Investments by any Subsidiary in the Borrower or any Subsidiary formed in connection with a Permitted Foreign Receivables Transaction permitted under Section 7.03(c)(vi) in an amount not to exceed the proceeds thereof;
      ------------------

        (p) other Investments by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.02 in an aggregate amount not to exceed
                               ------------
$35,000,000 at any time outstanding;

        (q) contribution of a promissory note executed by Levi Strauss & Co. Europe S.A. in favor of Levi Strauss Continental S.A. (or its successors) from Levi Strauss Continental S.A. (or its successors) to LSIFCS in connection with sales permitted under Sections 7.05(e) and 7.05(n);
                      ----------------     -------

        (r) Investments, if any, by the Borrower into the LS&Co. Trust and by the LS&Co. Trust permitted by the LS&Co. Trust Agreement; and

        (s)     Investments permitted under Section 7.04.
                                            ------------

        7.03 INDEBTEDNESS. The Borrower shall not, nor shall it permit any Subsidiary or the LS&Co. Trust to, directly or indirectly create, incur, assume or suffer to exist any Indebtedness, except:

        (a)     in the case of the Borrower,

                (i) Indebtedness owed to any Subsidiary, which Indebtedness, if owed to any Guarantor, (A) shall constitute Pledged Indebtedness and
        (B) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent, shall be subordinated in right of payment to the payment in full of the Obligations and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Administrative Agent pursuant to the terms of the Pledge and Security Agreement;

                (ii) Capital leases not to exceed in the aggregate $50,000,000 at any time outstanding;

                (iii) Indebtedness of the Borrower issued in a Capital Markets Transaction provided such Indebtedness is unsecured and such Indebtedness does not have a stated maturity date or required principal payments earlier than the Tranche B Term Loan Maturity Date and the Borrower makes the prepayment required pursuant to Section 2.05(b);
                                                           ---------------

                (iv) Guarantees of the Borrower under the LS&Co. Trust Agreement, provided that the investment activities of the LS&Co. Trust
                   --------
        are in compliance with the Investment Policies; and

                (v) Guarantees of the Borrower in respect of the obligations of Subsidiaries arising under or in connection with Selected Revolving Lender Cash Management Services;

        (b)     in the case of Subsidiaries specified in this Section 7.03(b),
                                                              ---------------

                (i) Indebtedness owed to the Borrower or to any Guarantor by another Guarantor, which Indebtedness (A) shall constitute Pledged Indebtedness and (B) shall, except in the case of redeemable preferred stock, be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent, shall be subordinated in right of payment in full of the Obligations, and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Administrative Agent pursuant to the terms of the Pledge and Security Agreement;

                (ii) Indebtedness owed to any Pledged Domestic Subsidiary by any Guarantor or another Pledged Domestic Subsidiary;

                (iii) Indebtedness owed to any Pledged Foreign Subsidiary by any Guarantor, any Pledged Domestic Subsidiary or another Pledged Foreign Subsidiary;

                (iv) Indebtedness owed to any Unpledged Foreign Subsidiary (other than LSIFCS) by any Subsidiary and Indebtedness owed to LSIFCS by any Guarantor, Pledged Domestic Subsidiary or Pledged Foreign Subsidiary; and

                (v) Indebtedness owed to the Borrower or to any Guarantor by a Pledged Domestic Subsidiary, a Pledged Foreign Subsidiary or a foreign branch of any Pledged Domestic Subsidiary not to exceed in the aggregate $35,000,000 at any time outstanding, which Indebtedness (A) shall constitute Pledged Indebtedness and (B) shall, except in the case of redeemable preferred stock, be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent, shall be subordinated in right of payment in full of the Obligations, and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Administrative Agent pursuant to the terms of the Pledge and Security Agreement;

        (c)     in the case of the Borrower and Subsidiaries specified in this
Section 7.03(c),
---------------

                (i) Indebtedness of the Borrower and its Subsidiaries outstanding on the Closing Date and listed on Schedule 7.03 hereto and
                                                      -------------
        any refinancing of the industrial revenue bond obligations listed on
        Schedule 7.03 hereto provided there is no increase in the aggregate
        -------------
        principal amount of such obligations;

                (ii) Indebtedness of the Borrower and its Subsidiaries under the Loan Documents;

                (iii) Indebtedness of the Borrower and its Subsidiaries (other than LSFCC and Receivables Funding Issuer) secured by Liens permitted by
        Section 7.01(i) not to exceed in the aggregate $50,000,000 at any time
        ---------------
        outstanding;

                (iv) Indebtedness of the Borrower, LSIFCS and any Material Domestic Subsidiary (other than LSFCC and Receivables Funding Issuer) in respect of Ordinary Course Swap Contracts and consistent with prudent business practice, provided that the aggregate Swap Termination Value of all such Ordinary Course Swap Contracts with third parties under which the Borrower, LSIFCS or any Material Domestic Subsidiary would be required to make a payment on termination thereof do not exceed in the aggregate $75,000,000;

                (v) so long as no Default shall have occurred and be continuing, Indebtedness of the Borrower and its Subsidiaries (other than LSFCC and Receivables Funding Issuer) to LSIFCS in the ordinary course of business and Indebtedness of LSIFCS to the Borrower and any of its other Subsidiaries (other than LSFCC and Receivables Funding Issuer) in the ordinary course of business;

                (vi) Indebtedness of Foreign Subsidiaries in the form of Permitted Foreign Receivables Transactions, provided the Borrower and its Subsidiaries make the prepayment required pursuant to Section
                                                                  -------
        2.05(b);
        -------
                                       93

                (vii) Indebtedness of the Borrower and its Subsidiaries (other than LSFCC and Receivables Funding Issuer) in the form of Real Estate Financing Transactions, provided the principal amount of all Indebtedness permitted under this Section 7.03(c)(vii) and Section
                                          --------------------     -------
        7.03(c)(viii) (including all such Indebtedness existing on the Closing
        -------------
        Date and listed on Schedule 7.03 hereto) does not exceed in the
                           -------------
        aggregate $175,000,000 at any time outstanding and the Borrower and its Subsidiaries make the prepayment required pursuant to Section 2.05(b);
                                                              ---------------

                (viii) Indebtedness of the Borrower and its Subsidiaries (other than LSFCC and Receivables Funding Issuer) in the form of Equipment Financing Transactions, provided the principal amount of all Indebtedness permitted under this Section 7.03(c)(viii) and Section
                                          ---------------------     -------
        7.03(c)(vii) (including all such Indebtedness existing on the Closing
        ------------
        Date and listed on Schedule 7.03 hereto) does not exceed in the
                           -------------
        aggregate $175,000,000 at any time outstanding and the Borrower and its Subsidiaries make the prepayment required pursuant to Section 2.05(b);
                                                              ---------------

                (ix) Ordinary Course Swap Contracts between the Borrower or LSIFCS and LSIFCS or other Subsidiaries (other than LSFCC and Receivables Funding Issuer) in the ordinary course of business;

                (x) Indebtedness of the Borrower and its Subsidiaries incurred in connection with Permitted Domestic Receivables Transactions in form and substance reasonably satisfactory to the Administrative Agent and provided the Borrower and its Subsidiaries make the prepayment required pursuant to Section 2.05(b);
                             ---------------

                (xi) customary indemnification obligations and other Guarantees of the Borrower, LSFCC or Receivables Funding Issuer incurred in connection with a Permitted Domestic Receivables Transaction permitted under Section 7.03(c)(x) or in connection with any Permitted
                        ------------------
        Foreign Receivables Transaction permitted under Section 7.03(c)(vi);
                                                        -------------------

                (xii) Indebtedness of the Borrower to any of its Subsidiaries (other than LSFCC and Receivables Funding Issuer) or of any of its Subsidiaries (other than LSFCC and Receivables Funding Issuer) to any of its Subsidiaries (other than LSFCC and Receivables Funding Issuer) in connection with the purchases of inventory or raw materials in the ordinary course of business in an amount not to exceed the purchase price thereof and any related servicing fees;

                (xiii) (A) Indebtedness of the Borrower and its Subsidiaries arising from the honoring of a check, draft, wire transfer or similar instrument against insufficient funds; provided that such Indebtedness
                                               --------
        is unsecured other than by a Lien permitted pursuant to Section 7.01(r)
                                                                ---------------
        or is supported by a Letter of Credit, and (B) Indebtedness of the Borrower and its Subsidiaries (other than LSFCC and Receivables Funding Issuer) in respect of Selected Revolving Lender Cash Management Services, provided that the aggregate Indebtedness at any one time in
                  --------
        connection with all such Selected Revolving Lender Cash Management Services does not exceed $160,000,000;

                (xiv) Indebtedness of the Borrower to any of its Subsidiaries (other than LSFCC and Receivables Funding Issuer) and Indebtedness of any of its Subsidiaries (other than LSFCC and Receivables Funding Issuer) to the Borrower or any of its other Subsidiaries (other than LSFCC and Receivables Funding Issuer); provided, however, that the sum,
                                               --------  -------
        without duplication, of (A) the aggregate principal amount of all such Indebtedness incurred after the date hereof plus (B) the aggregate
                                                    ----
        Investments permitted by Section 7.02(l) plus (C) the aggregate
                                 --------------- ----
        dispositions permitted by Section 7.05(l) shall not exceed $50,000,000
                                  ---------------
        in the aggregate during Fiscal Year 2003, or $100,000,000 in the aggregate during Fiscal Years 2003 and 2004, taken as a single period, or $150,000,000 in the aggregate during Fiscal Years 2003, 2004 and 2005, taken as a single period, or $175,000,000 in the aggregate during Fiscal Years 2003, 2004, 2005 and 2006, taken as a single period;

                (xv) Indebtedness of the Borrower to any of its Subsidiaries (other than LSFCC and Receivables Funding Issuer) and Indebtedness of any of its Subsidiaries (other than LSFCC and Receivables Funding Issuer) to the Borrower or to any of its other Subsidiaries (other than LSFCC and Receivables Funding Issuer) incurred in connection with a Disposition permitted under Sections 7.05(e) and 7.05(n);
                                    ----------------     -------

                (xvi) Indebtedness of the Borrower or any of its Subsidiaries (other than LSFCC and Receivables Funding Issuer) to the Borrower or any of its other Subsidiaries (other than LSFCC and Receivables Funding Issuer) incurred in connection with a Permitted Foreign Receivables Transaction permitted under Section 7.03(c)(vi) in an amount not to
                                    -------------------
        exceed the proceeds thereof;

                (xvii)  in addition to the foregoing Sections 7.03(c)(i)-(xvi)
                                                     -------------------------
        and without duplication, Indebtedness (other than Indebtedness under Ordinary Course Swap Contracts or in connection with Selected Revolving Lender Cash Management Services) of the Borrower and its Subsidiaries (other than LSFCC and Receivables Funding Issuer) not exceeding $150,000,000 in the aggregate at any time; and

                (xviii) Indebtedness of the Borrower, Securitization Corp, NF Industries, Inc., LSFCC or Receivables Funding Issuer to the Borrower, LSFCC or Receivables Funding Issuer incurred in connection with a Permitted Domestic Receivables Transaction permitted under Section
                                                                   -------
        7.03(c)(x) in an amount not to exceed the purchase price of any Domestic
        ----------
        Receivables purchased and sold in connection therewith, which Indebtedness, in the case of Indebtedness owed to the Borrower or LSFCC,
        (x) shall constitute Pledged Indebtedness and (y) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent, shall, except in the case of Indebtedness owed by Receivables Funding Issuer, be subordinated in right of payment to the payment in full of the Obligations and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Administrative Agent pursuant to the terms of the Pledge and Security Agreement.

        7.04 FUNDAMENTAL CHANGES. The Borrower shall not, nor shall it permit any Subsidiary nor the LS&Co. Trust to, directly or indirectly merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

        (a) any Domestic Subsidiary (other than Receivables Funding Issuer and other than Securitization Corp during any period that it has any obligations under a Permitted Domestic Receivables Transaction) may merge into or consolidate with, or may be liquidated, wound-up or dissolved into, the Borrower or any other Domestic Subsidiary (other than Receivables Funding Issuer and other than Securitization Corp during any period that it has any obligations under a Permitted Domestic Receivables Transaction); provided that the Person
                                                     --------
formed by such merger or consolidation, or into which such Domestic Subsidiary is liquidated, wound-up or dissolved, (i) in the case of any such transaction involving the Borrower, shall be the Borrower, (ii) in the case of any such transaction involving a Guarantor and not the Borrower, shall be a Guarantor, and (iii) in the case of any such transaction involving a Pledged Domestic Subsidiary and not the Borrower, shall be a Pledged Domestic Subsidiary;

        (b) any Pledged Foreign Subsidiary may merge into or consolidate with, or may be liquidated, wound-up or dissolved into, the Borrower, any Guarantor, any Pledged Domestic Subsidiary or any other Pledged Foreign Subsidiary; provided that the Person formed by such merger or consolidation, or
            --------
into which such Pledged Foreign Subsidiary is liquidated, wound-up or dissolved,
(i) in the case of any such transaction involving the Borrower, shall be the Borrower, (ii) in the case of any such transaction involving a Guarantor and not the Borrower, shall be a Guarantor, and (iii) in the case of any such transaction involving a Pledged Domestic Subsidiary and not the Borrower, shall be a Pledged Domestic Subsidiary;

        (c) any Unpledged Foreign Subsidiary may merge into or consolidate with, or may be liquidated, wound-up or dissolved into, the Borrower or any other Subsidiary; provided, that the Person formed by such merger or
                  --------
consolidation, or into which such Unpledged Foreign Subsidiary is liquidated, wound-up or dissolved, (i) in the case of any such transaction involving the Borrower, shall be the Borrower, (ii) in the case of any such transaction involving a Guarantor and not the Borrower, shall be a Guarantor, (iii) in the case of any such transaction involving a Pledged Domestic Subsidiary and not the Borrower, shall be a Pledged Domestic Subsidiary, and (iv) in the case of any such transaction involving a Pledged Foreign Subsidiary and not the Borrower or a Domestic Subsidiary, shall be a Pledged Foreign Subsidiary;

        (d) the LS&Co Trust may merge into or consolidate with any other trust adopted and maintained by the Borrower for a similar purpose pursuant to a trust agreement in form and substance satisfactory to the Administrative Agent; and

        (e) the Borrower and any Subsidiary may make any Disposition permitted pursuant to Section 7.05(n).
                      ---------------

        7.05 DISPOSITIONS. The Borrower shall not, nor shall it permit any Subsidiary nor the LS&Co. Trust to, directly or indirectly make any Disposition or enter into any agreement to make any Disposition, except:

        (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, including any property no longer used in the business;

        (b) Dispositions of inventory (i) in the ordinary course of business or (ii) by the Borrower or any of its Subsidiaries to the Borrower or any of its Subsidiaries in arms length transactions in the ordinary course of business;

        (c) Dispositions of accounts receivable to collection agencies provided the aggregate face amount of all such accounts receivable does not exceed $5,000,000;

        (d) Dispositions of accounts receivable of any Foreign Subsidiary and a foreign branch of any Domestic Subsidiary, provided the aggregate face amount of all such accounts receivable does not exceed $25,000,000;

        (e)     Dispositions permitted by Section 7.04;
                                          ------------

        (f) Dispositions of real property pursuant to Real Estate Financing Transactions permitted under Section 7.03(c)(vii) provided the Borrower and its
                             --------------------
Subsidiaries make the prepayments required pursuant to Section 2.05(b);
                                                       ---------------

        (g)     Licenses of IP Rights in the ordinary course of business;

        (h) Transfers and contributions of funds from time to time (i) by the Borrower to that certain grantor trust adopted and maintained by the Borrower in connection with the deferred compensation plan adopted by the Borrower to be effective as of January 2003 (the "LS&Co. Deferred Compensation
                                                  ------ ---------------------
Plan") for the purpose of contributing funds to be held until paid to
----
participants in the LS&Co. Deferred Compensation Plan and their beneficiaries (together with any successors, the "LS&Co. Trust") pursuant to those certain
                                    ------------
trust agreements in form and substance satisfactory to the Administrative Agent (the "LS&Co. Trust Agreement") and (ii) by the LS&Co. Trust to plan participants
      ----------------------
or the Borrower in accordance with the LS&Co. Trust Agreement;

        (i) Dispositions of Foreign Receivables pursuant to Permitted Foreign Receivables Transactions permitted under Section 7.03(c)(vi) provided
                                                 -------------------
the Borrower and its Subsidiaries make the prepayments required pursuant to
Section 2.05(b);
---------------

        (j) Dispositions of equipment pursuant to Equipment Financing Transactions permitted under Section 7.03(c)(viii) provided the Borrower and its
                             ---------------------
Subsidiaries make the prepayments required pursuant to Section 2.05(b);
                                                       ---------------

        (k) Dispositions of Domestic Receivables pursuant to Permitted Domestic Receivables Transactions permitted under Section 7.03(c)(x) provided
                                                  ------------------
the Borrower and its Subsidiaries make the prepayments required pursuant to
Section 2.05(b);
---------------

        (l) Dispositions by the Borrower to any of its Subsidiaries of property other than accounts receivable and inventory and dispositions by any of its Subsidiaries to the Borrower or any of its other Subsidiaries of property other than accounts receivable and inventory; provided
                                              --------
that the sum, without duplication, of (i) the fair market value of such property sold, transferred, licensed or otherwise disposed of after the date hereof plus
                                                                           ----
(ii) the aggregate principal amount of Indebtedness permitted by Section
                                                                 -------
7.03(c)(xiv) plus (iii) the aggregate Investments permitted by Section 7.02(l)
------------ ----                                              ---------------
shall not exceed $50,000,000 in the aggregate during Fiscal Year 2003, or $100,000,000 in the aggregate during Fiscal Years 2003 and 2004, taken as a single period, or $150,000,000 in the aggregate during Fiscal Years 2003, 2004 and 2005, taken as a single period, or $175,000,000 in the aggregate during Fiscal Years 2003, 2004, 2005 and 2006, taken as a single period;

        (m) other Dispositions by the Borrower and its Subsidiaries of property other than accounts receivable; provided that (i) at the time of any
                                         --------
Disposition, no Event of Default shall exist or shall result from such disposition; (ii) the consideration received for such Disposition shall be in an amount at least equal to the fair market value of the assets sold, transferred, licensed or otherwise disposed of; (iii) at least 75% of the consideration received for such disposition shall be cash; (iv) the non-cash consideration received for all such Dispositions in the aggregate shall not exceed $30,000,000 at any time outstanding; (v) the aggregate fair market value of all assets so sold, transferred, licensed or otherwise disposed of by the Borrower and its Subsidiaries shall not exceed $50,000,000 in any Fiscal Year; and (vi) the Borrower and its Subsidiaries make the prepayments required pursuant to Section
                                                                        -------
2.05(b);
-------

        (n) Dispositions for no more than fair market value of property, including Equity Interests, (i) of any Guarantor to the Borrower or another Guarantor; (ii) of any Pledged Domestic Subsidiary to the Borrower, any Guarantor or another Pledged Domestic Subsidiary; (iii) of any Pledged Foreign Subsidiary to the Borrower, any Guarantor, any Pledged Domestic Subsidiary or another Pledged Foreign Subsidiary; and (iv) of any Unpledged Foreign Subsidiary to the Borrower or any of its other Subsidiaries;

        (o) Dispositions constituting leases or subleases granted to others in the ordinary course of business not interfering with the ordinary conduct of the business of the grantor thereof;

        (p) Dispositions involving the liquidation of any Foreign Subsidiary or a foreign branch of any Domestic Subsidiary for the purpose of converting the Borrower's business in such foreign region into licensee operations; provided
                                                                     --------
that the Borrower and its Subsidiaries make the prepayments required pursuant to
Section 2.05(b);
---------------

        (q)     Dispositions of accounts receivable from the Borrower to LSFCC;
and

        (r)     a Disposition of the promissory note permitted pursuant to
Section 7.02(q).
---------------

        7.06 RESTRICTED PAYMENTS. The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

        (a) the Borrower may declare and pay dividends and distributions payable only in common stock (other than Disqualified Stock) of the Borrower; and

        (b) any Subsidiary of the Borrower may (i) declare and pay cash dividends and dividends and distributions payable in property or in common stock (other than Disqualified Stock) of such Subsidiary to the Borrower and (ii) declare and pay cash dividends and dividends and distributions payable in property or in common stock (other than Disqualified Stock) of such Subsidiary to any Subsidiary of the Borrower of which it is a Subsidiary; provided that any dividends paid by a Subsidiary of the Borrower which is not a wholly-owned Subsidiary are paid to all stockholders thereof on a pro rata basis or on a basis that results in the receipt by the Borrower or a Subsidiary that is the parent of that Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis.

        7.07 CHANGE IN NATURE OF BUSINESS. The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly engage in any business not related or incidental to the manufacture and sale of clothing and accessories. The LOS/DOS Business is a business that is related or incidental to the manufacture and sale of clothing within the meaning of the preceding sentence. The Borrower shall not suffer or permit any Subsidiary of the Borrower (other than Receivables Funding Issuer) to which LSFCC sells receivables to engage in any business other than the purchase, holding and securitization of accounts receivable and shall not suffer or permit LSFCC to engage in any business other than the purchase, sale to a Subsidiary of the Borrower acceptable to the Administrative Agent or, during any period that Domestic Receivables are being sold to Receivables Funding Issuer under a Permitted Domestic Receivables Transaction, to Receivables Funding Issuer and servicing of accounts receivable generated by the Borrower, the processing of accounts payable of the Borrower and its Subsidiaries, procurement support services for the Borrower and its Subsidiaries and other accounting and general customer relationship functions.

        7.08    TRANSACTIONS WITH AFFILIATES. Subject to Section 7.05(n), the
                                                         ---------------
Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate.

        7.09 BURDENSOME AGREEMENTS. The Borrower shall not nor shall it permit any of its Subsidiaries, directly or indirectly to enter into or suffer to exist any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Indebtedness owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (a) the Loan Documents, (b) restrictions on Subsidiaries formed in connection with Permitted Foreign Receivables Transactions permitted under
Section 7.03(c)(vi) or (xvi) and Permitted Domestic Receivables Transactions
-------------------    -----
permitted
under Section 7.03(c)(x) contained in documentation for such Transactions to the
      ------------------
extent such restrictions are required by the other party thereto or are otherwise customary in standard market practice for similar receivables purchase transactions, (c) restrictions on the declaration or payment or other distributions in respect of such Equity Interests contained in documentation for any Capital Markets Transaction permitted under Section 7.03(a)(iii) provided
                                                --------------------
such restrictions do not prohibit any actions expressly permitted hereunder, (d) restrictions on the foregoing (other than restrictions of the type set forth in clause (c)), if any, contained in documentation for any Capital Markets Transaction permitted under Section 7.03(a)(iii) provided that any such
                            --------------------
restrictions shall be deemed to be included herein as if set forth in this Agreement, (e) restrictions on the transfer of the property subject to Equipment Financing Transactions permitted under Section 7.03(c)(viii), Real Estate
                                       ---------------------
Financing Transactions permitted under Section 7.03(c)(vii) and Dispositions of
                                       --------------------
accounts receivable permitted under Section 7.05(d), (f) restrictions placed on
                                    ---------------
the transfer by a Subsidiary of IP Rights granted by the Borrower in connection with the terms of licenses between the Borrower and any Subsidiaries relating to such IP Rights, and (g) restrictions required to be placed on the transfer of property pursuant to a Lien permitted under Section 7.01.
                                            ------------

        7.10 USE OF PROCEEDS. The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly (a) use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose; (b) acquire any security in any transaction that is subject to Sections 13 or 14 of the Exchange Act; (c) knowingly purchase Ineligible Securities from any Joint Lead Arranger during any period in which such Joint Lead Arranger makes a market in such Ineligible Securities, (d) knowingly purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by any Joint Lead Arranger, or
(e) make payments of principal or interest on Ineligible Securities underwritten or privately placed by any Joint Lead Arranger and issued by or for the benefit of the Borrower or any Affiliate of the Borrower. Each Joint Lead Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities.

        7.11 LEASE OBLIGATIONS. The Borrower shall not, nor shall it permit any Subsidiary to, create, incur, assume or suffer to exist, any obligations as lessee (a) for the rental or hire of real or personal property in connection with any sale and leaseback transaction other than (i) capital leases permitted under Section 7.03(a)(ii), (ii) Real Estate Financing Transactions permitted
      -------------------
under Section 7.03(c)(vii) and (iii) Equipment Financing Transactions permitted
      --------------------
under Section 7.03(c)(viii), or (b) for the rental or hire of other real or
      ---------------------
personal property of any kind under leases or agreements to lease (excluding capital leases) other than (i) leases in existence on the Closing Date and (ii) leases entered into or assumed by the Borrower or any Subsidiary after the date hereof in the ordinary course of business.

        7.12 AMENDMENTS OF CERTAIN DOCUMENTS. The Borrower shall not, nor shall it permit any Subsidiary or the LS&Co. Trust to, amend, any of its Organization Documents, the Investment Policies or the Leadership Shares Plan if the effect of such amendment would be materially adverse to the Borrower or to the Lenders.

        7.13 ACCOUNTING CHANGES. The Borrower shall not, nor shall it permit any Subsidiary to, make or permit, any change in its Fiscal Year.

        7.14 PREPAYMENTS, ETC., OF INDEBTEDNESS. The Borrower shall not, nor shall it permit any Subsidiary to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement and the prepayment of Indebtedness payable to the Borrower, (b) the payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of a permitted Disposition, (c) the prepayment, redemption, repurchase or other satisfaction of some or all of the 6.80% Notes prior to the scheduled maturity thereof with proceeds from the 6.80% Notes Accounts, (d) the prepayment of secured Indebtedness provided there are no outstanding Credit Extensions after giving effect to such prepayment, (e) the close out of Ordinary Course Swap Contracts, (f) the prepayment of Indebtedness in the form of Permitted Domestic Receivables Transactions (i) when, through amortization only 10% of the initial principal balance of such Indebtedness remains outstanding or (ii) in the event that the average aggregate outstanding principal balance of such Indebtedness exceeds the average net eligible receivables balance of the applicable Domestic Receivables (as determined in accordance with the formula set forth in the related documentation) by more than $25,000,000 for more than 90 consecutive days, and (g) Indebtedness of the Borrower to any of its Subsidiaries and Indebtedness of any of its Subsidiaries to the Borrower or any of its other Subsidiaries to the extent such Indebtedness to be prepaid is permitted pursuant to Section 7.03, in each case, in accordance
                                       ------------
with any subordination terms thereof.

        7.15 NEGATIVE PLEDGE. The Borrower shall not, nor shall it permit any Subsidiary to, enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except:

        (a) negative pledges existing on property of the Borrower and its Subsidiaries on the Closing Date and listed on Schedule 7.01;
                                               -------------

        (b)     negative pledges in favor of the Secured Parties;

        (c) negative pledges in connection with any purchase money Indebtedness permitted under Section 7.03(c)(iii) solely to the extent that the
                             --------------------
agreement or instrument governing such Indebtedness prohibits a Lien on the property acquired with the proceeds of such Indebtedness;

        (d) negative pledges in connection with any capital lease permitted under Section 7.03(a)(ii) solely to the extent that such capital lease prohibits
      -------------------
a Lien on the property subject thereto;

        (e) negative pledges on accounts receivable of Foreign Subsidiaries and the associated assets of Foreign Subsidiaries required in connection with Permitted Foreign Receivable Purchase Transactions permitted under Section
                                                                   -------
7.03(c)(vi) or (xvi), negative pledges on Domestic Receivables of Domestic
-----------    -----
Subsidiaries required in connection with Permitted Domestic Receivables Transactions permitted under Section 7.03(c)(x), negative pledges on the
                             ------------------
property subject to Equipment Financing Transactions permitted under Section
                                                                     -------
7.03(c)(viii) and Real Estate Financing Transactions permitted under Section
-------------                                                        -------
7.03(c)(vii), and negative pledges on the property subject to Liens permitted
------------
under Section 7.01;
      ------------

        (f)     negative pledges on IP Rights licensed from third parties; and

        (g) negative pledges with respect to property of the Borrower and its Subsidiaries contained in documentation for any Capital Markets Transaction provided such negative pledges (i) expressly permit Liens in favor of the Administrative Agent on all assets of the Borrower and its Subsidiaries and Liens on equipment subject to Equipment Financing Transactions, real property subject to Real Estate Financing Transactions, accounts receivable subject to Permitted Domestic Receivables Transactions and Permitted Foreign Receivables Transactions and property subject to any other Lien permitted under Section 7.01
                                                                    ------------
and (ii) do not require the Indebtedness issued in such Capital Markets Transactions to be secured by such permitted Liens.

        7.16 RESTRICTED SUBSIDIARIES. The Borrower shall not permit any of its Subsidiaries (other than Unpledged Foreign Subsidiaries) existing as of the Closing Date to become a Restricted Subsidiary, other than as a result of a change in Consolidated Net Tangible Assets.

        7.17 AMENDMENTS OF DOCUMENTS RELATING TO INDEBTEDNESS AND RECEIVABLES. The Borrower shall not, nor shall it permit any Subsidiary to, amend or otherwise change the terms of any Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate or make less onerous any such event or default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Indebtedness (or a trustee or other representative on their behalf) which would be materially adverse to the Borrower or to the Lenders; provided that none of the foregoing shall apply to
                            -------- ----
any Indebtedness of the Borrower to any of its Subsidiaries or to Indebtedness of any of its Subsidiaries to the Borrower or any of its other Subsidiaries other than amendments to the terms of any subordination provisions relating to any Indebtedness that is Pledged Collateral. The Borrower shall not amend or otherwise change the terms of the Receivables Transfer Agreements other than (a) amendments to extend the term thereof or to preserve the arm's length nature of the purchase and sale effected thereby and (b) amendments in connection with a Permitted Domestic Receivables Transaction provided the effect of such amendment would not be materially adverse to the Borrower or to the Lenders.

        7.18 6.80% NOTES ACCOUNTS. Until all of the outstanding 6.80% Notes have been repaid, redeemed, repurchased or otherwise satisfied, the Borrower shall not permit any proceeds of the 6.80% Notes Accounts to be used, directly or indirectly, for any purpose other than the repayment, redemption, repurchase or other satisfaction of the 6.80% Notes or any interest thereon; provided, that
                                                                  --------  ----
nothing in this Section 7.18 shall restrict the Borrower from making Investments
                ------------
of such proceeds in cash or Cash Equivalents prior to such repayment, redemption,
repurchase or other satisfaction of the 6.80% Notes; provided further that if as
                                                     -------- -------
of the end of any Fiscal Quarter the funds in the 6.80% Notes Accounts exceed the principal and interest to be paid on the 6.80% Notes, such excess may be transferred from time to time to the Borrower.

        7.19 FINANCIAL COVENANTS. The Borrower shall not, directly or indirectly:

        (a)     Consolidated Interest Coverage Ratio. Permit the Consolidated
                ------------------------------------
Interest Coverage Ratio as of the end of any Fiscal Quarter of the Borrower to be less than the ratio set forth below opposite such Fiscal Quarter:

                                             Minimum Consolidated
                Fiscal Quarter Ending       Interest Coverage Ratio
                ---------------------------------------------------
                    February 2003                1.75 to 1.00
                    May 2003                     1.75 to 1.00
                    August 2003                  1.75 to 1.00
                    November 2003                1.75 to 1.00
                    February 2004                2.00 to 1.00
                    May 2004                     2.00 to 1.00
                    August 2004                  2.25 to 1.00
                    November 2004                2.25 to 1.00
                    February 2005                2.25 to 1.00
                    May 2005                     2.25 to 1.00
                    August 2005                  2.25 to 1.00
                    November 2005                2.25 to 1.00
                    February 2006                2.50 to 1.00
                    May 2006                     2.50 to 1.00
                    August 2006                  2.50 to 1.00

        (b)     Consolidated Leverage Ratio. Permit the Consolidated Leverage
                ---------------------------
Ratio on any Business Day during any of the periods set forth below to be greater than the ratio set forth below opposite such period:

                                                 Maximum Consolidated
                Four Fiscal Quarters Ending         Leverage Ratio
                --------------------------------------------------------
                     February 2003                  5.00 to 1.00
                     May 2003                       5.50 to 1.00
                     August 2003                    5.50 to 1.00
                     November 2003                  5.00 to 1.00
                     February 2004                  4.50 to 1.00
                     May 2004                       4.50 to 1.00
                     August 2004                    4.00 to 1.00
                     November 2004                  3.75 to 1.00
                     February 2005                  3.75 to 1.00
                     May 2005                       3.75 to 1.00
                     August 2005                    3.75 to 1.00
                     November 2005                  3.50 to 1.00
                     February 2006                  3.25 to 1.00
                     May 2006                       3.00 to 1.00
                     August 2006                    3.00 to 1.00

        (c)     Consolidated Senior Secured Leverage Ratio. Permit the
                ------------------------------------------
Consolidated Senior Secured Leverage Ratio on any Business Day during any of the periods set forth below to be greater than the ratio set forth below opposite such period:

                                                    Maximum Consolidated
                Four Fiscal Quarters Ending    Senior Secured Leverage Ratio
                ------------------------------------------------------------
                      February 2003                   2.00 to 1.00
                      May 2003                        2.00 to 1.00
                      August 2003                     2.00 to 1.00
                      November 2003                   2.00 to 1.00
                      February 2004                   1.50 to 1.00
                      May 2004                        1.50 to 1.00
                      August 2004                     1.50 to 1.00
                      November 2004                   1.50 to 1.00
                      February 2005                   1.25 to 1.00
                      May 2005                        1.25 to 1.00
                      August 2005                     1.25 to 1.00
                      November 2005                   1.25 to 1.00
                      February 2006                   1.00 to 1.00
                      May 2006                        1.00 to 1.00
                      August 2006                     1.00 to 1.00

        (d)     Consolidated Fixed Charge Coverage Ratio. Permit the
                ----------------------------------------
Consolidated Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter of the Borrower to be less than the ratio set forth below opposite such Fiscal
Quarter:

                                             Minimum Consolidated Fixed
                Fiscal Quarter Ending          Charge Coverage Ratio
                -------------------------------------------------------
                    February 2003                   1.00 to 1.00
                    May 2003                        1.00 to 1.00
                    August 2003                     1.00 to 1.00
                    November 2003                   1.00 to 1.00
                    February 2004                   1.25 to 1.00
                    May 2004                        1.25 to 1.00
                    August 2004                     1.50 to 1.00
                    November 2004                   1.50 to 1.00
                    February 2005                   1.25 to 1.00
                    May 2005                        1.25 to 1.00
                    August 2005                     1.25 to 1.00
                    November 2005                   1.00 to 1.00
                    February 2006                   1.00 to 1.00
                    May 2006                        1.00 to 1.00
                    August 2006                     1.00 to 1.00

        7.20 CAPITAL EXPENDITURES. The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for Consolidated Capital Expenditures in the ordinary course of business not exceeding $85,000,000, in the aggregate for the Borrower and it Subsidiaries during any Fiscal Year; provided that such amount for any Fiscal Year shall be
                        --------
increased by an amount equal to the positive difference, if any, of $85,000,000 minus the actual amount of Consolidated Capital Expenditures made during the
-----
immediately preceding Fiscal Year.

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

        8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

        (a)     Non-Payment. The Borrower or any other Loan Party fails to pay
                -----------
(i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within three Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

        (b)     Specific Covenants. The Borrower fails to perform or observe any
                ------------------
term, covenant or agreement contained in any of (i) Sections 6.03, 6.05, 6.07,
                                                    -------------  ----  ----
6.11, 6.14, 6.16 or Article VII, or (ii) Sections 6.01, 6.02 and such failure
----  ----  ----    -----------          -------------  ----
under this Section 8.01(b)(ii) continues for five Business Days after the
           ------------------
earlier of (A) a Responsible Officer of such Loan Party becoming aware of such default or (B) receipt by such Loan Party of notice from the Administrative Agent or any Lender of such default; or

        (c)     Other Defaults. Any Loan Party fails to perform or observe any
                --------------
other covenant or agreement (not specified in Section 8.01(a) or (b)) contained
                                              ---------------    ----
in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) a Responsible Officer of such Loan Party becoming aware of such default or (ii) receipt by such Loan Party of notice from the Administrative Agent or any Lender of such default; or

        (d)     Representations and Warranties. Any representation, warranty,
                ------------------------------
certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

        (e)     Cross-Default. (i) The Borrower or any Subsidiary (A) fails to
                -------------
make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in each case after any applicable grace period) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder, Indebtedness under Swap Contracts or Indebtedness relating to Selected Revolving Lender Cash Management Services) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded, in each case after any applicable grace period; (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $25,000,000, in each case after any applicable grace period; or (iii) the Borrower or any Subsidiary fails to make any payment or payments within two Business Days of such payment or payments being due relating to any obligations arising in connection with any Selected Revolving Lender Cash Management Services and the amount of such obligations is greater than $25,000,000.

        (f)     Insolvency Proceedings, Etc. Any Loan Party or any of its
                ---------------------------
Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

        (g)     Inability to Pay Debts; Attachment. (i) The Borrower or any
                ----------------------------------
Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

        (h)     Judgments. There is entered against the Borrower or any Material
                ---------
Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $10,000,000 (to the extent not covered by a valid and binding policy of insurance between the defendant and the insurer, which shall be rated at least "A" by A.M. Best Company, covering full payment thereof as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case,
(A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

        (i)     ERISA. (i) any Plan maintained by the Borrower or any of its
                -----
ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the PBGC (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan, and, in each case, the Borrower's or any such ERISA Affiliate's liability (after giving effect to the tax consequences thereof) as of the date thereof to the PBGC (or any successor thereto) for unfunded guaranteed vested benefits under such Plan or the Borrower's obligations to contribute to any Plan in order to voluntarily terminate such Plan exceed $20,000,000 (or in the case of a termination involving the Borrower or any of its ERISA Affiliates as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such liability shall exceed such amount), or (ii) the Borrower or any of its ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a Withdrawal Liability in an amount exceeding $20,000,000; or

        (j)     Invalidity of Loan Documents; Failure of Security; Repudiation
                --------------------------------------------------------------
of Obligations. At any time after the execution and delivery thereof (i) any
--------------
Loan Document for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared null and void; (ii) the Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered by any Collateral Document, for any reason other than the failure of the Administrative Agent or any Lender to take any action within its control; or (iii) any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

        (k)     Change of Control. There occurs any Change of Control with
                -----------------
respect to the Borrower.

        8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

        (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

        (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder, under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

        (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

        (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Secured Parties under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an
--------  -------
order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

        8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately
       ------------
due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts
                                                   ------------
received on account of the Obligations shall be applied by the Administrative Agent in the following order:

        First, to payment of that portion of the Secured Obligations
        -----
constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent
                                -----------
in its capacity as such;

        Second, to payment of that portion of the Secured Obligations
        ------
constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in
      -----------
this clause Second payable to them;
            ------

        Third, to payment of that portion of the Secured Obligations
        -----
constituting accrued and unpaid interest, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to
                                                              -----
them;

        Fourth, to payment of that portion of the Secured Obligations
        ------
constituting unpaid principal, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;
                                            ------

        Fifth, to the Administrative Agent for the account of the L/C Issuer, to
        -----
Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

        Last, the balance, if any, after all of the Secured Obligations have
        ----
been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

        Subject to Section 2.03(c), amounts used to Cash Collateralize the
                   ---------------
aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above
                                                                 -----
shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

        9.01 Appointment and Authorization of the Administrative Agent and Supplemental Collateral Agents.

        (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or
                                 ----------
omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX and in the definition of
                                       ----------
"Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

        (c) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental
      -----------------------------                       ------------
Collateral Agents").
-----------------

        In the event that the Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to
                       ----------        --------------     -----
the Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the

Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

        Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Collateral Agent.

        9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

        9.03 LIABILITY OF THE ADMINISTRATIVE AGENT. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

        9.04    RELIANCE BY THE ADMINISTRATIVE AGENT.

        (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

        (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be
             ------------
deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

        9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and
                           ------------  --------  -------
until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

        9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY THE ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

        9.07 INDEMNIFICATION OF THE ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however,
                                                            --------  -------
that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the
--------  -------
Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

        9.08 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. CNA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though CNA were not the Administrative Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, CNA or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, CNA shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms "Lender" and "Lenders" include CNA in its individual capacity.

        9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided
                                                                    --------
that any such resignation by CNA shall also constitute its resignation as Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default

(which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and Swing Line Lender and the respective terms "Administrative Agent" and "Swing Line Lender" shall mean such successor administrative agent and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Swing Line Lender or any other Lender. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to
                       ----------     --------------     -----
its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

        9.10 THE ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

        (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.10 and 10.04)
                                   ----------------     ---  ----     ------
allowed in such judicial proceeding; and

        (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.
      -------------     -----

        Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

        9.11 COLLATERAL AND GUARANTY MATTERS. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to enter into each Collateral Document as secured party on behalf of and for the benefit of the Lenders and to be the agent for and representative of the Lenders under the Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Guaranty; provided that the Administrative Agent
                                      --------
shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Required Lenders (or, if required pursuant to Section 10.01, all Lenders); provided further,
                             -------------                ----------------
however, that, without further written consent or authorization from the Lenders, the Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Required Lenders have otherwise consented, (b) release any Guarantor from the Guaranty if all of the capital stock of such Guarantor is sold to any Person (other than an Affiliate of the Borrower) pursuant to a sale or other disposition permitted hereunder or to which Required Lenders have otherwise consented or (c) subordinate Liens of the Administrative Agent, on behalf of the Secured Parties, to any Liens permitted under Section 7.01; provided that in
                                                            -------- ----
each case the requirements of Section 10.19 are satisfied. Anything contained in
                              -------------
any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (x) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranty may be exercised solely by the Administrative Agent for the benefit of the Lenders in accordance with the terms thereof, and (y) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or the Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale.

        Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this
Section 9.11.
------------

        Without derogating from any other authority granted to the Administrative Agent herein or in any other Loan Document, each Lender hereby specifically (i) authorizes the Administrative Agent to enter into the Foreign Pledge Agreements, including, without limitation, such Foreign Pledge Agreements governed by the laws of Australia, Belgium, Bermuda, Brazil, Canada, Chile, China, Columbia, Costa Rica, the Czech Republic, the Dominican Republic, Finland, France, Germany, Greece, Hong Kong, Hungary, India, Indonesia, Italy, Japan, Korea, Malaysia, Mauritius, Mexico, The Netherlands, New Zealand, Norway, Philippines, Poland, Portugal, Singapore, South Africa, Spain, Switzerland, Turkey, and the United Kingdom, respectively, as agent on behalf of the Lenders, with the effect that the Lenders each become a Secured Party thereunder, (ii) appoints the Administrative Agent as its attorney-in-fact granting it the powers to execute each such Foreign Pledge Agreement in its name and on its behalf and (iii) authorizes and empowers the Administrative Agent to sub-delegate to third parties its powers as attorney-in-fact of each of the Lenders.

        9.12 OTHER AGENTS; ARRANGERS AND MANAGERS. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "co-syndication agent," "documentation agent," "co-agent," "joint book manager," "lead manager," "joint lead arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X.
                                  MISCELLANEOUS

        10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment,
                                  --------  -------
waiver or consent shall:

        (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the prior written
                                      ------------
consent of such Lender;

        (b) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the prior written consent of each Lender directly affected thereby;

        (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the proviso following clause (h) of this Section 10.01) any fees or other amounts payable
                             -------------
hereunder or under any other Loan Document without the prior written consent of each Lender directly affected thereby; provided, however,
                                                          --------  -------
that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

        (d)     change Section 2.14 or Section 8.03 in a manner that would alter
                       ------------    ------------
the pro rata sharing of payments required thereby without the prior written consent of each Lender;

        (e)     change any provision of this Section 10.01 or the definition of
                                             -------------
"Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender; or

        (f)     subject to Section 10.19, release all or substantially all of
                           -------------
the value of the guarantees of the Guarantors under the Guaranty (other than to the extent permitted under the Guaranty) without the prior written consent of each Lender;

        (g)     subject to Section 10.19, release any Lien granted in favor of
                           -------------
the Administrative Agent with respect to all or substantially all of the Collateral (other than to the extent permitted under any applicable Collateral Document) without the prior written consent of each Lender;

        (h) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the prior written consent of Lenders having more than 50% of the Aggregate Credit Exposures then in effect within each of the following classes of Commitments, Loans and other Credit Extensions: (i) the class consisting of the Revolving Loan Commitments, and (ii) the class consisting of the Tranche B Term Loan Commitments. For purposes of this clause, the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans shall be deemed to be held by such Lender; or

        (i)     change any provision of Section 2.05(b) which has the effect of
                                        ---------------
changing any mandatory prepayments applicable to a class in a manner that disproportionately disadvantages such class relative to any other class without the prior written consent of Lenders having more than 50% of the Aggregate Credit Exposures then in effect within the disadvantaged class of Commitments, Loans and other Credit Extensions (it being understood and agreed that any change of any such provision which only postpones or reduces any mandatory prepayment applicable to one class but not any other class shall be deemed to disproportionately disadvantage such class but not to disproportionately disadvantage any other class for purposes of this clause). For purposes of this clause, the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans shall be deemed to be held by such Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in
---------------------
writing and signed by the L/C Issuers in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Letter of Credit Application relating to any Letter of

Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) Section 10.07(h) may not be amended, waived or
                                  ----------------
otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

        10.02   NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

        (a)     General. Unless otherwise expressly provided herein, all notices
                -------
and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section
                                                                     -------
10.20) electronic mail address, and all notices and other communications
-----
expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                (i) if to the Borrower, the Administrative Agent, any L/C Issuer or any Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on
        Schedule 10.02 or to such other address, facsimile number, electronic
        --------------
        mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, each L/C Issuer and each Swing Line Lender.

        (b) All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, (subject to the provisions of Sections 10.20(d)
                                                            -----------------
and (e)) when received; provided, however, that notices and other communications
    ----                --------  -------
to the Administrative Agent, the L/C Issuers and the Swing Line Lenders pursuant to Article II shall not be effective until actually received by such Person. In
   ----------
no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

        (c)     Effectiveness of Facsimile Documents and Signatures. Loan
                ---------------------------------------------------
Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request
                                  --------  -------
or deliver the same shall not limit the effectiveness of any facsimile document or signature.

        (d)     Reliance by the Administrative Agent and Lenders. The
                ------------------------------------------------
Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

        10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs, (b) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with (i) creating or perfecting Liens in favor of the Administrative Agent on behalf of the Secured Parties, (ii) the custody or preservation of any of the Collateral and (iii) obtaining and reviewing any audits or appraisals provided for in Section 4.01(d) or 6.10 with respect to
                                     ---------------    ----
Inventory and accounts receivable of any Loan Party (including without limitation the related reasonable costs and expenses of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by the Administrative Agent or its counsel for such purposes), and (c) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty, and including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 10.04 shall be payable within ten Business Days after
               -------------
demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

        10.05 INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, trustees, advisors, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all
                                     -----------
liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified
                                                                     -----------
Liabilities"), in all cases, whether or not caused by or arising, in whole or in
-----------
part, out of the negligence of the Indemnitee; provided that such indemnity
                                               --------
shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any special, indirect, consequential or punitive damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.05
                                                              -------------
shall be payable within thirty days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

        10.06 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

        10.07   SUCCESSORS AND ASSIGNS.

        (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with
              ----------------
the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a
                  ----------------
security interest subject to the restrictions of Section 10.07(f) or (i), or
                                                 ----------------    ---
(iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any
                                                    ----------------
other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in
Section 10.07(d) and, to the extent expressly contemplated hereby, the
----------------
Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

        (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Tranche B Term Loan Commitment, Revolving Loan Commitment, Tranche B Term Loans, or Revolving Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in
                 ----------------
Swing Line Loans) at the time owing to it); provided that (i) except in the case
                                            --------
of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in
Section 10.07(g)) with respect to a Lender, the aggregate amount of the
-----------------
Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, in the case of any assignment in respect of Revolving Loan Commitments, or $1,000,000, in the case of any assignment in respect of Tranche B Term Loan Commitments, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (x) apply to rights in respect of Swing Line Loans or
(y) prohibit any Lender from assigning all or a portion of its rights and obligations in respect of Tranche B Term Loan Commitments and Revolving Loan Commitments on a non-pro rata basis; (iii) any assignment of a Revolving Loan Commitment must be approved by the Administrative Agent, each L/C Issuer and each Swing Line Lender unless the Person that is the proposed assignee is itself a Lender with a Revolving Loan Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from
                                                          ----------------
and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections
                                                                       --------
3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances
----  ----  ----  -----     -----
occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Tranche B Term Note and/or a Revolving Loan Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.07(b) shall be treated for purposes of this Agreement as a sale
     ----------------
by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).
     ----------------

        (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in
                                                     --------
the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

        (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's
                           -----------
rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such
                                                   --------
Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the

Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such
                                                           --------
agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such
                                  -------------
Participant. Subject to Section 10.07(e), the Borrower agrees that each
                        ----------------
Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to
                                                 -------------  ----     ----
the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each
                       ----------------
Participant also shall be entitled to the benefits of Section 10.09 as though it
                                                      -------------
were a Lender, provided such Participant agrees to be subject to Section 2.14 as
               --------                                          ------------
though it were a Lender.

        (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been
              ------------    ----
entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless
                                                             ------------
the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section
                                                                    -------
10.15 as though it were a Lender.
-----

        (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no
                                                            --------
such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

        (g)     As used herein, the following terms have the following meanings:

        "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
         -----------------
(c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Loan Commitment, each L/C Issuer and each Swing Line Lender, and
(iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that
                                                                 --------
notwithstanding the foregoing, "Eligible Assignee" shall not include (A) the Borrower or any of the Borrower's Affiliates or Subsidiaries and (B) any Person engaged in the business of manufacturing and selling of clothing and accessories.

        "Fund" means any Person (other than a natural person) that is (or will
         ----
be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

        "Approved Fund" means any Fund that is administered or managed by (a) a
         -------------
Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

        (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle
           ---------------
identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or
                                           ---
any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall
                                 --------
constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall
                                                -------------
be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

        (i) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Notes, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee
                                --------
actually becomes a Lender in compliance with the other provisions of this
Section 10.07, (i) no such pledge shall release the pledging Lender from any of
-------------
its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

        (j)     Notwithstanding anything to the contrary contained herein:

                (i) if at any time any Swing Line Lender assigns all of its Commitment and Loans pursuant to Section 10.07(b), such Swing Line
                                         ----------------
        Lender may, upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as Swing Line Lender, the Borrower shall be entitled to appoint from among the Revolving Lenders a successor Swing Line Lender hereunder; provided, however, that no
                                               --------  -------
        failure by the Borrower to appoint any such successor shall affect the resignation of such Swing

        Line Lender. Upon any such resignation, such Swing Line Lender shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c); and
                                                 ---------------

                (ii) if at any time any L/C Issuer assigns all of its Commitment and Loans pursuant to Section 10.07(b), such L/C Issuer may,
                                         ----------------
        upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Revolving Lenders a successor L/C Issuer hereunder; provided, however, that no failure by
                                        --------  -------
        the Borrower to appoint any such successor shall affect the resignation of such L/C Issuer. Upon any such resignation, such L/C Issuer shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to
        Section 2.03(c)).
        ----------------

        10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Loan Party relating to any
 -----------
Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received
                              --------
from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

        Notwithstanding anything to contrary herein, the Borrower and the Administrative Agent hereby agree that the Borrower (and each of its employees, representatives and agents) is permitted to disclose to any and all Persons, without limitation of any kind, the structure and tax aspects of the transactions contemplated by the Loan Documents, and all materials of any kind (including opinions and other tax analyses) that are provided to the Borrower related to such structure and tax aspects. In this regard, the Borrower acknowledges and agrees that the Borrower's disclosure of the structure or tax aspects of such transactions is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such agreement or understanding is legally binding). Furthermore, the Borrower acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the transactions contemplated by the Loan Documents is limited in any other manner for the benefit of any other Person.

        10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that
                                                      --------  -------
the failure to give such notice shall not affect the validity of such set-off and application.

        10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative
                                           ------------
Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

        10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of
                                            --------
supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

        10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

        10.14 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        10.15 TAX FORMS. (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign
                                                                  -------
Lender") shall deliver to the Administrative Agent, prior to receipt of any
------
payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

                (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any
                                           ------------
        Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or
                                                           -------------
        (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have
                ----------------  --------
        satisfied the requirement of this Section 10.15(a) on the date such
                                          ----------------
        Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section
                                                                        -------
        10.15(a) shall relieve the Borrower of its obligation to pay any amounts
        --------
        pursuant to Section 3.01 in the event that, as a result of any change in
                    ------------
        any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

                (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 10.15(a).
                                                          ----------------

        (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

        (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

        10.16   GOVERNING LAW.

        (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND
                                      --------
EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

        10.17 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        10.18   JUDGMENT CURRENCY.

        (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "Original
                                                               --------
Currency") into another currency (the "Other Currency"), the parties hereto
--------                               --------------
agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent or a Lender could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

        (b) The obligations of the Borrower in respect of any sum due from it to any agent or Lender hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by such agent or Lender of any sum adjudged to be so due in such Other Currency such agent or Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due such agent or Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such agent or Lender against such loss, and if the Original Currency so purchased exceeds the sum originally due to such agent or Lender in the Original Currency, such agent or Lender shall remit such excess to such Borrower.

        10.19 RELEASE OF SECURITY INTEREST OR GUARANTY; SUBORDINATION OF LIENS. Upon (a) the proposed Disposition (other than to an Affiliate of the Borrower) of any Collateral that is permitted by this Agreement or to which the Required Lenders have otherwise consented for which a Loan Party desires to obtain a security interest release, (b) the sale or other disposition of all the Equity Interests in any Guarantor to any Person (other than an Affiliate of the Borrower) permitted by this Agreement or to which the Required Lenders have otherwise consented, for which a Loan Party desires to obtain a release of the Guaranty from the Administrative Agent, or (c) the request of a Loan Party that the Administrative Agent subordinate a Lien of the Administrative Agent in relation to any senior Lien permitted pursuant to Section 7.01 or with respect
                                                  ------------
to which the Required Lenders have otherwise so consented, such Loan Party shall deliver an officer's certificate (i) stating that the Collateral or the capital stock subject to such disposition is being sold or otherwise disposed of, or that the proposed senior Lien is to be imposed, in compliance with the terms hereof and (ii) specifying the Collateral or capital stock being sold or otherwise disposed of in the proposed transaction or describing the proposed senior Lien to be imposed. Upon the receipt of such officer's certificate, the Administrative Agent shall, at such Loan Party's expense, so long as the Administrative Agent (a) has no reason to believe that the facts stated in such officer's certificate are not true and correct and (b) if the sale or other disposition of such item of Collateral or capital stock constitutes an asset sale, shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery of the Net Cash Proceeds therefrom if and as required by Section 7.05(b), execute and deliver
                                         ---------------
such releases of its security interest in such Collateral or such Guaranty, or execute and deliver such subordination agreements, in each case as may be reasonably requested by such Loan Party.

        10.20   WEBSITE COMMUNICATIONS.

        (a) Each Loan Party hereby each agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and the other Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default, (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder, or (v) involves the delivery of securities, instruments or other similar documents requiring signatures or endorsement (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the
                                    --------------
Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@ssmb.com. In addition, each Loan Party
                        -------------------------
agrees to continue to provide the Communications to the Administrative Agent in the manner specified elsewhere in this Agreement but only to the extent requested by the Administrative Agent.

        (b) Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on "e-Disclosure" (the "Platform"), the Administrative Agent's internet delivery
                        --------
system that is part of SSB Direct, Global Fixed Income's primary web portal. Although the primary web portal is secured with a dual firewall and a User ID/Password authorization system and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each Loan Party acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

        (c) THE COMMUNICATIONS AND THE PLATFORM ARE PROVIDED "AS IS" AND "AS AVAILABLE". THE CITIGROUP PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ADEQUACY OR COMPLETENESS OF THE COMMUNICATIONS, DO NOT WARRANT THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO

WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE CITIGROUP PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.

        IN NO EVENT SHALL CITIGROUP INC. OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, "CITIGROUP PARTIES") HAVE ANY LIABILITY TO ANY
                                -----------------
LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY'S OR THE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY CITIGROUP PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH CITIGROUP PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

        (d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Agreement and the Loan Documents.

        Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to this Agreement (or any Loan Document) in any other manner specified in this Agreement (or any such Loan Document).

        (e) Each Lender hereby agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of this Agreement and the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) promptly after such Lender's acceptance of this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) of such Lender's e-mail address to which the foregoing notice may be sent by electronic transmission and
(ii) that the foregoing notice may be sent to such e-mail address and shall be deemed to be effective upon the posting of a record of such electronic transmission as "sent" in the e-mail system of the Administrative Agent.

                    [Signature Pages Begin On Following Page]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                                LEVI STRAUSS & CO.

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                                Credit Agreement

                                                CITICORP NORTH AMERICA, INC.,
                                                as the Administrative Agent

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                                Credit Agreement

                                                CITICORP NORTH AMERICA, INC.,
                                                as a Lender

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                                Credit Agreement

                                                CITICORP NORTH AMERICA, INC.,
                                                as a Swing Line Lender

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                                Credit Agreement

                                                CITIBANK, N.A., as a Designated
                                                L/C Issuer

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                                Credit Agreement

                                                THE BANK OF NOVA SCOTIA, as a
                                                Lender

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                                Credit Agreement

                                                THE BANK OF NOVA SCOTIA, as an
                                                L/C Issuer

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                                Credit Agreement

                                                BANK OF AMERICA, N.A., as a
                                                Lender

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                                Credit Agreement

                                                BANK OF AMERICA, N.A., as an L/C
                                                Issuer

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                                Credit Agreement

                                                BANK OF NOVA SCOTIA, as a Joint
                                                Lead Arranger and Joint Book
                                                Manager

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                                Credit Agreement

                                                SALOMON SMITH BARNEY INC., as a
                                                Joint Lead Arranger and Joint
                                                Book Manager

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                                Credit Agreement

                                                BANC OF AMERICA SECURITIES LLC,
                                                as a Joint Lead Arranger and
                                                Joint Book Manager

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                                Credit Agreement

                                                BANK OF NOVA SCOTIA, as a
                                                Co-Syndication Agent

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                                Credit Agreement

                                                BANC OF AMERICA SECURITIES LLC,
                                                as a Co-Syndication Agent

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                                Credit Agreement

                                                THE CIT GROUP/COMMERCIAL
                                                SERVICES, INC., as Documentation
                                                Agent

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                                Credit Agreement

                                                THE CIT GROUP/COMMERCIAL
                                                SERVICES, INC., as a Lender

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                                Credit Agreement

                                                LENDER SIGNATURE PAGE


                                                ________________________________
                                                as a Lender

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                                Credit Agreement